UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)

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MMA CAPITAL HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MMA Capital Holdings, Inc.

3600 O’Donnell Street, Suite 600
Baltimore, Maryland 21224
T 443.263.2900 F 410.727.5387
www.mmacapitalholdings.com

July 13, 2021

Dear MMA Capital Holdings, Inc. Stockholder:

You are cordially invited to attend a special meeting of the stockholders of MMA Capital Holdings, Inc., a Delaware corporation (“MMAC”, “we”, “us”, “our” or the “Company”), which we will hold at 9:00 a.m., New York City time, on August 10, 2021. As part of our precautions regarding the novel coronavirus, or COVID-19 pandemic, the special meeting will be held solely in an audio, virtual-only format, rather than in person. Stockholders will be able to attend, vote and submit questions from any location via the Internet at www.virtualshareholdermeeting.com/MMAC2021SM. The password for the special meeting is the control number provided on your proxy card, voting instruction form or notice. To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or notice. We encourage you to vote by proxy-over the Internet, by telephone or by mail well in advance of the special meeting, to ensure your shares are represented whether or not you decide to attend.

At the special meeting, holders of our common stock, no par value per share (the “common stock”), will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of May 24, 2021, by and among the Company, FP Acquisition Parent, LLC, a Delaware limited liability company (“Parent”), and FP Acquisition Merger Sub, LLC, a Delaware limited liability company, and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions of the Merger Agreement as described more fully in the accompanying proxy statement, the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Parent (the “Merger Proposal”). At the special meeting, you will also be asked to consider and vote on a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies, if there are insufficient votes at the time of the special meeting or any adjournment or postponement of the special meeting to approve the Merger Proposal (the “Adjournment Proposal”).

If the Merger is completed, each share of common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of common stock held by (1) Parent, Merger Sub, or the Company (or held in the Company’s treasury) or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub or (2) any stockholder who is entitled to demand and properly demands appraisal of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware who has not voted in favor of, or consented to, the adoption of the Merger Agreement and who does not fail to perfect or otherwise effectively withdraw such demand or otherwise loses the right to appraisal) will be converted into the right to receive $27.77 in cash, without interest and reduced by the amount of any withholding that is required under applicable laws. The per share price of $27.77 represents approximately a 62% premium to the closing price of our common stock on Nasdaq as of May 21, 2021, the last trading day prior to the announcement of the execution of the Merger Agreement.

Our board of directors (our “Board”), after considering the factors more fully described in the accompanying proxy statement, has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and conditions set forth in the Merger Agreement, and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable and in the best interests of, the Company and its stockholders. Our Board recommends that stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement described in the accompanying proxy statement. Our Board further recommends that you vote “FOR” the Adjournment Proposal also detailed in the accompanying proxy statement.

The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement, the Merger and related agreements and provides specific information concerning the special meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement, and is incorporated by reference therein. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

Your vote is very important. The Merger cannot be completed unless holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement vote in favor of such proposal. A failure to vote your shares of common stock or an abstention on the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby will have the same effect as a vote “AGAINST” such proposal. Whether you plan to attend the special meeting virtually and vote virtually or not, we urge you to submit your proxy as early as possible to authorize how your shares will be voted at the special meeting. Stockholders may submit a proxy to vote their shares:

•	via the Internet at www.proxyvote.com (a) by following the instructions included in the e-mail you received if you consented to and received your proxy materials electronically; or (b) by accessing the website and following the instructions indicated on the proxy card received by mail;

•	by phone by calling 1-800-690-6903 to reach a toll-free, automated touchtone voting line, or 1-833-786-5512 Monday through Friday 9:00 a.m. until 10:00 p.m. New York City time to reach a toll-free, live operator line; or

•	by mail, by completing, signing, dating and returning the proxy card accompanying the proxy materials, if you received a printed copy of the proxy materials by mail. If you hold your shares in “street name,” you should instruct your broker, bank, trust or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trust or other nominee.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Broadridge Financial Solutions, Inc., at:

Broadridge Financial Solutions, Inc.

By Telephone: 833-786-5512

Sincerely,

Michael L. Falcone
Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated July 13, 2021 and is first being mailed to stockholders on or about July 13, 2021.

MMA CAPITAL HOLDINGS, Inc.

3600 O’Donnell Street, Suite 600

Baltimore, Maryland 21224

 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON August 10, 2021

To Our Stockholders:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of MMA Capital Holdings, Inc., a Delaware corporation (“MMAC”, “we”, “us”, “our” or the “Company”), will be held on August 10, 2021, at 9:00 a.m., New York City time, to consider and vote upon:

1.	a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of May 24, 2021, by and among the Company, FP Acquisition Parent, LLC, a Delaware limited liability company (“Parent”), and FP Acquisition Merger Sub, LLC., a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions of the Merger Agreement, the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Parent (the “Merger Proposal”); and

2.	a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement of the special meeting to approve the Merger Proposal (the “Adjournment Proposal”).

As part of our precautions regarding the COVID-19 pandemic, the special meeting will be held solely in an audio, virtual-only format, rather than in person. Stockholders will be able to attend, vote and submit questions from any location via the Internet at www.virtualshareholdermeeting.com/MMAC2021SM. The password for the special meeting is the control number provided on your proxy card, voting instruction form or notice. To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or notice. We encourage you to vote by proxy-over the Internet, by telephone or by mail well in advance of the special meeting, to ensure your shares are represented whether or not you decide to attend.

Holders of record of our common stock, no par value per share (the “common stock”), outstanding as of 5:00 p.m., New York City time, on July 2, 2021 (the “Record Date”), are entitled to notice of, and to vote at, the special meeting or at any adjournment or postponement of the special meeting. You will be entitled to one (1) vote for each share of common stock that you owned on the Record Date.

Our board of directors (our “Board”), after considering the factors more fully described in the accompanying proxy statement, has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and conditions set forth in the Merger Agreement, and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable and in the best interests of, the Company and its stockholders. Our Board recommends that stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement described in the accompanying proxy statement. Our Board further recommends that you vote “FOR” the Adjournment Proposal also detailed in the accompanying proxy statement.

Your vote is important, regardless of the number of shares of common stock you own. The Merger cannot be completed unless holders of a majority of the shares of our common stock outstanding as of the Record Date vote in favor of the approval of the Merger Proposal. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present, in person (by virtual attendance) or represented by proxy, at the special meeting and entitled to vote on the Adjournment Proposal. Approval of the Adjournment Proposal is not a condition to the completion of the Merger.

Stockholders who do not vote in favor of the proposal to adopt the Merger Agreement, and who submit a demand in writing for appraisal prior to the special meeting and comply with all other applicable requirements of Delaware law, which are summarized in the section entitled “Appraisal Rights” in the accompanying proxy statement (and the Delaware appraisal statute is reproduced in its entirety as Annex C to the accompanying proxy statement), may be entitled to rights of appraisal with respect to their shares of common stock of MMAC under the Delaware appraisal statute.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON (BY VIRTUAL ATTENDANCE), PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE OR SUBMIT YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE SPECIAL MEETING VIRTUALLY AND VOTE IN PERSON (BY VIRTUAL ATTENDANCE), YOUR VOTE WILL REVOKE ANY PROXY THAT YOU HAVE PREVIOUSLY SUBMITTED.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

By Order of the Board of Directors

J. Brooks Martin
Secretary

TABLE OF CONTENTS

i

ANNEX A	AGREEMENT AND PLAN OF MERGER
ANNEX B	OPINION OF TD SECURITIES
ANNEX C	SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

ii

SUMMARY

This summary, together with the following section of this proxy statement entitled “Questions and Answers About the Special Meeting and the Merger,” highlights selected information from this proxy statement and may not contain all of the information that is important to you as a stockholder of the Company or that you should consider before voting at the special meeting. To better understand the Merger, you should read carefully this entire proxy statement, all of its annexes, including the Merger Agreement, and all documents incorporated by reference into this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety. Each item in this summary includes a page reference directing you to a more complete description of that item contained in later parts of this proxy statement.

All references in this proxy statement to:

•	“Effective Time” refers the time at which the Merger becomes effective.
•	“MMAC,” the “Company,” “we,” “us,” or “our” refer to MMA Capital Holdings, Inc.;
•	“Parent” refers to FP Acquisition Parent, LLC;
•	“Merger Sub” refers to FP Acquisition Merger Sub, LLC, a wholly owned subsidiary of Parent;
•	“Merger Agreement” refers to the Agreement and Plan of Merger (as it may be amended from time to time), dated as of May 24, 2021, by and among the Company, Parent and Merger Sub;
•	“Merger” refers to the merger of the Company with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Parent, as contemplated by the Merger Agreement;
•	Surviving Entity refers to the Merger Sub after the Effective Time.

Parties to the Merger (Page 19)

MMA Capital Holdings, Inc.

MMAC focuses on infrastructure-related investments that generate positive environmental and social impacts, with an emphasis on debt associated with renewable energy projects. We were originally organized as a Delaware limited liability company in 1996 and converted to a Delaware corporation on January 1, 2019, and our common stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MMAC.”

MMAC’s principal executive offices are located at 3600 O’Donnell Street, Suite 600, Baltimore, Maryland 21224. Our telephone number is (443) 263-2900 and our company website is www.mmacapitalholdings.com. We do not intend for information contained on our website to be incorporated into this proxy statement.

FP Acquisition Parent, LLC and FP Acquisition Merger Sub, LLC.

Parent was formed on May 19, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.  Parent is wholly owned by its two members Fundamental Partners III, LP and Fundamental Partners IV, LP, each of which is a Delaware limited partnership and an investment fund affiliated with Fundamental Advisors LP (“Fundamental”). Parent’s executive offices are located at c/o Fundamental Advisors LP, 745 Fifth Avenue, 25th Floor, New York City, NY 10151. Parent’s telephone number is 212-205-5000.

Merger Sub is a wholly owned subsidiary of Parent formed on May 19, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, the Company will merge with and into Merger Sub with Merger Sub surviving the Merger as a wholly owned subsidiary of Parent. Merger Sub’s executive offices are located at c/o Fundamental Advisors LP, 745 Fifth Avenue, 25th Floor, New York City, NY 10151. Merger Sub’s telephone number is 212-205-5000.

The Special Meeting (Page 20)

Date, Time and Place of the Special Meeting (Page 20)

The special meeting of stockholders will be held at 9 a.m., New York City time, on August 10, 2021. At the special meeting, holders of our common stock entitled to vote at the meeting will be asked to consider and vote upon:

•	a proposal to adopt the Merger Agreement, pursuant to which, subject to the terms and conditions of the Merger Agreement, the Company will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Entity and a wholly owned subsidiary of Parent (the “Merger Proposal”); and

•	a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement of the special meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Board recommends that you vote “FOR” each of the above proposals.

Stockholders must approve the Merger Proposal to adopt the Merger Agreement in order for the Merger and the other transactions contemplated by the Merger Agreement to occur. If our stockholders fail to approve the Merger Proposal, the Merger and the other transactions contemplated by the Merger Agreement will not occur. A copy of the Merger Agreement is attached to this proxy statement, which we encourage you to read carefully and in its entirety.

Record Date and Quorum (Page 21)

The holders of record of our common stock as of 5:00 p.m., New York City time on July 2, 2021 (the “Record Date”), are entitled to receive notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. On July 12, 2021, there were 5,743,570 shares of our common stock outstanding.

The presence at the special meeting, in person (by virtual attendance) or by proxy, of the holders of a majority in voting power of the shares of our common stock entitled to vote at the special meeting will constitute a quorum, permitting us to conduct our business at the special meeting. Each holder of our common stock is entitled to cast one vote on each matter submitted to a vote at the special meeting for each share of common stock that they owned of record as of the Record Date.

In accordance with the rules of Nasdaq, banks, brokers and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to any of the proposals to be voted on at the special meeting. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares with respect to the proposals to be voted on at the special meeting, they may not vote such shares with respect to such proposals. Accordingly, broker non-votes will generally not occur. However, broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the special meeting.

In the event that a quorum is not present at the special meeting, subject to the terms of the Merger Agreement, the Company expects to adjourn or postpone the special meeting until it solicits enough proxies to obtain a quorum. Pursuant to the Company’s by-laws, any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under the Company’s by-laws. However, pursuant to the Merger Agreement, the Company will not delay convening, postpone or adjourn the special meeting for more than 2 occasions for more than 10 days per occasion to solicit additional proxies without Parent’s prior written consent and no such postponement or adjournment may delay the special meeting by more than 10 business days from the prior-scheduled date or to a date on or after the 5th business day preceding February 24, 2022.

Vote Required (Page 21)

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the Merger Proposal. A failure to vote your shares of common stock, or an abstention will have the same effect as a vote “AGAINST” the Merger Proposal. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present, in person (by virtual attendance) or represented by proxy, at the special meeting and entitled to vote on the Adjournment Proposal.

Abstentions and the failure by stockholders to (i) attend the special meeting and vote or (ii) authorize a proxy to vote their shares at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, and the failure by stockholders to (i) attend the special meeting and vote or (ii) authorize a proxy to vote their shares at the special meeting will have no effect on the Adjournment Proposal, assuming a quorum is present.

Brokers, banks, trusts or other nominees holding shares of common stock in “street name” may not vote such shares of common stock on any of the proposals absent instruction from you. If your shares are held in “street name,” unless you attend the special meeting in person (by virtual attendance) with a properly executed legal proxy from your broker, bank, trust or other nominee, your failure to provide instructions to your broker, bank, trust, or other nominee will result in your shares not being present at the special meeting and not being voted on the proposals, which will have the same result as a vote “AGAINST” the Merger Proposal, but will have no effect on the Adjournment Proposal, assuming a quorum is present.

Voting and Proxies (Page 22)

Any stockholder of record entitled to vote at the special meeting may submit a proxy;

•	via the Internet at www.proxyvote.com (a) by following the instructions included in the e-mail you received if you consented to and received your proxy materials electronically; or (b) by accessing the website and following the instructions indicated on the proxy card received by mail;

•	by phone by calling 1-800-690-6903 to reach a toll-free, automated touchtone voting line, or 1-833-786-5512 Monday through Friday 9:00 a.m. until 10:00 p.m. New York City time to reach a toll-free, live operator line; or

•	by mail, using the proxy card accompanying your proxy materials, or by voting in person (by virtual attendance) at the special meeting. If you intend to submit your proxy by telephone or via the Internet, you must do so no later than the date and time indicated on the applicable proxy card.

Even if you plan to attend the special meeting virtually, if you hold shares of common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating, and returning by mail the enclosed proxy card, using the telephone number printed on your proxy card or using the Internet voting instructions printed on your proxy card.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting. If you sign your proxy, but do not indicate how you wish to vote, your shares of common stock will be voted “FOR” the Merger Proposal and “FOR” the Adjournment Proposal. In addition, if you sign and return a proxy, the individuals named on the enclosed proxy card will have discretionary authority to vote on any other items that may arise at the special meeting or any adjournments or postponements thereof.

If your shares of common stock are held in “street name,” you should instruct your broker, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your broker, bank, trust or other nominee. If you fail to provide your nominee with instructions on how to vote your shares of common stock, your nominee will not be able to vote such shares at the special meeting. If your shares of common stock are held in “street name,” you must obtain a legal proxy from such nominee in order to vote in person (by virtual attendance) at the special meeting.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK YOU OWN. BECAUSE STOCKHOLDERS CANNOT VOTE ON THE MERGER PROPOSAL OR THE ADJOURNMENT PROPOSAL AT THE MEETING UNLESS A MAJORITY OF THE OUTSTANDING VOTING POWER OF OUR COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING IS PRESENT IN PERSON (BY VIRTUAL ATTENDANCE) OR BY PROXY, IT IS IMPORTANT THAT YOU ATTEND THE MEETING IN PERSON (BY VIRTUAL ATTENDANCE) OR ARE REPRESENTED BY PROXY AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU WILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON (BY VIRTUAL ATTENDANCE), YOUR VOTE BY LATER-DATED PROXY OR BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

Revocation of Proxies (Page 23)

A stockholder of record entitled to vote at the special meeting may revoke his or her proxy at any time before the vote is taken at the special meeting by:

•	submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures printed on your proxy card, or by completing, signing, dating, and returning a new proxy card by mail to the Company;

•	attending the special meeting and voting in person (by virtual attendance) ; or

•	delivering to the Company’s Secretary a written notice of revocation to MMA Capital Holdings, Inc., 3600 O’Donnell Street, Suite 600, Baltimore, Maryland 21224, Attn: Corporate Secretary.

Attending the special meeting without taking one of the actions described above will not revoke your proxy.

If you hold your shares of common stock in “street name” through a broker, bank, trust or other nominee, you will need to follow the instructions provided to you by your broker, bank, trust or other nominee in order to revoke, change or submit new voting instructions. You may also vote in person (by virtual attendance) by ballot at the special meeting if you obtain a “legal proxy” from your bank, broker, trust or other nominee giving you the right to vote your shares at the special meeting.

Solicitation of Proxies; Payment of Solicitation Expenses

Our directors, officers, and employees may solicit proxies on our behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. We have also engaged Broadridge Financial Solutions, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee of $30,000, plus customary disbursements. We also will request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. We will pay all expenses of filing, printing, and mailing this proxy statement, including solicitation expenses.

The Merger (Page 25)

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the Company will merge with and into Merger Sub. Merger Sub will be the Surviving Entity in the Merger and will continue as a wholly owned subsidiary of Parent.

Upon completion of the Merger, shares of our common stock will no longer be listed on any stock exchange or quotation system, including Nasdaq. You will not own any shares or other equity interest of the Surviving Entity. The Merger Agreement is attached as Annex A to this proxy statement. Please read it carefully in its entirety.

Merger Consideration (Page 25)

If the Merger is completed, at such time as the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such time as is agreed between the parties and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL (the “Effective Time”), each outstanding share of common stock (other than shares of common stock held by (a) Parent, Merger Sub, or the Company (or held in the Company’s treasury) or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case outstanding immediately prior to the Effective Time (such shares, “Excluded Shares”) or (b) any stockholder who is entitled to demand and properly demands appraisal of such shares in accordance with Section 262 of the DGCL and who does not fail to perfect or otherwise effectively withdraw such demand or otherwise lose the right to appraisal (such shares, “Dissenting Shares”) and each deferred share of Common Stock reserved for the account of any Company director will be converted into the right to receive $27.77 in cash (the “Merger Consideration”), without interest and reduced by the amount of any withholding that is required under applicable laws. Following the Effective Time on the closing date, Parent will cause to be deposited with the paying agent sufficient cash to pay to the holders of the common stock the Merger Consideration. Promptly after the Effective Time, Parent and the Surviving Entity will cause the paying agent to mail to each record holder of shares of common stock that were converted into the right to receive the Merger Consideration a letter of transmittal and instructions for use in effecting the delivery of shares to the paying agent and for effecting the surrender of certificates in exchange for the Merger Consideration.

Reasons for the Merger; Recommendation of the Company’s Board of Directors (Page 40)

Our board of directors (the “Board” or our “Board”), after considering the factors more fully described in this proxy statement, has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and conditions set forth in the Merger Agreement, and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable to and in the best interests of, the Company and its stockholders. Our Board recommends that stockholders vote “FOR” the Merger Proposal. Our Board further recommends that stockholders vote “FOR” the Adjournment Proposal. For the factors considered by our Board in reaching its decision to approve and declare advisable the Merger Agreement, see the section entitled “The Merger (Proposal 1)—Reasons for the Merger; Recommendation of the Company’s Board of Directors.”

Opinion of MMAC’s Financial Advisor (Page 44 and Annex B)

Opinion of TD Securities

MMAC retained TD Securities (USA) LLC (“TD Securities”) to act as a financial advisor to the Transaction Committee in connection with the proposed merger. The Transaction Committee selected TD Securities to act as its financial advisor based on TD Securities’ qualifications, expertise and reputation, its knowledge of recent transactions in the industry, and its knowledge of MMAC’s business and affairs. At the meeting of the Transaction Committee on May 23, 2021, TD Securities rendered its oral opinion, subsequently confirmed in writing, that as of such date and based upon and subject to the assumptions, limitations and qualifications relating to the review undertaken by TD Securities as set forth in the written opinion, the Merger Consideration to be received pursuant to the Merger Agreement by the holders of shares of MMAC common stock was fair, from a financial point of view, to the holders of shares of MMAC common stock (other than MMAC’s external manager, Hunt Investment Management, LLC (the “Manager”), Parent or any affiliate of Parent or the Manager).

The full text of the written opinion of TD Securities, dated as of May 23, 2021, which sets forth, among other things, the assumptions, limitations and qualifications relating to the review undertaken by TD Securities in rendering its opinion, is attached to this proxy statement as Annex B. You are encouraged to read the entire opinion carefully and in its entirety. TD Securities’ opinion was rendered for the information and benefit of the Transaction Committee, in its capacity as such, and addressed only the fairness from a financial point of view of the Merger Consideration to be received pursuant to the Merger Agreement by the holders of shares of MMAC common stock (other than the Manager, Parent or any affiliate of Parent or the Manager) as of the date of the opinion. TD Securities’ opinion does not address the underlying business decision of MMAC to engage in the proposed merger, the relative merits of the proposed merger as compared to any alternative transactions or strategies that may be available to MMAC, or the fairness of the amount or nature of the compensation to any officers, directors or employees of MMAC, or any class of such persons, relative to the consideration to be received by the holders of shares of MMAC common stock pursuant to the proposed merger. TD Securities expressed no views on the Termination Agreement (as described below under “Merger Agreement – Other Agreements Related to the Merger – Termination Agreement”) or the Assignment and Assumption Agreement (as described below under “Merger Agreement – Other Agreements Related to the Merger – Assignment and Assumption Agreement”). The opinion was addressed to, and rendered for the information and benefit of, the Transaction Committee and was not intended to, and does not, constitute a recommendation to any holder of MMAC common stock as to how to vote with respect to the proposed Merger and does not in any manner address the prices at which MMAC common stock will trade at any time. For a further discussion of TD Securities’ opinion, see “The Merger—Opinion of MMAC’s Financial Advisor—Opinion of TD Securities” beginning on page 44.

Interests of Certain Persons in the Merger (Page 52)

In considering the recommendation of our Board with respect to the Merger Agreement and the Merger, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. These interests include, among other things: (i) the payment upon the closing of the Merger of a termination fee to our Manager one of whose representatives sits on our Board, (ii) the transfer of certain assets used in our business from our Manager to Parent or its affiliates, (iii) our Manager’s release of certain restrictive covenants in connection with certain of its employees who have performed services for us so that they may be employed by Parent or its affiliates after the Merger, (iv) the allocation between our Manager and Parent or its affiliates of certain liabilities in connection with certain employees of our Manager who have performed services for the Company, (v) the potential employment of our executive officers and other employees of our Manager following the Merger with the Manager, Parent or the Surviving Entity, and (vi) the rights of our directors and executive officers under the Merger Agreement to ongoing indemnification and insurance coverage. The members of the Board were aware of such different and additional interests and considered those interests, among other matters, in negotiating, evaluating and approving the Merger and the Merger Agreement, and in recommending to stockholders that the Merger Agreement be adopted and the transactions contemplated thereby be approved. These interests are discussed in more detail in “The Merger (Proposal 1)—Interests of Certain Persons in the Merger” beginning on page 52 of this proxy statement.

As of the date of this proxy statement, to the Company's knowledge, certain of our executive officers and employees of our Manager who have performed services for us have had discussions with Parent and its affiliates regarding employment or consulting arrangements. Prior to or following the Special Meeting, some of our executive officers and employees of our Manager who have performed services for us may continue to discuss or enter into agreements with Parent or its affiliates regarding employment or consulting arrangements with, or the right to purchase or participate in the equity of, the Surviving Entity or one or more of its affiliates. There are no agreements or understandings between the Company and our named executive officers regarding any compensation based on or otherwise related to the Merger.

Material U.S. Federal Income Tax Consequences of the Merger (Page 53)

If you are a U.S. Holder (as defined in the section below titled “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder of common stock who receives cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of cash received (plus applicable withholding taxes, if any, withheld from any such payment) and (b) such U.S. Holder’s adjusted tax basis in the shares of common stock exchanged therefor. Such gain or loss generally will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock exchanged is more than one year as of the closing date of the Merger. Subject to the exceptions discussed under the heading “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger,” non-U.S. Holders are generally not expected to be subject to U.S. federal income tax on the gain or loss recognized on cash received with respect to their common stock pursuant to the Merger.

You should read “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 53 for a more detailed discussion of the U.S. federal income tax consequences of the receipt of the Merger Consideration in exchange for our common stock pursuant to the Merger. You should also consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any federal, state, local, or foreign tax laws).

Regulatory Approvals (Page 56)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and related rules, certain transactions under the Merger Agreement, including the Merger, may not be completed until notifications have been given and information has been furnished to the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied. The Merger Agreement requires the parties to use their reasonable best efforts to (a) make or cause to be made any filings required under the HSR Act with respect to the transactions contemplated by the Merger Agreement as soon as reasonably practicable after the date of the Merger Agreement, (b) make or cause to be made such other filings as are required under other antitrust laws, (c) comply as soon as reasonably practicable with any request for additional information, documents or other material requested by the FTC, the Antitrust Division or any other governmental authority under the HSR Act or any other antitrust laws, and (d) cooperate in good faith in obtaining all approvals required under applicable antitrust laws. On June 17, 2021, the parties to the Merger Agreement filed the required notifications with the Antitrust Division and the FTC.

The Merger Agreement further requires Parent, Merger Sub and the Company to cooperate with each other and use their respective reasonable best efforts to take all actions reasonably necessary, proper or advisable under the Merger Agreement and applicable laws, including filing as promptly as reasonably practicable all documentation to effect all necessary filings and obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including any governmental entity) in order to consummate the transactions contemplated by the Merger Agreement.

Financing of the Merger (Page 51)

In connection with the closing of the Merger, Parent will cause an aggregate of approximately $161.75 million to be paid to the holders of our common stock (including common stock reserved for the account of Company directors).

Parent is in receipt of an equity commitment letter from Parent’s two members (Fundamental Partners III, LP and Fundamental Partners IV, LP), providing for equity financing in connection with the Merger in an aggregate amount not to exceed $161.75 million. The Company is a third party beneficiary of the rights granted to Parent under the equity commitment letter for the sole purpose of specifically enforcing the obligation of each investor thereunder to fund, or cause the funding of, its commitment in compliance with the equity commitment letter.

The equity commitments contemplated by the equity commitment letter may be reduced by Parent to the extent (but only to the extent) that Parent does not require the full amount of the commitments in order to fund the Merger Consideration in accordance with the Merger Agreement.

The Merger Agreement does not contain a financing condition. For more information, see “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Merger.”

The Merger Agreement (Page 56)

Treatment of Common Stock and Deferred Shares of Common Stock (Page 58)

At the Effective Time, each outstanding share of our common stock (other than any Cancelled Shares (as described below) and any Dissenting Shares) and each deferred share of common stock reserved for the account of any Company director will be converted automatically into and will represent the right to receive $27.77 in cash per share, without interest, subject to any applicable withholding tax (we refer to such amount as the “Merger Consideration”).

Treatment of Merger Sub Interests (Page 58)

At the Effective Time, each limited liability company interest of Merger Sub issued and outstanding immediately prior to the Effective Time will remain issued and outstanding from and after the Effective Time as the limited liability company interests of the Surviving Entity in the Merger.

Restriction on Solicitation of Company Acquisition Proposals (Page 63)

Under the Merger Agreement, from May 24, 2021 (the date of the signing of the Merger Agreement) until 11:59 p.m., New York City time, on July 8, 2021, which we refer to as the Go-Shop Period, we were permitted to initiate, solicit and encourage competing bids and negotiate competing Company Acquisition Proposals (as defined in the section entitled “The Merger Agreement—Restriction on Solicitation of Company Acquisition Proposals— The Go-Shop Period”), subject to certain information and notice rights of Parent.

Under the terms of the Merger Agreement, from 12:00 a.m., New York City time, on July 8, 2021, which we refer to as the No-Shop Period Start Date, until the valid termination of the Merger Agreement or the Effective Time, except with respect to any Excluded Party (as defined in the section entitled “The Merger Agreement—Termination Fees”) or as permitted by certain exceptions described below, we and our subsidiaries are subject to restrictions on our ability to solicit any Company Acquisition Proposals, including, among others, restrictions on our ability to furnish to any third parties any non-public information in connection with any Company Acquisition Proposal, or engage in any discussions or negotiations regarding any Company Acquisition Proposal, or propose or agree to do any of the foregoing. Subject to the terms of the Merger Agreement, we or our subsidiaries may furnish non-public information to, and engage in discussions or negotiations with, a third party if we receive an unsolicited written bona fide company acquisition proposal from such third party after the date of the Merger Agreement and that did not result from our material breach of our obligations described in the section entitled “The Merger Agreement—Restriction on Solicitation of Company Acquisition Proposals,” and our Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal (as defined in the section entitled “The Merger Agreement—Restriction on Solicitation of Company Acquisition Proposals”). Under certain circumstances and after following certain procedures and adhering to certain restrictions, we are permitted to terminate the Merger Agreement if our Board approves, and concurrently with the termination of the Merger Agreement, we enter into, a definitive agreement providing for the implementation of a Company Superior Proposal (subject to payment of the Company termination fee (as described below)).

Obligation of the Board of Directors with Respect to its Recommendation (Page 65)

The Board is required to recommend that the Company stockholders adopt the Merger Agreement and not change its recommendation or recommend other transactions. However, at any time prior to the receipt of the Company stockholder approval, the Board or the Transaction Committee may change its recommendation in favor of the Merger if a competing proposal that did not result from a breach of the non-solicitation provisions described above is made to the Company by a third party and the Board or the Transaction Committee determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such competing proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal (as described in the section entitled “The Merger Agreement —Restriction on Solicitation of Company Acquisition Proposals”) and that failure to take such action would be reasonably expected to be inconsistent with the fiduciary duties of the Board under applicable law. The Company is required to notify Parent of such determination, and Parent has four business days to match such Company Superior Proposal. If Parent does not match, prior to the stockholder meeting, the Company can terminate the Merger Agreement to accept the Company Superior Proposal and pay Parent the Company termination fee (as described below).

The Board may also change its recommendation in response to certain other limited intervening events, as described in the section entitled “The Merger Agreement—Obligation of the Board of Directors to its Recommendation.”

Conditions to the Merger (Page 69)

Completion of the Merger depends upon the satisfaction or waiver of a number of conditions, including, among others, that:

•	the Merger and the other transactions contemplated by the Merger Agreement must be approved by the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon;

•	each waiting period applicable to the Merger and the other transactions contemplated by the Merger Agreement under the HSR Act, will have expired or been earlier terminated;

•	no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger illegal or otherwise restricting, preventing or prohibiting the consummation of the Merger;

•	our and Parent’s and Merger Sub’s respective representations and warranties in the Merger Agreement must be true and correct in the manner described under the section entitled “The Merger Agreement—Conditions to the Merger”;

•	we and Parent and Merger Sub have in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by us, Parent or Merger Sub, as applicable, at or prior to the closing of the Merger;

•	each of the parties to the Assignment and Assumption Agreement and Termination Agreement (both as described below under “—Other Agreements Related to the Merger”) will have partially in all material respects and partially in all respects, as applicable, performed their obligations pursuant to the Assignment and Assumption Agreement and Termination Agreement; and

•	we will have completed the subsidiary conversions contemplated by the Merger Agreement.

Termination of the Merger Agreement (Page 70)

Termination by either the Company or Parent

The Company and Parent may terminate the Merger Agreement by mutual written consent at any time before the completion of the Merger, whether prior to or after receipt of the Company stockholder approval. In addition, either the Company or Parent may terminate the Merger Agreement if:

•	any governmental entity shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order is final and nonappealable, subject to certain exceptions;

•	the Merger has not been completed by February 24, 2022 (the “End Date”), provided that this termination right is not available to a party whose failure to perform any of its obligations under the Merger Agreement has been the primary cause of the failure of the Merger to be consummated by the End Date; or

•	if the Company stockholder approval has not been obtained at the special meeting of the Company’s stockholders (after taking into account any adjournment or postponement of such special meeting).

Termination by the Company

The Company may terminate the Merger Agreement:

•	prior to obtaining the requisite stockholder approval to approve the Merger and the other transactions contemplated by the Merger Agreement, in order to enter into a definitive written agreement with respect to a Company Superior Proposal in accordance with the requirements described above under “—Obligation of the Board of Directors with Respect to Its Recommendation,” provided that such termination will not be effective until the Company has paid the termination fee (as described below); or

•	if there is a material breach of any representation, warranty, covenant or agreement on the part of Parent or the Merger Sub, or if any Event (as defined in “—Representations and Warranties”) has occurred, such that the conditions to the obligations of the Company to effect the Merger would be incapable of fulfillment and the breach or Event is incapable of being cured, or is not cured, within the earlier of (i) 30 days following written notice of the breach or with respect to which an Event is alleged to have occurred or (ii) the End Date.

Termination by Parent

Parent may terminate the Merger Agreement:

•	if prior to obtaining the requisite Company stockholder approval to approve the Merger and the other transactions contemplated by the Merger Agreement, a Company Change of Recommendation has occurred; or

•	if there is a material breach of any representation, warranty, covenant or agreement on the part of the Company, or if any Event has occurred, such that the conditions to the obligations of Parent or the Merger Sub to effect the Merger would be incapable of fulfillment and the breach or Event is incapable of being cured, or is not cured, within the earlier of (i) 30 days following written notice of the breach or with respect to which an Event is alleged to have occurred or (ii) the End Date.

Termination Fee Payable by the Company (Page 71)

The Company has agreed to pay Parent a termination fee of $4.85 million as directed by Parent if:

•	Parent terminates the Merger Agreement pursuant to the provision described in the first bullet point under “—Termination of the Merger Agreement—Termination by Parent”;

•	The Company terminates the Merger Agreement pursuant to the provision described in the first bullet point under “—Termination of the Merger Agreement—Termination by the Company”; or

•	all of the following requirements are satisfied:

○	the Company or Parent terminates the Merger Agreement pursuant to the provisions described in the second and third bullet points under “—Termination of the Merger Agreement—Termination by either the Company or Parent” or Parent terminates the Merger Agreement pursuant to the provision described in the second bullet point under “—Termination of the Merger Agreement—Termination by Parent”; and

○	the Company enters into a definitive agreement with respect to a Business Combination (as defined below) or consummates a Business Combination within twelve months after a termination referred to in the immediately preceding sub-bullet point.

For purposes of the Merger Agreement, “Business Combination” has the same meaning as the definition of “Company Acquisition Proposal” (except that each reference in the definition of “Company Acquisition Proposal” to 15% will be replaced by 50%).

However, the termination fee will equal $2.02 million if the Merger Agreement is terminated by the Company pursuant to the provisions described in the first bullet point under “—Termination of the Merger Agreement—Termination by the Company” in order to enter into a definitive agreement on or before the No-Shop Period Start Date with an Excluded Party providing for the implementation of a Company Superior Proposal or by Parent pursuant to the provisions described in the first bullet point under “—Termination of the Merger Agreement—Termination by the Parent” in connection with a Company Board Recommendation Change occurring prior to the No-Shop Period Start Date resulting from a Company Superior Proposal by an Excluded Party.

Specific Performance (Page 72)

Under certain circumstances, the Company and Parent are entitled to specific performance of the terms of the Merger Agreement, in addition to any other remedy at law or equity.

Market Price of Common Stock (Page 73)

The closing price of common stock on Nasdaq on May 21, 2021, the last trading day completed prior to the public announcement of the execution of the Merger Agreement, was $17.10 per share of common stock. On July 12, 2021, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for common stock on Nasdaq was $27.15 per share of common stock. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock.

Appraisal Rights (Page 75)

Holders of our common stock are entitled to appraisal rights in connection with the Merger in accordance with Section 262 of the DGCL. Under Delaware law, holders of our common stock who do not vote in favor of the approval of the Merger Proposal, who properly demand appraisal of their shares of common stock and who otherwise comply with the requirements of Section 262 of the DGCL may be entitled to seek appraisal for, and obtain payment in cash for the judicially determined “fair value” of, their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger and together with interest (as described further below), if any, to be paid upon the amount determined to be “fair value,” in lieu of receiving the Merger Consideration if the Merger is completed, but only if they comply with all applicable requirements of the DGCL and if certain conditions are met. This value could be more than, the same as, or less than the Merger Consideration. Any holder of shares of common stock intending to exercise appraisal rights must (i) deliver a demand in writing for appraisal to us prior to the vote on the Merger Proposal, (ii) hold shares of record at the time of the making of such demand, (iii) not vote in favor of the Merger Proposal, (iv) continue to hold the shares of record through the effective date of the Merger, and (v) otherwise strictly comply with all of the procedures required by Delaware law. Under Delaware law, only a stockholder of record can submit the demand for appraisal referenced in the previous sentence. If you hold your common stock through a broker, bank, trust or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank, trust or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your broker, bank, trust or other nominee. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The relevant provisions of the DGCL are included as Annex C to this proxy statement. Please read these provisions carefully. Failure to strictly comply with these provisions may result in loss of the right of appraisal.

Delisting and Deregistration of Common Stock (Page 80)

If the Merger is completed, the common stock will be delisted from Nasdaq and deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting, the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents incorporated by reference into this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Why am I receiving this proxy statement?

A:	On May 24, 2021, we entered into the Merger Agreement providing for the Merger of the Company with and into Merger Sub, a direct and wholly owned subsidiary of Parent, with Merger Sub surviving the Merger as a wholly owned subsidiary of Parent. You are receiving this proxy statement in connection with our Board’s solicitation of proxies from holders of common stock in favor of the Merger Proposal and in favor of the other matters to be voted on at the special meeting or any adjournment or postponement of the special meeting.

Q:	What is the proposed transaction?

A:	The proposed transaction is the Merger of the Company with and into Merger Sub pursuant to the Merger Agreement and the transactions contemplated thereby. Following the Effective Time, the Company would not survive, and the surviving entity of the Merger, Merger Sub, would be privately held as a wholly owned subsidiary of Parent.

Q:	What will I receive in the Merger?

A:	If the Merger is completed, you will be entitled to receive $27.77 in cash, without interest and reduced by the amount of any tax withholding that is required under applicable law, for each share of our common stock that you own. For example, if you own 100 shares of common stock, you will be entitled to receive $2,777.00 in cash in exchange for your shares of common stock, without interest and reduced by the amount of any tax withholding that is required under applicable law. You will not be entitled to receive shares or other equity interests in the Surviving Entity or any equity interests in Parent.

Q:	How does the per share Merger Consideration compare to the unaffected market price of our common stock?

A:	The $27.77 per share Merger Consideration represents approximately a 62% premium to the closing price of our common stock as of May 21, 2021, the last trading day prior to the announcement of the execution of the Merger Agreement. The last trading price of our stock on May 21, 2021, was $17.10.

Q:	Where and when is the special meeting and how do I attend?

A:	The special meeting of stockholders will be held at 9 a.m., New York City time, on August 10, 2021. As part of our precautions regarding the novel coronavirus, or COVID-19 pandemic, the special meeting will be held solely in an audio, virtual-only format, rather than in person. Stockholders will be able to attend, vote and submit questions from any location via the Internet atwww.virtualshareholdermeeting.com/MMAC2021SM . The password for the special meeting is the control number provided on your proxy card, voting instruction form or notice. To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or notice. We encourage you to vote by proxy over the Internet, by telephone or by mail well in advance of the special meeting, to ensure your shares are represented whether or not you decide to attend.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

•	a proposal to adopt the Merger Agreement, pursuant to which, subject to the terms and conditions of the Merger Agreement, the Company will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Entity and a wholly owned subsidiary of Parent; and

•	a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement of the special meeting to approve the proposal to adopt the Merger Agreement.

Q:	What is a quorum?

A:	A quorum will be present if holders of a majority in voting power of the shares of our common stock outstanding and entitled to vote at the special meeting are present in person (by virtual attendance) or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but abstain or fail to provide voting instructions on any of the proposals listed on the proxy card, your shares of common stock will be counted for purposes of determining whether a quorum is present at the special meeting.

If your shares of common stock are held in “street name” by your broker, bank, trust or other nominee and you do not instruct the nominee how to vote your shares of common stock, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:	What vote of our stockholders is required to adopt the Merger Agreement?

A:	Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the Merger Proposal. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the completion of the Merger. A failure to vote your shares of common stock or an abstention will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	What vote of our stockholders is required to approve other matters to be considered at the special meeting?

A:	Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present, in person (by virtual attendance) or represented by proxy, at the special meeting and entitled to vote on the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because all proposals for the special meeting are non-routine and non-discretionary, we do not expect there to be any broker non-votes for such proposals, but any broker non-votes would have no effect on the Adjournment Proposal.

Q:	How will our directors and senior executives vote on the Merger Proposal?

A:	Two of our directors, Michael L. Falcone and James C. Hunt, our Chief Executive Officer, Gary A. Mentesana, and Hunt Capital Holdings, LLC have entered into Voting Agreements, under which they have agreed to vote all of the shares of our common stock owned by them (which aggregate to approximately 14.8% of the outstanding shares of our common stock) “FOR” the adoption of the Merger Proposal. As of 5:00 p.m., New York City time, on the Record Date, our other directors and our Chief Financial Officer personally owned, in the aggregate, less than 1% of the outstanding shares of our common stock. These other directors and our Chief Financial Officer have informed us that, as of the date of this proxy statement and to the extent they own shares of common stock, they intend to vote “FOR” the Merger Proposal, but they are under no obligation to do so. All of our directors, our Chief Executive Officer and our Chief Financial Officer have indicated that they intend to vote “FOR” the Adjournment Proposal, but they are under no obligation to do so except those subject to their applicable Voting Agreements.

Q:	What voting power do I have?

A:	At the special meeting, holders of common stock will have one vote per share that our records show were owned as of the Record Date.

Q:	Why is my vote important?

A;	If you do not authorize your proxy or voting instructions or vote in person (by virtual attendance) at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because the proposal to approve the Merger and the other transactions contemplated by the Merger Agreement must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the Merger Proposal, your failure to authorize your proxy or voting instructions or to vote in person (by virtual attendance) at the special meeting will have the same effect as a vote “AGAINST” the approval of the Merger and the other transactions contemplated by the Merger Agreement.

Q:	How does our Board recommend that I vote?

A:	Our Board recommends that stockholders vote “FOR” the Merger Proposal. Our Board further recommends that stockholders vote “FOR” the Adjournment Proposal.

Q:	When do you expect the Merger to be completed?

A:	We currently anticipate completing the Merger as soon after the special meeting as practicable, assuming the conditions to closing are met at that time, and in any event prior to the end of 2021, but we cannot predict the exact timing of the completion of the Merger or whether the Merger will be completed at all. In order to complete the Merger, stockholders must approve the approval of the Merger Proposal at the special meeting and the other closing conditions under the Merger Agreement, including receipt of required regulatory approvals, must be satisfied or, to the extent legally permitted, waived.

Q:	What effects will the Merger have on the Company?

A:	Our common stock is currently registered under the Exchange Act, and is listed on Nasdaq under the symbol “MMAC.” As a result of the Merger, we will cease to be a publicly traded company and our successor in the Merger will be a privately held subsidiary of Parent. Following the Merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated and our common stock will no longer be listed or quoted on any stock exchange or quotation system, including Nasdaq.

Q:	What happens if the Merger is not completed?

A:	If the Merger Agreement is not adopted by our stockholders, or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares of common stock in connection with the Merger. Instead, we will remain a public company and shares of our common stock will continue to be listed or quoted on Nasdaq. In addition, under specified circumstances, we may be required to pay Parent a termination fee of $4.85 million. See “The Merger Agreement—Termination Fees.”

Q:	What do I need to do now? How do I vote my shares of common stock?

A:	We urge you to read this proxy statement carefully, including its annexes and the documents incorporated by reference into this proxy statement. Your vote is important. If you are a stockholder of record of common stock on the Record Date, you can ensure that your shares of common stock are voted at the special meeting by submitting your proxy in one of the following ways:

•	via the Internet at www.proxyvote.com, (1) by following the instructions included in the e-mail you received if you consented to and received your proxy materials electronically or (2) by accessing the website and following the instructions indicated on the proxy card received by mail;

•	by phone, (1) by calling 1-800-690-6903 to reach a toll-free, automated touchtone voting line; have your proxy card in hand and then follow the instructions, or (2) by calling 1-833-786-5512 Monday through Friday 9:00 a.m. until 10:00 p.m. New York City time to reach a toll-free, live operator line; or

•	by mail, by completing, signing, dating and returning the proxy card accompanying the proxy materials, if you received a printed copy of the proxy materials by mail.

If you hold your shares of common stock in “street name” through a broker, bank, trust or other nominee, you should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct your nominee to vote your shares. If you do not give any such instructions, your shares of common stock will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal and will have no effect on the Adjournment Proposal, assuming a quorum is present.

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a stockholder of record of common stock, you may revoke your proxy by notifying the Company’s Secretary in writing at c/o MMA Capital Holdings, Inc., 3600 O’Donnell Street, Suite 600, Baltimore, Maryland 21224, Attn: Secretary, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person (by virtual attendance) (simply attending the special meeting (by virtual attendance) will not cause your proxy to be revoked). Please note that if you hold your shares of common stock in “street name” and you have instructed a broker, bank, trust or other nominee to vote your shares of common stock, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank, trust or other nominee to revoke your voting instructions or submit new voting instructions.

Q:	Will my shares of common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:	No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to separately submit, a proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	What happens if I sell my shares of common stock before completion of the Merger?

A:	If you transfer your shares of common stock (whether or not such shares are entitled to vote), you will have transferred your right to receive the Merger Consideration in the Merger and lost your right to pursue appraisal of your shares under Delaware law. In order to receive the Merger Consideration (or, if you properly demand appraisal, to remain entitled to appraisal rights with respect to your shares), you must hold your shares of common stock through the effective date of the Merger.

The Record Date for stockholders entitled to vote at the special meeting is earlier than the special meeting date and the closing of the Merger. If you transfer your shares of common stock after the Record Date but before the special meeting, you will have transferred your right to receive the Merger Consideration in the Merger but, unless special arrangements are made, retained the right to vote at the special meeting.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:	No. After the Merger is completed, you will receive a letter of transmittal from the paying agent for the Merger with detailed written instructions for exchanging your shares of common stock for the Merger Consideration. If your shares of common stock are held in “street name” by your broker, bank, trust or other nominee, you may receive instructions from your broker, bank, trust or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration. Please do not send in your stock certificates or other evidence of ownership now.

Q:	I do not know where my stock certificate is – how will I get the Merger Consideration for my shares?

A:	If the Merger is completed, the transmittal materials you will receive after the completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. These procedures will include an affidavit that you will need to sign attesting to the loss of your stock certificate. Parent may also require that you provide indemnity to the Surviving Entity in order to cover any potential loss from the missing stock certificate.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares of common stock?

A:	Holders of common stock are entitled to appraisal rights in connection with the Merger in accordance with Section 262 of the DGCL. Stockholders who do not vote in favor of the Merger Proposal and otherwise comply with the requirements of Section 262 of the DGCL may be entitled to statutory appraisal rights under Delaware law if the Merger is completed and certain conditions are met. This means that if you comply with the requirements of Section 262 of the DGCL, you may be entitled to have the “fair value” of your shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, determined by the Delaware Court of Chancery and to receive payment based on that valuation, together with interest, if any, to be paid upon the amount determined to be fair value by the court, instead of receiving the Merger Consideration, as described in more detail below. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as, or less than the amount you would have received under the Merger Agreement. Under Delaware law, only a stockholder of record can submit a written demand for appraisal. If you hold your common stock through a broker, bank, trust or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank, trust or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your broker, bank, trust or other nominee. To exercise your appraisal rights, you must strictly comply with the requirements of the DGCL. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. See “Appraisal Rights” and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex C to this proxy statement. Please read it carefully.

Q:	Do any of our directors or executive officers have interests in the Merger that may differ from those of stockholders generally?

A:	Yes. In considering the recommendation of our Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. These interests include, among other things: (i) the payment upon the closing of the Merger of a termination fee to our Manager, one of whose representatives sits on our Board, (ii) the transfer of certain assets used in our business from our Manager to Parent or its affiliates, (iii) our Manager’s release of certain restrictive covenants in connection with certain of its employees who have performed services for us so that they may be employed by Parent or its affiliates after the Merger, (iv) the allocation between our Manager and Parent or its affiliates of certain liabilities in connection with certain employees of our Manager who have performed services for the Company, (v) the potential employment of our executive officers and other employees of our Manager following the Merger with the Company’s Manager, Parent or the Surviving Entity, and (vi) the rights of our directors and executive officers under the Merger Agreement to ongoing indemnification and insurance coverage. In (a) evaluating and negotiating the Merger Agreement, (b) approving the Merger Agreement and the Merger, and (c) recommending that the Merger Agreement be adopted by stockholders, our Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger (Proposal 1)—Interests of Certain Persons in the Merger.”

Q:	Will I have to pay taxes on the Merger Consideration I receive?

A:	If you are a U.S. Holder, the receipt of cash in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder of common stock who receives cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received (plus applicable withholding taxes, if any, withheld from any such payment) and (2) such U.S. Holder’s adjusted tax basis in the shares of common stock exchanged therefor. Such gain or loss generally will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock exchanged is more than one year as of the closing date of the Merger. Subject to the exceptions discussed under the heading “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger,” non-U.S. Holders are generally not expected to be subject to U.S. federal income tax on the gain or loss recognized on cash received with respect to their common stock pursuant to the Merger.

You should read “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 53 for a more detailed discussion of the U.S. federal income tax consequences of the receipt of the Merger Consideration in exchange for our common stock pursuant to the Merger. You should also consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any federal, state, local, or foreign tax laws).

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:	If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your shares are voted.

Q:	Who is paying for this proxy solicitation?

A:	Our directors, officers and employees may solicit proxies on our behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. We have also engaged Broadridge Financial Solutions, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee of $30,000, plus customary disbursements. We will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses.

Q:	What is householding and how does it affect me?

A:	The Securities and Exchange Commission (the “SEC”) permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In cases where contrary instructions have been received, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my other questions?

A:	If you have additional questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor, Broadridge Financial Solutions, Inc., at:

Broadridge Financial Solutions, Inc.

By Telephone: 833-786-5512

If a broker, bank, trust or other nominee holds your shares, you should also call your broker, bank, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING-STATEMENTS

This proxy statement contains forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include statements regarding the Merger and other statements identified by words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “would,” “could,” and similar words or expressions and are made in connection with discussions of future events and future operating or financial performance.

Forward-looking statements reflect our management’s expectations at the date of this proxy statement regarding future conditions, events or results, including the proposed transaction. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this proxy statement. Certain risks and uncertainties include, but are not limited to, the following:

•	we may be unable to obtain stockholder approval as required for the Merger;

•	other conditions to the closing of the Merger may not be satisfied, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval;

•	the Merger may involve unexpected costs, liabilities or delays;

•	our business may suffer as a result of uncertainty surrounding the Merger;

•	stockholder litigation in connection with the Merger may affect the timing or occurrence of the Merger or result in significant costs of defense, indemnification and liability;

•	we may be adversely affected by other economic, business, and/or competitive factors;

•	the occurrence of any event, change or other circumstances which, under the terms thereof, could give rise to the termination of the Merger Agreement;

•	we may not have the ability to recognize the anticipated benefits of the proposed transaction;

•	the proposed transaction may disrupt our current plans and operations or divert management’s or Manager’s employees’ attention from ongoing business operations;

•	difficulties with our ability to retain and hire key personnel and maintain relationships with third parties as a result of the proposed Merger may occur; and

•	other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all. For a discussion of certain additional risks and uncertainties and the factors that could cause our actual results to differ materially because of those risks and uncertainties or may affect the proposed transaction, see Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020 (“2020 Annual Report”), filed with the United States Securities and Exchange Commission to which reference is hereby made, as updated or supplemented by subsequent reports that the Company has filed or files with the United States Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (the “First Quarter 2021 Report”). All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.

Readers are cautioned not to place undue reliance on forward-looking statements in this proxy statement or that we may make from time to time, and to consider carefully the factors discussed in Part I, Item 1A. “Risk Factors” of the 2020 Annual Report and the First Quarter 2021 Report in evaluating these forward-looking statements. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. There have been no material changes to the risk factors disclosed in our 2020 Annual Report.

PARTIES TO THE MERGER

MMA Capital Holdings, Inc.

MMAC focuses on infrastructure-related investments that generate positive environmental and social impacts, with an emphasis on debt associated with renewable energy projects. We were originally organized as a Delaware limited liability company in 1996 and converted to a Delaware corporation on January 1, 2019, and our common stock is traded on Nasdaq under the symbol “MMAC.”

MMAC’s principal executive offices are located at 3600 O’Donnell Street, Suite 600, Baltimore, Maryland 21224. Our telephone number is (443) 263-2900 and our company website is www.mmacapitalholdings.com. We do not intend for information contained on our website to be incorporated into this proxy statement.

FP Acquisition Parent, LLC and FP Acquisition Merger Sub, LLC.

Parent was formed on May 19, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.  Parent is wholly owned by its two members Fundamental Partners III, LP and Fundamental Partners IV, LP, each of which is a Delaware limited partnership and an investment fund affiliated with Fundamental. Parent’s executive offices are located at c/o Fundamental Advisors LP, 745 Fifth Avenue, 25th Floor, New York City, NY 10151. Parent’s telephone number is 212-205-5000.

Merger Sub is a wholly owned subsidiary of Parent formed on May 19, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, the Company will merge with and into Merger Sub with Merger Sub surviving the Merger as a wholly owned subsidiary of Parent. Merger Sub’s executive offices are located at c/o Fundamental Advisors LP, 745 Fifth Avenue, 25th Floor, New York City, NY 10151. Merger Sub’s telephone number is 212-205-5000.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our Board for use at the special meeting to be held at 9 a.m., New York City time, on August 10, 2021 or at any adjournment or postponement of such meeting. This proxy statement is first being mailed to our stockholders on or about July 13, 2021. As part of our precautions regarding the novel coronavirus, or COVID-19 pandemic, the special meeting will be held solely in an audio, virtual-only format, rather than in person. Stockholders will be able to attend, vote and submit questions from any location via the Internet at www.virtualshareholdermeeting.com/MMAC2021SM. The password for the special meeting is the control number provided on your proxy card, voting instruction form or notice. To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or notice. We encourage you to vote by proxy over the Internet, by telephone or by mail well in advance of the special meeting, to ensure your shares are represented whether or not you decide to attend.

Purpose of the Special Meeting

The purpose of the special meeting is for the holders of our common stock to consider and vote upon a proposal to adopt the Merger Agreement, pursuant to which, subject to the terms and conditions of the Merger Agreement, the Company will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Entity and a wholly owned subsidiary of Parent.

Holders of our common stock must approve the Merger Proposal for the Merger to be completed. A copy of the Merger Agreement is attached to this proxy statement as Annex A and the material provisions of the Merger Agreement are described under “The Merger Agreement.” Holders of our common stock are also being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement of the special meeting to adopt the Merger Agreement (the “Adjournment Proposal”).

The Board recommends that you vote “FOR” each of the above proposals.

Stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to occur. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A, which we encourage you to read carefully and in its entirety.

Record Date and Quorum

The holders of record of our common stock as of 5:00 p.m., New York City time, on July 2, 2021 (the “Record Date”), are entitled to receive notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. On July 12, 2021, there were 5,743,570 shares of our common stock outstanding.

The presence at the special meeting, in person (by virtual attendance) or by proxy, of the holders of a majority of the outstanding shares of our common stock on the Record Date and entitled to vote at the special meeting will constitute a quorum, permitting us to conduct our business at the special meeting. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose. Proxies received but not marked or marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. Each holder of our common stock is entitled to cast one vote on each matter submitted to a vote at the special meeting for each share of common stock that they owned as of the Record Date.

In accordance with the rules of Nasdaq, banks, brokers and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to any of the proposals to be voted on at the special meeting. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares with respect to the proposals to be voted on at the special meeting, they may not vote such shares with respect to such proposals. Under such a circumstance, a “broker non-vote” would result. We do not expect broker non-votes to occur, but broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the special meeting.

In the event that a quorum is not present at the special meeting, subject to the terms of the Merger Agreement, the Company expects to adjourn or postpone the special meeting until it solicits enough proxies to obtain a quorum. Pursuant to the Company’s by-laws, any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under the Company’s by-laws by the chairman of the meeting. However, pursuant to the Merger Agreement, the Company will not delay convening, postpone or adjourn the special meeting for more than 2 occasions for more than 10 days per occasion to solicit additional proxies without Parent’s prior written consent and no such postponement or adjournment may delay the special meeting by more than 10 business days from the prior-scheduled date or to a date on or after the 5th business day preceding February 24, 2022.

Vote Required

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the Merger Proposal. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the completion of the Merger.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present, in person (by virtual attendance) or represented by proxy, at the special meeting and entitled to vote on the Adjournment Proposal.

Abstentions and the failure by stockholders to (i) attend the special meeting and vote or (ii) authorize a proxy to vote their shares at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and the failure by stockholders to (i) attend the special meeting and vote or (ii) authorize a proxy to vote their shares at the special meeting will have no effect on the Adjournment Proposal.

Brokers, banks or other nominees holding shares of common stock in “street name” may not vote such shares of common stock on any of the proposals absent instruction from you. If your shares are held in “street name,” unless you attend the special meeting in person (by virtual attendance) with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions will result in your shares not being present at the special meeting and not being voted on the proposals, which will have the same result as a vote against the Merger Proposal, but will have no effect on the Adjournment Proposal, assuming a quorum is present.

Two of our directors, Michael L. Falcone and James C. Hunt, our Chief Executive Officer, Gary A. Mentesana, and Hunt Capital Holdings, LLC have entered into Voting Agreements, under which they have agreed to vote all of the shares of our common stock owned by them (which aggregate to approximately 14.8% of the outstanding shares of our common stock) “FOR” the adoption of the Merger Proposal. As of 5:00 p.m., New York City time, on the Record Date, our other directors and our Chief Financial Officer personally owned, in the aggregate, less than 1% of the outstanding shares of our common stock. These other directors and our Chief Financial Officer have informed us that, as of the date of this proxy statement and to the extent they own shares of common stock, they intend to vote “FOR” the Merger Proposal, but they are under no obligation to do so. All of our directors, our Chief Executive Officer and our Chief Financial Officer have indicated that they intend to vote “FOR” the Adjournment Proposal, but they are under no obligation to do so except those subject to their applicable Voting Agreements.

Voting and Proxies

Attendance. All holders of shares of common stock as of 5:00 p.m., New York City time, on the Record Date, including stockholders of record and beneficial owners of common stock registered in the “street name” of a broker, bank, trust or other nominee, are invited to attend virtually the special meeting.

Voting in Person. Stockholders of record of common stock will be able to vote in person (by virtual attendance) at the special meeting. If you are not a stockholder of record of common stock, but instead hold your shares of common stock in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote in person (by virtual attendance) at the special meeting.

Submitting a Proxy or Providing Voting Instructions. To ensure that your shares of common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person (by virtual attendance).

•	Shares Held by Record Holder. If you are a stockholder of record of common stock on the Record Date, you may submit a proxy using one of the following options:

•	via the Internet at www.proxyvote.com , (1) by following the instructions included in the e-mail you received if you consented to and received your proxy materials electronically or (2) by accessing the website and following the instructions indicated on the proxy card received by mail;

•	by phone, (1) by calling 1-800-690-6903 to reach a toll-free, automated touchtone voting line; have your proxy card in hand and then follow the instructions, or (2) by calling 833-786-5512Monday through Friday 9:00 a.m. until 10:00 p.m. New York City time to reach a toll-free, live operator line; or

•	by mail, by completing, signing, dating and returning the proxy card accompanying the proxy materials, if you received a printed copy of the proxy materials by mail.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting. If you sign, date, and return your proxy card (or submit your proxy by telephone or the Internet) without indicating how you wish to vote on a proposal, your proxy will be voted in accordance with our Board’s recommendation—i.e., in favor of (i) the Merger Proposal, and (ii) the Adjournment Proposal. If you are a stockholder of record of common stock and fail to return your proxy card (or fail to submit your proxy by telephone or the Internet), unless you attend the special meeting (by virtual attendance), the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the Merger Proposal, but will not affect the Adjournment Proposal. If you sign and return a proxy, the individuals named on the enclosed proxy card will have discretionary authority to vote on any other items that may arise at the special meeting or any adjournments or postponements thereof.

•	Shares Held in “Street Name”. If your shares of common stock are held in “street name,” you will receive instructions from your broker, bank, trust or other nominee that you must follow in order to have your shares voted. Your broker, bank, trust or other nominee will vote your shares only if you provide instructions on how to vote. Please follow the directions on the voting instruction form sent to you by your broker, bank, trust or other nominee with this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank, trust or other nominee, as the case may be. Brokers who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as the Merger Proposal and Adjournment Proposal, without specific instructions from the beneficial owner. Broker non-votes generally occur for shares held by a broker or other nominee that are present in person (by virtual attendance) or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because all proposals for the special meeting are non-routine and non-discretionary, we do not expect there to be any broker non-votes for such proposals.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK YOU OWN. BECAUSE STOCKHOLDERS CANNOT VOTE ON THE MERGER PROPOSAL OR THE ADJOURNMENT PROPOSAL AT THE MEETING UNLESS A MAJORITY OF THE OUTSTANDING VOTING POWER OF OUR COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING IS PRESENT, IT IS IMPORTANT THAT YOU ATTEND THE MEETING IN PERSON (BY VIRTUAL ATTENDANCE) OR ARE REPRESENTED BY PROXY AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU WILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON (BY VIRTUAL ATTENDANCE), YOUR VOTE BY LATER-DATED PROXY OR BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a stockholder of record of common stock, you may revoke your proxy at any time before the vote is taken at the special meeting by:

•	submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating, and returning a new proxy card by mail to the Company;

•	attending the special meeting and voting in person (by virtual attendance); or

•	delivering to the Company’s Secretary a written notice of revocation to c/o MMA Capital Holdings, Inc., 3600 O’Donnell Street, Suite 600, Baltimore, Maryland 21224, Attn: Secretary.

Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares of common stock in “street name” through a bank, broker, trust or other nominee, you will need to follow the instructions provided to you by your bank, broker, trust or other nominee in order to revoke your voting instructions or submit new voting instructions.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the special meeting or any adjournment or postponement of the special meeting. We retain full authority to the extent set forth in our by-laws and Delaware law to adjourn the special meeting (or any adjournment or postponement of the special meeting) for any purpose, or to postpone the special meeting (or any adjournment or postponement of the special meeting) before it is convened, without the consent of any stockholder.

If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting if announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or our Board fixes a new record date for the special meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Anticipated Date of Completion of the Merger

We are working towards completing the Merger as soon as possible. Assuming receipt of required regulatory approvals and timely satisfaction or waiver of other closing conditions, including the approval by our stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be completed as promptly as practicable after the adjournment of the special meeting but in any event prior to the end of 2021. If our stockholders vote to approve the proposal to adopt the Merger Agreement, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger, subject to the terms of the Merger Agreement. See “The Merger—Closing and Effective Time of the Merger” beginning on page 52.

Rights of Stockholders Who Seek Appraisal

Stockholders are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. This means that you may be entitled to have the fair value of your shares of common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation, plus interest (if any), in lieu of the per share Merger Consideration if you follow exactly the procedures specified under Section 262 of the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a demand in writing for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement and you must not vote in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Solicitation of Proxies; Payment of Solicitation Expenses

Our directors, officers, and employees may solicit proxies on our behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. We have also engaged Broadridge Financial Solutions, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee of $30,000, plus customary disbursements. We also will request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. We will pay all expenses of filing, printing, and mailing this proxy statement, including solicitation expenses.

Questions and Additional Information

You should not return your stock certificate or send documents representing common stock with the proxy card. If the Merger is completed, the paying agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares of common stock for the Merger Consideration.

If you have questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Broadridge Financial Solutions, Inc., at:

Broadridge Financial Solutions, Inc.

By Telephone: 833-786-5512

THE MERGER (PROPOSAL 1)

If the Merger Agreement is adopted by our stockholders and all other conditions to the closing of the Merger are either satisfied or validly waived, the Company will merge with and into Merger Sub. Merger Sub will be the Surviving Entity in the Merger and will continue as a wholly owned subsidiary of Parent. Our common stock is currently traded on Nasdaq under the symbol “MMAC.” If the Merger is completed, we will cease to be an independent public company and our successor will become a subsidiary of Parent. Following the completion of the Merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated. In addition, upon the completion of the Merger, our common stock will no longer be listed on any stock exchange or quotation system, including Nasdaq.

Merger Consideration

If the Merger is completed, at such time as the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such subsequent time as is agreed between the parties and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL (the “Effective Time”), each outstanding share of common stock (other than shares of common stock held by (a) Parent, Merger Sub, or the Company (or held in the Company’s treasury) or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case outstanding immediately prior to the Effective Time (such shares, “Excluded Shares”) or (b) any stockholder who is entitled to demand and properly demands appraisal of such shares in accordance with Section 262 of the DGCL and who does not fail to perfect or otherwise effectively withdraw such demand or otherwise lose the right to appraisal (such shares, “Dissenting Shares”)) and each deferred share of common stock reserved for the account of any Company director will be converted into the right to receive $27.77 in cash, without interest and reduced by the amount of any withholding that is required under applicable laws. Following the Effective Time on the closing date, Parent will cause to be deposited with the paying agent sufficient cash to pay to the holders of the common stock the Merger Consideration. Promptly after the Effective Time, Parent and the Surviving Entity will cause the paying agent to mail to each record holder of shares of common stock that were converted into the right to receive the Merger Consideration a letter of transmittal and instructions for use in effecting the delivery of shares to the paying agent and for effecting the surrender of certificates in exchange for the Merger Consideration.

Background of the Merger

Company History

The Company and its predecessor were originally engaged in the business of financing affordable apartment properties, initially through the acquisition of tax-exempt bonds that finance such properties and, following a series of corporate acquisitions, by syndicating low income housing tax credits. In 2006, the Company expanded its investment strategy to include renewable energy financing.

The great recession that began in 2008 coincided with a restatement of the Company’s financial statements and proved to be a significant challenge for the Company. In order to survive, the Company was forced to sell a number of the business units it had created or assembled, including its renewable energy finance unit. In 2015, several of its former renewable energy finance employees expressed an interest in rejoining the Company and creating a new renewable energy finance business with a target market of late-stage development and construction loans. In order to build that business, in addition to utilizing capital on hand, the Company began selling off certain legacy assets, such as its remaining tax-exempt bond portfolio, and reinvesting the proceeds in the renewable energy business. The Company remained capital constrained, however, and sought to bring partners into its renewable energy business, one of which was an affiliate of Fundamental. The Company and the affiliate of Fundamental established three joint ventures known as Solar Development Lending, Solar Construction Lending and Solar Permanent Lending (collectively, the “Solar Ventures”).

Externalization of Management

Despite the success of the Solar Ventures and the participation by the affiliate of Fundamental in the Company’s renewable energy business, the Company continued to face two significant challenges. First, the trading price of the Company’s shares consistently traded below book value, which made it undesirable to seek additional equity capital because such capital would have been dilutive. Second, without such capital, it was difficult for the Company to grow its business and simultaneously bear the costs of operating as a public company.

On January 8, 2018, the Company entered into a series of transactions pursuant to which the Company sold certain of its non-core assets to affiliates of the Hunt Companies, Inc. (collectively, “Hunt”), and Hunt Investment Management, LLC became the Company’s external manager (the “Manager”). That sale transaction allowed the Company to monetize certain assets for re-investment in the solar lending business sooner than might otherwise have been possible, while taking back an income producing note receivable that provided a consistent earnings stream over the next seven years. In addition, externalizing the management of the Company, including having the Manager hire all of the Company’s employees, resulted in savings on the overhead burden previously borne by the Company, helping with the goal of reducing the costs associated with operating a public company of its size. Finally, partnering with Hunt was anticipated to provide the Company with access to a greater breadth of origination capacity and investing experience. To facilitate the reduction in the Company’s overhead costs, the management agreement by and between the Company and the Manager (the “Management Agreement”) also provided for an annual cap on employee expense reimbursement until the Company reached a total GAAP stockholders’ equity level of $500 million.

Despite the management externalization and the accompanying reduction in costs and the profitability of the renewable energy finance business, the Company’s share price continued to lag the Company’s book value per share, perpetuating the Company’s historical difficulty of raising capital without dilution and hindering the Company’s growth.

The following chronology summarizes the key meetings and events leading up to the execution of the Merger Agreement. The following chronology does not purport to catalog every conversation of our Board of Directors, the Disinterested Directors, the Transaction Committee, the Manager, our advisors and other parties.

At a Board meeting on January 29, 2020, in light of the Company’s stock performance and inability to access capital markets in a meaningful way, one of the directors, Chris Hunt, the Chief Executive Officer of Hunt, expressed his view that the short-term loans that characterized the Company’s solar portfolio were not well-suited to the long term capital structure of a public company and that the Company would be better served by investing in long-term infrastructure assets with steady income streams.

Following Mr. Hunt’s suggestion on behalf of the Manager of a strategic shift to investing in long-term infrastructure opportunities, the directors not affiliated with the Manager (the “Disinterested Directors”) commenced informal discussions and consultations with outside counsel regarding a potential strategic change to investing in long-term infrastructure assets.

In early March 2020, the Disinterested Directors engaged King & Spalding LLP (“King & Spalding”) as their counsel, began the process of engaging TD Securities as their financial advisor, and commenced an inquiry into the merits of such a strategic change. As the Disinterested Directors began this process, the COVID-19 pandemic began to have a pronounced effect on the economy.

During a Board call held on March 30, 2020, the Disinterested Directors met for an initial presentation from Mr. Hunt regarding the elements and details of the potential strategic shift, including proposals to change the fee structure in the Management Agreement and for Hunt to make an additional equity investment in the Company in exchange for a primary issuance of additional shares of the Company.

On April 1, 2020, the Disinterested Directors met with their outside advisors for a written and oral presentation by TD Securities regarding the full range of strategic options that might be available for the Company to consider, including maintaining the status quo, early termination of the Management Agreement and either engaging a new manager or internalizing management, sale of the Company, liquidation of the Company and a strategic shift to long-term infrastructure assets with an accompanying adjustment in management personnel. TD Securities noted that termination of the Management Agreement would require the payment of a termination fee of approximately $21 million, and without the Manager’s consent, the agreement could not be terminated until an effective date of December 31, 2022. TD Securities explained that the Board would need to take this into consideration in evaluating strategic alternatives.

On April 7, 2020, the Disinterested Directors and TD Securities executed an engagement letter regarding the Disinterested Directors’ consideration of strategic options.

On April 20, 2020, the Board met for the primary purpose of discussing the effect of the COVID -19 pandemic and the importance of maintaining liquidity. At the meeting, the head of the Manager’s solar origination team described three projects located in the Electric Reliability Council of Texas (“ERCOT”) service area, all of which had a single sponsor (“Sponsor X”), as being at a somewhat greater than normal repayment risk because of uncertainty in the solar tax credit equity market due to COVID -19. In executive session of the Disinterested Directors and their advisors, the Disinterested Directors received a presentation from TD Securities in which TD Securities indicated that it had received cash flow and balance sheet projections from the Manager including a five-year projection assuming the retention of the solar business, a five-year projection assuming repositioning into long-term infrastructure and some conceptual ideas for raising capital, including an additional investment by Hunt. Following discussions with the advisors throughout April 2020, the Disinterested Directors concluded that internalizing management was not a very likely scenario due to costs and other constraints.

During a Board meeting on May 6, 2020, the Manager noted that the Solar Ventures had started the year off well, but that COVID -19 had slowed new investments and could impact tax equity investments because the investors might not be able to use as many tax credits in a faltering economy. The Manager also gave the Board an update on the Sponsor X projects, explaining that they were typical Solar Ventures projects, except that they were large projects, requiring larger buyers to supply the tax equity, and that the projects were located in a market that had a number of competing solar projects. Following the full Board meeting, the Disinterested Directors met in executive session with their advisors. TD Securities gave an update on various models previously provided by the Manager. TD Securities also discussed Hunt’s suggestion it could provide some additional capital through the purchase of additional shares and that such additional capital plus the effect of various Management Agreement changes proposed by Hunt would need to be factored into TD Securities’ analysis of the various scenarios.

Throughout May 2020, the advisors met regularly by telephone with Mr. Gallagher, the Chair of the Board, to discuss the Manager’s proposals, the nature and benefits of the long-term infrastructure investment proposal and the competitive status of that market.

On May 22 and May 23, 2020, the Disinterested Directors held meetings to discuss the overall process for evaluating and reaching a conclusion on the various proposals made by the Manager and the alternatives to those proposals. TD Securities made a presentation to the Disinterested Directors of the financial projections being evaluated. The Disinterested Directors discussed whether a long-term infrastructure investment strategy would produce stable, recurring income that would enable the Company to pay a stable and recurring dividend, whether this could help narrow the persistent gap between the Company’s book value and share price, and what the timing and challenges of a transition to infrastructure might be, concluding that more input was needed on execution and transition risks. The Disinterested Directors also discussed the challenges of achieving net proceeds in a liquidation scenario that might approximate adjusted book value, given the impacts of not being able to terminate the Management Agreement until December 31, 2022, the requirement to pay a termination fee at that time, the continuing costs of operating as a public company, the ongoing management fees payable during this period, and the uncertainty of being able to wind down or sell off the solar portfolio over time or in a bulk sale.

On May 26, 2020, Mr. Gallagher and another director, Suzanne Kucera, met with the advisors to further understand the issues and risks involved in making a transition to long-term infrastructure investments as well as in making adjustments to the Management Agreement.

On June 4, 2020, the Disinterested Directors held a meeting to which Mr. Hunt and various representatives of the Manager were invited for the purpose of making an in-depth presentation regarding the long-term infrastructure investment market and reviewing in greater detail the elements of the Manager’s proposal that were discussed at the March 30, 2020 meeting. The Disinterested Directors and the Manager’s representatives discussed the long-term infrastructure market, how to achieve proof of concept and the potential effect of COVID -19. They also discussed the extent to which transitioning to a long-term infrastructure strategy possibly could alleviate the Company’s key business challenges.

In executive session following a Board meeting on June 12, 2020, the Disinterested Directors continued to discuss whether the change to long-term infrastructure assets could be successfully achieved and whether it would achieve the desired results for the Company and the stockholders. They also discussed the fact that Michael Falcone, the Company’s Chief Executive Officer and an employee of Hunt, was engaging in discussions with Mr. Hunt regarding a transaction whereby Mr. Falcone and other members of the Company’s legacy management team might seek to acquire assets from the Manager relating to the Manager’s solar lending origination platform, which is comprised primarily of the Manager’s personnel and management expertise for its solar lending business (the “Solar Platform”). This management-led vehicle could then contract with the Company or the Manager to manage the Company’s orderly exit from the solar portfolio and enable the Company to focus on the new strategy. The Disinterested Directors determined that it would be premature to make a strategic decision pending the outcome of those discussions.

Following additional discussions among the Disinterested Directors, on June 28, 2020, Mr. Gallagher advised TD Securities that the Disinterested Directors voted unanimously for TD Securities to proceed with an analysis of the proposed infrastructure strategy and for TD Securities to have the Manager provide a more detailed analysis of the strategy and the availability of suitable investments as well.

On June 30, 2020, Gary Mentesana, the Company’s then-Chief Operating Officer and an employee of Hunt, on behalf of the Company emailed Robert Jacobsen of Fundamental indicating that the Company would want to discuss “some strategic matters at MMAC in the coming weeks,” and requesting that Fundamental enter into a confidentiality agreement with the Company.

During July 2020, Mr. Falcone continued to pursue the possibility that he and Mr. Mentesana, with financial backing from Hunt, might acquire the Manager’s Solar Platform and in connection therewith facilitate the Company in making a transition to long-term infrastructure while enabling Messrs. Falcone and Mentesana to remain in the solar loan origination business. The advisors and Mr. Gallagher had several conversations among themselves and with Mr. Falcone and his counsel on their progress in reaching an agreement with Hunt on the terms of such an arrangement.

In July 2020, following discussions with King & Spalding, the Manager engaged in discussions with third party institutions who could potentially facilitate a restructuring of the Company’s solar portfolio and, as a part of that process, the Company entered into a confidentiality agreement dated July 7, 2020 among the Company, Fundamental and the Manager (the “Fundamental NDA”), to allow for such discussions. In the latter part of July 2020, it became clear that Messrs. Falcone, Mentesana and Hunt were not going to be able to reach an agreement on the proposed new arrangement due to various factors, including relative investment amounts and governance terms, and, in a call on July 22, 2020, the advisors so notified J. P. Grant, who had become temporary acting Chair of the Company.

In early August, the Disinterested Directors met without advisors to discuss the status of the potential transition to long-term infrastructure assets, the associated change in staffing dedicated to the management of the Company and the plan for execution.

On August 12, 2020, Mr. Falcone advised Hunt personnel and Mr. Falcone’s counsel advised King & Spalding, that Mr. Falcone was resigning effective immediately as Chief Executive Officer of the Company and as an employee of Hunt, but that he planned to remain on the Company’s Board.

On August 13, 2020, the Disinterested Directors met with the advisors. After a review of their duties by the advisors, and a review by King & Spalding of the history of the strategic discussions to date, including the various alternative scenarios that had been considered, the time committed to the expectation that Messrs. Falcone and Mentesana would reach an agreement with the Manager to acquire the Manager’s Solar Platform and the additional negotiations regarding transition plans. The Disinterested Directors discussed various proposals for updating the Management Agreement as part of a transition to long-term infrastructure investments.

In various internal discussions over the next few days, the Disinterested Directors determined that they desired that Mr. Mentesana be named interim Chief Executive Officer, and on August 17, 2020, the Company issued a press release and a current report on Form 8-K announcing the appointment of Mr. Mentesana as interim Chief Executive Officer. In addition to discussing the search for a permanent Chief Executive Officer, over the next several weeks, there were multiple discussions among the Disinterested Directors and the advisors, primarily confined to personnel matters resulting from Mr. Falcone’s resignation and from the potential change to long-term infrastructure investments.

There was no communication between the Company and Fundamental regarding the contemplated subject matter of the Fundamental NDA until on or about August 18, 2020, when a telephone conversation took place between Messrs. Jacobsen and Falcone. During the course of the conversation, Mr. Falcone stated to Mr. Jacobsen that if Fundamental were interested, Mr. Jacobson should address the potential for a purchase with the appropriate Manager employees responsible for managing the Company.

On August 24, 2020, the Disinterested Directors again addressed the Company’s strategic alternatives and held a meeting with Mr. Falcone and the Company’s advisors. Mr. Grant reported that the Disinterested Directors had met without advisors the prior evening and expressed the view that they felt like they were in the early stages of the strategic process given Mr. Falcone’s departure, the Company’s personnel needs, transition considerations, the need for greater detail on infrastructure investments and strategy, and related matters. The Disinterested Directors voiced their ongoing desire for David Bjarnason to remain as Chief Financial Officer for continuity, leadership and knowledge of the Company’s accounting.

On August 25, 2020, the full Board met with numerous Hunt personnel to review in detail a presentation from the Manager regarding the transition to infrastructure, including how deals were to be originated and acquired, staffing, monetization of the solar portfolio in order to enable the transition, management issues, maintenance of regulatory and accounting infrastructure and related matters.

On August 31, 2020, the Board met without Mr. Hunt to engage in a detailed discussion of the proposal and related possible changes to the Management Agreement and discussion of these topics continued throughout the month of September, including with input from their advisors.

On September 22, 2020, the Disinterested Directors met with King & Spalding to discuss all aspects of the proposed change in strategy, as well as alternatives for the Company if the Disinterested Directors determined not to undertake such a change.

On September 29, 2020, an affiliate of Fundamental sent a letter to the Company offering to purchase the Company’s interest in the solar portfolio jointly owned by Fundamental and the Company, excluding certain loans to the extent defaulted or underperforming, which would remain jointly owned by Fundamental and the Company (the “Initial FA Offer”). The Initial FA Offer also indicated that Fundamental wanted a commitment for the parties to use best efforts to facilitate employment of individuals with responsibility for operating and managing the solar business. With this offer having been received, the Disinterested Directors continued their evaluation of the long-term infrastructure opportunity, and whether to sell the Company’s interest in the solar portfolio in order to facilitate the transition. Following receipt of the Initial FA Offer, the Chairman of the Board and Mr. Hunt discussed the proposal, and the Manager was tasked with exploring and negotiating this proposal with Fundamental on behalf of the Company.

On October 5, 2020, the Disinterested Directors met with their advisors and Mr. Falcone as an invited guest, to review the Initial FA Offer. The Disinterested Directors also revisited the question of evaluating all reasonable strategic alternatives including liquidation, a buy-out of the Management Agreement and other potential strategic combinations.

On October 12, 2020, the Board held a meeting with several representatives of the Manager in order for the Manager to respond to a series of questions that had been delivered to the Manager in connection with its most recent presentation of the elements of a pivot to a long-term infrastructure strategy. The Manager representatives reviewed a sample transaction, potential returns, benefits to stockholders, and how to define infrastructure assets, among other topics.

On October 19, 2020, Daniel Singer, one of the Manager’s representatives, had a call with Robert Jacobsen, a representative of Fundamental to discuss the Initial FA Offer. Mr. Singer indicated that the Company did not expect any assets to be excluded from any potential acquisition of the solar portfolio and that the Company expected Fundamental to pay a premium for the proposed acquisition of the solar portfolio. During this call, Mr. Jacobsen clarified to Mr. Singer that, as part of Fundamental’s desire to employ the individuals responsible for operating and managing the solar business noted in the Initial FA Offer, Fundamental desired to acquire the Solar Platform from the Manager in connection with any acquisition of the Company’s interest in the solar portfolio.

On October 22, 2020, Mr. Singer and Mr. Jacobsen had a call wherein Mr. Jacobsen indicated that Fundamental would be willing to acquire the Company’s interest in the solar portfolio without exclusions at par and desired to acquire the Solar Platform from the Manager for a price of $2.5 million.

On October 26, 2020, Mr. Singer and Mr. Jacobsen had a call wherein Mr. Singer responded to Mr. Jacobsen’s proposal of October 22, 2020, indicating that a price of par plus accrued interest for all of the Company’s interest in the solar portfolio could be recommended to the Board by the Manager and that the Manager would be willing to further consider a sale of its Solar Platform at a price of $7 million. Mr. Jacobsen indicated that he thought a price of $5 million for the Manager’s Solar Platform might be possible and asked if that would be acceptable to the Manager.

On October 27, 2020, Mr. Singer and Mr. Jacobsen had a call wherein Mr. Singer indicated that the Company and Manager would be willing to further consider the proposals as outlined on their October 26, 2020 call and encouraged Mr. Jacobsen to submit an updated term sheet.

In late October and early November 2020, in light of the Initial FA Offer, the Manager began to consider how best to operate the Company and its relatively few remaining assets if the Initial FA Offer were accepted and what a go-forward strategy for the Company would entail, including whether a back-end transaction for the Company and its remaining assets would better enable the Company to maximize value to the stockholders from the Initial FA Offer.

On November 2, 2020, the Board met to continue its discussion of the issues presented by the Initial FA Offer, the transition to infrastructure and related issues. During executive session, the Disinterested Directors discussed the complications presented by the Sponsor X projects, both as a value matter and a matter of transition logistics.

On November 5, 2020, during executive session following a regularly scheduled Board meeting, Mr. Hunt stated that progress had been made in the discussions with Fundamental and that Fundamental was willing to pay par plus accrued interest for all solar assets including the Sponsor X loans despite the soft ERCOT market issues. Mr. Hunt and Mr. Singer advised the Disinterested Directors that Fundamental was also interested in acquiring the Solar Platform from the Manager, and stated that a term sheet was expected shortly and that the price to be paid to the Manager for the Solar Platform was still under discussion.

Later on November 5, 2020, Mr. Singer received a draft term sheet from Mr. Jacobsen reflecting the revised proposal from Fundamental (the “Revised FA Offer”). The Revised FA Offer included the acquisition of all of the Company’s solar business assets, including the acquisition of the Company’s interest in all of the Solar Ventures’ loans at a value based on par plus accrued interest, and the acquisition from the Manager of the Solar Platform for $5 million, including the right to hire the Manager’s employees involved in the solar loan originations. The Revised FA Offer did not address the remainder of the Company’s assets.

On November 9, 2020, Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), counsel to Hunt, transmitted the Revised FA Offer to King & Spalding.

On November 10, 2020, the advisors held an update call with Mr. Gallagher to discuss the terms of the Revised FA Offer. Over the following four weeks, representatives of Hunt, Fundamental, counsel for the Disinterested Directors and Fundamental’s counsel, Sidley Austin LLP (“Sidley”), had a number of calls and discussions to discuss certain aspects of the Revised FA Offer including structural considerations associated with Fundamental’s acquisition of the Manager’s Solar Platform.

On November 11, 2020, Mr. Hunt called TD Securities to discuss a potential back-end transaction whereby Hunt would acquire, via a merger with the Company, the Company’s assets that were not part of the Revised FA Offer subject to the closing of the proposed transaction with Fundamental and facilitate the Revised FA Offer in agreeing to sell its Solar Platform to Fundamental. Mr. Hunt noted that, to ensure proper governance procedures were in place, Hunt would require any such transaction to be subject to review and approval of a fully empowered special committee of independent directors. TD Securities subsequently called Ryan McCrory, a representative of Hunt, to discuss process associated with a potential transaction with Hunt.

On November 13, 2020, a representative of Paul Weiss called King & Spalding to indicate that, in order to potentially maximize stockholder value and to provide the Board with an additional option for addressing what would become of the Company and its remaining assets following the consummation of a transaction with Fundamental, Hunt was preparing to submit a proposal to the Board to acquire by way of merger the Company’s outstanding common stock following the consummation of the sale of the Company’s interest in the solar portfolio in an all-cash transaction. The proposed transaction would also enable the Company to avoid the uncertainty and risks of a transition to infrastructure, allow the Company to realize immediate stockholder value without assuming the long-term risks and uncertainties of operating the business, and at the same time address the recurring suggestion of several large stockholders to create liquidity opportunities for stockholders. Because of Hunt’s interest in the proposed transaction, the respective legal counsel discussed the mechanics upon which any such transaction would be negotiated and consummated, including the implementation of a fully empowered special committee of the Board and a stockholder approval requirement that included a “majority of the minority” provision for the shares not held by Hunt or other potentially conflicted parties.

On November 19, 2020, the Company received a detailed, non-binding offer letter from Hunt Capital Holdings Investments, LLC (“HCHI”), an affiliate of Hunt and the Manager, that included the procedural requirements discussed above, an acquisition price of $29.14 per share (which accounted for and would not be reduced by any termination fee owed to the Manager on account of and following the transaction), and the financial assumptions and requirements which would need to be achieved in order to support that proposed price, including the payment to the Company of the purchase price for the Company’s interest in the Solar Ventures as set forth in the Initial FA Offer, the proceeds of which would be utilized in paying the acquisition price offered by Hunt (the “Hunt Offer”). Accordingly, the Hunt Offer was conditioned on a successful sale of the Company’s interests in the Solar Ventures to Fundamental (the “Fundamental Transaction”) or another third party immediately prior to the consummation of a merger of the Company with an affiliate of HCHI (the “Hunt Merger Transaction”), such that the Company’s stockholders would receive an aggregate of $29.14 per share, and in connection with the Fundamental Transaction, the Manager would sell its Solar Platform to Fundamental for $5 million. The letter indicated that it was Hunt’s proposal that the stockholders would be entitled to vote separately on each of the Fundamental Transaction and the Hunt Merger Transaction. The proposal further contemplated that both the Fundamental Transaction and the Hunt Merger Transaction would be negotiated, executed and announced simultaneously, with the Hunt Merger Transaction being conditioned on the consummation of the Fundamental Transaction; provided, however, that the Fundamental Transaction would be consummated on a stand-alone basis if the Company’s stockholders approved it, but failed to approve the Hunt Merger Transaction.

On November 23, 2020, the Disinterested Directors met with their advisors to discuss the proposed terms of the Hunt Offer, as well as the fiduciary duties applicable to such a transaction and the procedural requirements needed to address the various conflicts of interest. The Disinterested Directors instructed TD Securities to prepare a detailed analysis of all of the Company’s other assets, in addition to the Solar Ventures. These other assets included, among other things, (i) the Company’s investment in an Alabama retail real estate project known as Spanish Fort and an associated bond investment, (ii) a real estate investment in Virginia, known as Russell 150, (iii) equity investments in two South African entities, and (iv) the Company’s subordinated debt.

On December 2 and 3, 2020, counsel for Hunt and counsel for the Disinterested Directors met to identify issues, process and deal protections for the proposed transactions and thereafter had related discussions with counsel to Fundamental.

On December 3, 2020, the full Board met and adopted resolutions forming a formal transaction committee of disinterested and independent directors (the “Transaction Committee”). The designated members of the Transaction Committee were J.P. Grant (Chair), Cecil Flamer, Frank Gallagher, Lisa Kay, Suzanne Kucera and Fred Puddester, which comprised the same group of disinterested and independent directors that had been previously evaluating the Company’s strategic alternatives with Hunt and with Fundamental. The Transaction Committee then met separately with its advisors, TD Securities, King & Spalding, and Company counsel Gallagher, Evelius & Jones LLP (“Gallagher”) to discuss the proposed timeline and next steps in order to continue discussions with Hunt regarding its offer and Fundamental regarding its offer. The Transaction Committee instructed the Manager to continue negotiating the terms of the proposed offer from Fundamental. TD Securities offered the Transaction Committee a very preliminary assessment of assets and liabilities that would guide the price negotiations, as well as an overview of the process that would follow.

On December 7 and December 8, 2020, legal counsel for the Transaction Committee and Paul Weiss had several discussions regarding the structuring of the Hunt Merger Transaction. Over the next week, legal counsel for Hunt and the Transaction Committee, together with TD Securities, also held several additional conference calls to further discuss the structuring of the Hunt Merger Transaction and counsel for Fundamental, Hunt and the Transaction Committee began a multi-week negotiation over the terms and structure of the Fundamental Transaction. In addition, representatives of Hunt and TD Securities had a number of conference calls to discuss diligence and other process related matters.

On December 11, 2020, the Manager, King & Spalding and Gallagher received a revised term sheet from Sidley on behalf of Fundamental reflecting the par plus accrued interest pricing that had been discussed for the Company’s interest in the solar portfolio, a $5 million premium payable to Manager for its interest in the Solar Platform and various structural changes that had been discussed to facilitate the transfer of the Solar Platform from Hunt to Fundamental. On the same date, the Disinterested Directors and TD Securities executed an engagement letter regarding the Disinterested Directors’ consideration of a transfer of the Solar Platform and Solar Ventures, on one hand, or the disposition of the Company, on the other hand.

On December 14, 2020, the advisors met with Mr. Gallagher and Mr. Grant to discuss structure and pricing for the Fundamental Transaction and the Hunt Merger Transaction, including the status of updated terms proposed by Fundamental.

On December 15, 2020, the Transaction Committee met with its advisors to receive an update on activities that had occurred since the December 3, 2020 meeting. In addition, legal counsel to the Transaction Committee discussed with the directors their fiduciary duties in the proposed transactions and began to preview potential deal protections that would allow the Transaction Committee to maximize the value to be received by the Company. TD Securities presented its view of potential pricing for the transactions based on the Company’s September 30, 2020 financial statements and the Transaction Committee engaged in extensive discussions of valuation issues. The Transaction Committee then instructed its advisors to continue negotiating the terms of the potential transactions with Hunt and Fundamental.

On December 16, 2020, TD Securities and Messrs. Hunt and McCrory had a call to discuss the terms of the potential transaction with Hunt.

On December 17, 2020, representatives of Hunt, TD Securities, Paul Weiss, King & Spalding and Gallagher held a conference call to discuss next steps for pricing discussions, as well as issues related to due diligence and to structuring the potential transactions. The representatives also discussed the possibility of offering Fundamental the opportunity to bid on the whole Company and the need for deal protections.

On December 21, 2020, representatives of Hunt and TD Securities discussed valuation issues related to Spanish Fort and Russell 150. Mr. Grant was briefed on those discussions later in the day.

On December 22, 2020, the Transaction Committee held a meeting with its advisors to discuss their views of an appropriate pricing response to the Hunt Offer. Representatives of TD Securities reviewed with the Transaction Committee further preliminary valuation analyses of the consideration proposed in the Hunt Offer. After an extensive discussion, the Transaction Committee instructed TD Securities to continue with its valuation work. Later that day, TD Securities called Messrs. Hunt and McCrory to discuss next steps.

On December 23, 2020, representatives of Paul Weiss and King & Spalding had a call to discuss certain remaining issues and deal protections.

On December 24, 2020, the Manager sent Sidley comments to Fundamental’s December 11, 2020 proposed term sheet.

On January 5, 2021, Sidley sent a further revised term sheet to the Manager and counsel to the Disinterested Directors.

On January 6, 2021, representatives of TD Securities and legal counsel for the Transaction Committee held a conference call with Mr. Gallagher and Mr. Grant to further advance the pricing discussions, and, on January 7, 2021, a meeting of the Transaction Committee, together with its advisors, was held during which a counter-proposal on pricing was discussed and TD Securities was instructed to deliver a counter-proposal to Hunt of $34.50.

On January 7, 2021, representatives of Hunt, Paul Weiss, King & Spalding and Gallagher held a conference call to provide an update and discuss process, as well as the status of discussions with Fundamental.

On January 10, 2021, TD Securities orally delivered to Hunt the counter-proposal of $34.50 per share in response to the Hunt Offer.

On January 13, 2021, the Transaction Committee met with its advisors to discuss the initial reactions from Hunt on the $34.50 counter-proposal, and legal counsel was instructed to prepare a written offer to Hunt reflecting the terms of the proposal. TD Securities explained to the Transaction Committee the major differences between the Transaction Committee’s counter-proposal and the price Hunt was ascribing to certain of the assets.

On January 13, 2021, the Transaction Committee delivered to Hunt a letter indicating the $34.50 per share price and also containing additional requests of Hunt related to deal protections for the Hunt Merger Transaction. These requests included, among other items, a 45-day “go-shop” period with a related 1% termination fee, followed by a customary “no-shop” provision and a 2.5% termination fee.

On January 14, 2021, representatives of the Manager and TD Securities had a call with Mr. Jacobsen wherein they informed Mr. Jacobsen of the Hunt Merger Transaction.

On January 15, 2021, TD Securities raised with Fundamental the possibility of Fundamental acquiring the entire Company.

On January 17, 2021, Mr. Hunt called TD Securities to discuss certain aspects of the proposal, including the amount of transaction expenses and treatment of appraisal rights, and also to offer an increase in the purchase price from $29.14 to $30.50 per share for the Hunt Merger Transaction.

On January 20, 2021, following a call with Hunt’s counsel to discuss deal protections in the Fundamental Transaction, the Company’s advisors held a telephone conference with Mr. Grant and Mr. Gallagher to discuss the status of the drafts being exchanged with Fundamental regarding the terms of the offer from Fundamental to acquire the Company’s interests in the Solar Ventures at a price of par plus accrued interest, as well as Fundamental’s requests in connection with indemnification arrangements, for exclusivity and regarding the Company’s ability to terminate the Fundamental Transaction pursuant to a 45-day go-shop period with a 1.25% termination fee, which was higher than initial request of a 1.00% termination fee. Later in the day, legal representatives of Fundamental and the Transaction Committee held conference calls in an attempt to finalize those issues.

On January 21, 2021, the Transaction Committee met with its advisors to receive an update on the status of the Fundamental negotiations, including an increase in the price being paid to Hunt by Fundamental for the Solar Platform from $5 million to $7 million. TD Securities also advised the Transaction Committee that it had informed Fundamental of the Hunt Offer to take the Company private subject to and immediately following the closing of the Fundamental Transaction. Following extensive discussions, the Transaction Committee authorized TD Securities to make a counter-proposal to Hunt at $33.50 per share.

On January 22, 2021, representatives of Hunt, Paul Weiss, King & Spalding and Gallagher had a conference call to discuss remaining issues associated with Fundamental’s non-binding letter of intent.

On January 22, 2021, the Fundamental non-binding letter of intent to acquire the Company’s interests in the Solar Ventures was executed with a price of par plus accrued interest for the entire solar portfolio, a 45-day go-shop period with a 1.25% termination fee, and the acquisition of the Manager’s Solar Platform for a price of $7 million payable to the Manager, and the Transaction Committee agreed to exclusivity with Fundamental through March 5, 2021. The Transaction Committee also agreed that the negotiations with Hunt for the Hunt Merger Transaction could continue.

On January 25, 2021, following confirmation from the Transaction Committee, TD Securities orally delivered to Mr. Hunt the Transaction Committee’s response of $33.50 per share.

On January 26, 2021, Mr. Hunt orally delivered to TD Securities a revised proposal of $31.41 per share.

Following a regularly scheduled Board meeting on January 28, 2021, the Transaction Committee met with its advisors to discuss the most recent offer from Hunt of $31.41 per share. TD Securities reviewed with the directors additional preliminary valuation analyses.

On February 2, 2021, following several calls among members of the Transaction Committee and its advisors, the Transaction Committee instructed to TD Securities to deliver a counter-offer of $33.03 per share, which offer was subsequently delivered to Mr. Hunt on February 3, 2021, by TD Securities.

Over the course of the next week, representatives of Fundamental indicated to TD Securities that Fundamental may also be interested in pursuing a stand-alone acquisition of the Company, which would obviate the need for the Company to engage in the Hunt Merger Transaction.

On February 11, 2021, Mr. Jacobsen called Mr. Singer to advise Mr. Singer that Fundamental was considering the impact of certain developments with Sponsor X and the project loans therewith on Fundamental’s proposed price for the acquisition of the Company’s interest in the Solar Ventures.

On February 12, 2021, the Transaction Committee authorized Fundamental to have access to a virtual data room containing all relevant information so that Fundamental could assess its proposed pricing for an acquisition of the entire Company. Meanwhile, Fundamental’s counsel, Sidley, delivered to the Transaction Committee’s advisors an initial draft of a purchase agreement for the Fundamental Transaction providing only for the acquisition of the solar lending business.

Starting on February 13, 2021, a winter storm with prolonged, below-freezing temperatures impacted most of Texas, whereby certain components of the national and local energy production markets, including in the ERCOT service area, were affected by power outages, power production shortfalls, increased demand and associated changes in market dynamics, resulting in supply and demand imbalances and extraordinary pricing mandated by ERCOT. The Company subsequently determined that these market dynamics materially and negatively impacted the Solar Ventures’ ERCOT loan portfolio in a variety of ways, including the availability and pricing of tax equity, the deterioration of underlying project value, and $25 million in excess power costs at one of the Sponsor X projects. The Company also subsequently determined that these factors and the Solar Ventures’ concentration in ERCOT might further impact the timing and amount of loan payoffs.

On February 15, 2021, the advisors met with Mr. Gallagher and Mr. Grant. TD Securities advised that, based on a call it had with Mr. Singer of Hunt, Fundamental planned to lower its offer for the Company’s interest in the solar business given valuation impairments of certain Sponsor X projects, in the range of $2 to $3 per share, based on events that arose following the execution of the term sheet on January 22, 2021.

On February 16, 2021, Mr. Hunt delivered to TD Securities a revised offer price of $32.00 per share, subject to confirmation of the Fundamental Offer price following the events in the ERCOT service area.

On February 17, 2021, advisors to the Transaction Committee had extensive discussions with Mr. Grant and Mr. Gallagher regarding the proposed $32.00 per share, as well as the possibility that Fundamental may need to revisit its pricing for the Company’s interest in the Solar Ventures in light of the adverse developments at the Sponsor X projects in the ERCOT service area and the Company’s potential future exposure to valuation and operating losses.

Also on February 17, 2021, representatives of Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), financial advisor to Fundamental, contacted TD Securities to discuss in further detail the possibility of Fundamental acquiring the entire Company in a merger transaction (the “Merger”), including the Transaction Committee’s timing expectations. TD Securities indicated that Fundamental would need to perform its diligence very quickly in order to present the Transaction Committee with an indicative range of pricing within one week to ten days. TD Securities further indicated that if Fundamental’s pricing was indeed attractive to the Transaction Committee, then the advisors would begin to negotiate with the Manager on the terms of Fundamental concurrently acquiring the Manager’s Solar Platform and also the fee that would be payable by the Company to the Manager upon termination of the existing Management Agreement in accordance with its terms.

On February 18, 2021, the advisors met with Mr. Gallagher and Mr. Grant to discuss a likely capital shortfall at one of the Sponsor X ERCOT projects as a result of the Texas storm.

On February 19, 2021, at a full Board meeting, personnel of the Manager made a presentation to the directors regarding the status of the ERCOT situation, expectations for its longer-term impact on the Company’s investments, and the potential for Fundamental to adjust downward its pricing for the Company’s interests in the Solar Ventures in light of these developments. Following the full Board meeting, the Transaction Committee met with its advisors and Mr. Falcone to further discuss these matters without management present. Fundamental’s interest in acquiring the whole Company was discussed, as well as the directors’ duties in the event of a Fundamental offer.

On February 23, 2021, Mr. Hunt called Mr. Grant and Mr. Gallagher to discuss the financial impacts of the ERCOT situation, including the longer-term impact on the solar industry in Texas. Mr. Hunt indicated that an impairment charge to the Company’s financials of $3.00 to $4.00 per share was possible, subject to the completion of a more detailed assessment.

On February 28, 2021, Mr. Gallagher indicated to the Board his intention to resign as a director and as Chairman for personal reasons, with the resignation becoming effective on March 3.

On March 1, 2021, in advance of a due diligence session, Fundamental called TD Securities to indicate that it was not currently in a position to advance its financial underwriting until the ERCOT situation was further assessed. In a subsequent phone call between TD Securities and Houlihan Lokey, Houlihan Lokey indicated that based on the current situation in Texas, an updated offer for the Company’s interests in the Solar Ventures would be less than par value, instead of the previously indicated 100% of par value, and that an offer price for the entire Company, reflecting those impairments and Fundamental’s evaluation of non-solar assets, would likely be in the range of $25.00 to $28.00 per share.

On March 3, 2021, at a special meeting of the full Board, Mr. Gallagher officially resigned for personal reasons as a member and Chairman. In connection with Mr. Gallagher’s resignation, the Board also determined to name Mr. Falcone as the replacement Chair of the Board, and determined that Mr. Grant would become the lead independent director.  In addition to the Board changes, the Board determined that Mr. Mentesana would be named permanent Chief Executive Officer of the Company.

From March 4 through March 8, 2021, TD Securities had several calls with Mr. Hunt to discuss his views of the Company and its potential exposure to the ERCOT situation and to Sponsor X.

On March 8, 2021, Mr. Hunt had a discussion with Mr. Grant and a representative of TD Securities in order to express Mr. Hunt’s continued concern over the investments in the ERCOT service area and the financial status of Sponsor X. Mr. Hunt indicated that he was expressing these concerns in his capacity as the Chief Executive Officer of the Company’s external Manager, and as a significant stockholder of the Company, and not in his capacity as a potential acquiror of the Company. Mr. Hunt also requested to address the full Board to explain his concerns about the Sponsor X’s financial status.

Also on March 8, 2021, Mr. Grant instructed TD Securities to solicit from Fundamental its renewed and current indications of pricing both for the Solar Ventures transaction on a stand-alone basis and an acquisition of the Company as a whole.

On March 9, 2021, a representative of Houlihan Lokey called TD Securities to indicate that Fundamental was prepared to offer $28.00 per share in an all-cash transaction, but that such offer was preliminary and subject to additional diligence. Houlihan also advised that Fundamental expected to acquire the Solar Platform, but would not provide any additional consideration for the Solar Platform or severance costs set forth in Fundamental’s offer letter of January 22, 2021, which would have the effect of reducing the net proceeds to shareholders by $1.33 per share.

On March 10, 2021, during a special meeting of the Transaction Committee to which all Board members were invited, the directors received a detailed presentation from personnel of the Manager regarding the ERCOT situation and the potential impairment of investments of the Solar Ventures located in the ERCOT service area. Mr. Hunt and the other directors engaged in an extensive discussion of these matters. Following the Board meeting, the Transaction Committee met with its advisors to discuss the offer of $28.00 per share from Fundamental and the potential alternatives for increasing the price in negotiations, including requesting that the Manager accept a lower price for its Solar Platform in order to maximize the cash payable to the Company’s stockholders. TD Securities advised the Transaction Committee that based on calls with Hunt regarding the ERCOT issues and the presumable resulting drop to the purchase price Fundamental would pay for the Company’s interests in the Solar Ventures in the Fundamental Transaction, the Hunt Offer price would likely drop to around $26 per share.

On March 11, 2021, TD Securities spoke separately with Houlihan Lokey and Mr. Hunt regarding pricing. Mr. Hunt advised TD Securities that with the ERCOT situation and the likely drop of the Fundamental Transaction purchase price on which Hunt’s offer was predicated, the Hunt Offer price would in fact likely be around $26 per share.

From March 11 through March 14, 2021, representatives of Hunt, TD Securities and the Transaction Committee negotiated the terms upon which the Manager would adjust downward its economic arrangements with respect to Fundamental’s acquisition of the Manager’s Solar Platform and the fee payable by the Company to the Manager upon termination of the existing Management Agreement in order to increase the net price payable to the Company’s stockholders in connection with the Merger with Fundamental.

On March 15, 2021, after discussions among the advisors, the Manager agreed to effectively reduce the termination fee that would otherwise be owed to the Manager under the terms of the Management Agreement by agreeing to accept the Company’s South African investments in lieu of $4.2 million cash toward payment of the Manager’s termination fee, to reduce the previously agreed to $7 million purchase price payable by Fundamental for its Solar Platform by $5 million, and to retain the severance obligations that Hunt would incur in connection with transitioning the employees of the Solar Platform to Fundamental (or one or more affiliated designees thereof), all of which was offered by Hunt in order to increase the net amount payable to stockholders to $28.38 per share. On that same day, Fundamental sent a draft exclusivity letter to the Transaction Committee requesting 60 days in order to finish its outstanding diligence.

On March 16, 2021, the Transaction Committee met with its advisors to consider the improved economic arrangements among Fundamental, Hunt and the Company in order for the Company’s stockholders to receive $28.38 per share. This meeting included a review of the Transaction Committee’s duties, deal protections, pricing risk pending definitive documents, Fundamental’s need for limited partner approval in connection with certain matters relating to the transaction, and a history of the pricing discussions to date. After extensive discussion, the Transaction Committee approved moving forward with Fundamental on those terms, subject to completion of diligence and negotiation of all definitive documentation.

On March 17, 2021, the full Board met with the advisors to ratify the actions of the Transaction Committee and advance discussions at $28.38 per share. Mr. Falcone and Mr. Hunt abstained from voting, and the remaining directors voted unanimously in favor of the proposal. The Board also approved entering into an exclusivity agreement with Fundamental through May 3, 2021.

On March 19, 2021, King & Spalding delivered an initial draft of the Merger Agreement to Sidley.

Between March 20 and March 28, 2021, legal counsel and financial advisors for all parties discussed numerous aspects of the transaction, including transaction structure, antitrust requirements, due diligence and documentation.

On March 29, 2021, Sidley delivered to the Transaction Committee and its advisors a revised draft of the Merger Agreement and the advisors gave a transaction update to Mr. Grant and committee member Lisa Kay, on behalf of the Transaction Committee.

On March 31, 2021, the Company filed its Annual Report on Form 10-K for calendar year 2020, which contained disclosure regarding the ERCOT situation and potential financial impacts on the Company, including a potential impairment of up to $4.00 per share.

On April 2, 2021, the Company held its earnings call and discussed the impact of the ERCOT situation.

From March 31, 2021 through the end of April 2021, the trading price of the Company’s common stock decreased from $22.80 to approximately $17.00 per share.

On April 6 and April 7, 2021, legal counsel exchanged initial drafts of an equity commitment letter, an assignment agreement for the transfer of the Solar Platform from the Manager to Fundamental or one or more of its affiliated designees (the “Assignment Agreement”), a termination of the Management Agreement (the “Termination Agreement,” and together with the Assignment Agreement, the “Hunt Agreements”), as well as revised drafts of the Merger Agreement.

Between April 5 and April 20, 2021, representatives of Sidley, King & Spalding, Paul Weiss and Gallagher continued to exchange drafts of the Merger Agreement, the Hunt Agreements and related transaction documents and negotiated open terms.

On April 23, 2021, the advisors provided Mr. Grant and Ms. Kay with an interim update on the progress on all issues, including document status, economic issues and next steps. TD Securities advised that three economic issues had emerged, with an aggregate impact of approximately $6 million, or $0.89 per share, which would bring Fundamental’s offer to approximately $27.49 per share.

Between April 25 and April 29, 2021, the financial advisors continued to negotiate the purchase price for the Merger, in light of the three economic issues. During this timeframe, the parties continued due diligence, legal counsel continued to negotiate the terms of the Merger Agreement and other documentation, including the proposed timing for Fundamental to obtain approval of certain matters relating to the transaction from its limited partner advisory committees for the two funds providing the equity financing for the Merger (the “LPACs”) and certain of the closing conditions proposed to be included in the Merger Agreement, as well as the amounts and triggers for the payment of transaction expenses in the event of termination of the Merger.

On April 30, 2021, Mr. Hunt, Mr. Laurence Gottlieb, Chief Executive Officer of Fundamental, and representatives of Houlihan Lokey and TD Securities participated in a telephone call, during which Mr. Gottlieb indicated that Fundamental required additional time until May 24, 2021, to obtain the necessary LPAC approvals of certain matters relating to the transaction, but that his proposed pricing for the Merger would not be subject to future downward adjustments during such additional time period.

On May 3, 2021, the Transaction Committee held a meeting to discuss the status of the negotiations. King & Spalding again reviewed with the directors their duties in connection their consideration of a transaction with Fundamental. TD Securities updated the directors on the differences in pricing between the parties, and representatives from King & Spalding and Gallagher walked the directors through the major elements of the core documents. After extensive discussion among the directors, it was agreed that exclusivity would extend through May 7, 2021, so that the price could continue to be negotiated and all of the documentation and diligence could be finalized. It was further agreed that, provided those conditions were met, exclusivity would continue to be extended through May 24, 2021, so that Fundamental could obtain the LPAC approvals of certain matters relating to the transaction.

On May 4 and May 5, 2021, TD Securities held pricing discussions with both Fundamental and the Manager.

On May 6, 2021, the full Board held a regular meeting. In executive session with the advisors, the Board discussed the status of the pricing negotiations with Fundamental. Given the existing pricing gap between the parties, Mr. Hunt agreed to an additional discount to the consideration expected to be received by the Manager from Fundamental for the Solar Platform, which discount equated to a 22 cents per share increase in the proposed price paid by Fundamental to the Company’s stockholders. Mr. Hunt then left the meeting, and the remaining directors, including Mr. Falcone, discussed the Company’s available strategic alternatives should the Fundamental transaction fail to proceed. Thereafter, Mr. Falcone left the meeting, and the Transaction Committee and its advisors continued their discussions. The committee then instructed TD Securities to continue negotiating for an increased purchase price from Fundamental.

Over the next few days, legal counsel for all parties continued to negotiate the terms of the transaction documents and held several conference calls to discuss open issues. On the evening of May 7, 2021, the Transaction Committee granted an extension of exclusivity through Sunday, May 9, 2021.

On May 9, 2021, Mr. Grant and the Company’s advisors participated in a call, during which TD Securities conveyed that Fundamental had increased its purchase price to $27.69 per share from its last offer of $27.49. Following discussions among Mr. Grant and the other members of the Transaction Committee later that day, the Transaction Committee agreed that exclusivity would extend through 11p.m. New York City time on Monday, May 10, 2021, in order to allow for continued negotiations.

On May 10, 2021, Mr. Grant and Mr. Gottlieb had a call to finalize the pricing discussions. After a lengthy conversation, Mr. Gottlieb agreed to increase Fundamental’s purchase price to $27.77 per share. That evening, the Transaction Committee held a meeting to approve proceeding with the Fundamental transaction at the agreed-upon price of $27.77 per share, on the condition that all other documentation be finalized by legal counsel that day in order for exclusivity to be extended. Later that night, legal counsel for all parties agreed that the transaction documentation was in final form and that exclusivity would therefore extend until May 24, 2021, in order for Fundamental to obtain the LPAC approvals of certain matters relating to the transaction.

Following a Board meeting on May 16, 2021, on May 17, 2021, the Company filed its Quarterly Report on Form 10-Q for the first quarter of 2021 and elected to defer the associated earnings call with investors until the week of May 24, 2021, on the expectation that the transaction would be announced on or before such date.

On May 21, 2021, the Transaction Committee held a telephonic meeting, together with representatives of TD Securities, King & Spalding and Gallagher, to discuss and review the draft Merger Agreement and related transaction documents. Representatives of King & Spalding reviewed the duties of the directors and the terms of the draft Merger Agreement. Representatives of Gallagher provided a presentation regarding the terms of the Hunt Agreements. Representatives of TD Securities reviewed with the directors certain preliminary valuation analyses of the consideration proposed in the Merger Agreement. Following extensive discussions, the Transaction Committee instructed management and the advisors to finalize all aspects of the potential transaction.

On May 23, 2021, the Transaction Committee held a telephonic meeting, together with representatives of TD Securities, King & Spalding and Gallagher, to discuss and review the draft Merger Agreement and related documentation and to consider the proposed transaction. Representatives of King & Spalding provided a presentation regarding the terms of the draft Merger Agreement and other transaction documents and reviewed with the directors their duties in connection with their consideration and potential approval of the transaction with Fundamental. Representatives of Gallagher provided a presentation regarding the terms of the Hunt Agreements. TD Securities again reviewed with the directors TD Securities’ financial analyses of the consideration proposed in the Merger. Following extensive discussion, the Transaction Committee unanimously resolved to recommend the Merger Agreement and the transactions contemplated by the Merger Agreement to the full Board. Immediately following this approval, a telephonic meeting of the full Board convened, and Mr. Falcone and Mr. Hunt joined the meeting along with the Transaction Committee. Representatives of King & Spalding led a discussion on the interests of directors and executive officers in the Merger Agreement that are different from, or in addition to, the Company’s stockholders generally, including the consideration payable to the Manager upon completion of the transactions. Representatives of TD Securities then delivered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated May 23, 2021, to the effect that, as of the date of such opinion and based upon and subject to the limitations, qualifications and assumptions set forth in such opinion, the Merger Consideration to be received by the holders of the Company’s common stock pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of the Company’s common stock (other than Hunt, Fundamental or any affiliate of Hunt or Fundamental). Following these presentations and discussions and receipt of the recommendation of the Transaction Committee, the full Board, with each of Mr. Hunt and Mr. Falcone abstaining, (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the holders of shares of the Company’s common stock; (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the transactions contemplated therein, including the Merger; and (iii) resolved to recommend that the holders of the Company common stock adopt the Merger Agreement and approve the Merger.

On the morning of May 24, 2021, the parties executed and delivered the Merger Agreement and other transaction documents, and the Company and Fundamental issued a joint press release publicly announcing the transaction.

On May 24, 2021, the Go-Shop Period (as further described under the section entitled “The Merger Agreement — Restriction on Solicitation of Company Acquisition Proposals” on page 63) commenced and it expired at 11:59 p.m. New York Time on July 8, 2021. During this period, at the direction of the Company, representatives of TD Securities broadly and actively solicited company acquisition proposals from third parties, ultimately approaching 21 parties to determine their interest in exploring a potential transaction. Of those parties contacted, two executed confidentiality agreements with the Company during the Go-Shop Period and were granted access to an electronic data room containing confidential information regarding the Company and its business. However, no company acquisition proposals were received during the Go-Shop Period.

Reasons for the Merger

In reaching its (i) determination that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the holders of shares of the Company’s common stock, (ii) approving and declaring advisable the execution, delivery and performance of the Merger Agreement and the transactions contemplated therein, including the Merger, and (iii) resolving to recommend that the holders of the Company common stock adopt of the Merger Agreement and approve the Merger, the Board consulted with the Manager’s personnel who serve as the Company’s senior management team, as well as our financial and legal advisors, and considered a number of factors, including the following material factors which the Board viewed as supporting its decision to approve the Merger Agreement, declare the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, to be advisable and in the best interests of the Company and its stockholders and to recommend approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to its stockholders:

•	the current and historical trading prices of its common shares, and the fact that the Merger Consideration of $27.77 per share in cash represents a premium of approximately 63%, 41% and 35% over the 30-day, 60-day and 90-day volume-weighted average share prices ending May 21, 2021, the last trading day before we entered into the Merger Agreement;

•	the fact that the Merger Consideration was the result of arm’s-length negotiations and that we negotiated price increases by Fundamental from their revised expression of interest at a price of approximately $27.38 per share, and the Board’s belief that the Merger Consideration was the maximum price that Fundamental was willing to pay;

•	the Board’s belief that, in light of other negotiations conducted with interested parties as detailed in “Background of the Merger”, Fundamental was the party likely to offer the highest value for the common shares of the Company;

•	uncertainty regarding the expected scope and duration of the impacts of energy market disruptions and market softening in the ERCOT service area and of COVID-19 on the Company’s real property investments, as well as other macroeconomic factors, on the Company’s access to and cost of capital, operations and go-forward business plan;

•	the agreements by the Manager (i) to convey its Solar Platform to Fundamental, (ii) to reduce the price for the platform several times, eventually agreeing to transfer the platform without any separate payment therefor, and (iii) to accept a payment of a portion of its termination fee in kind, resulting in a lower termination fee to the Manager than contractually owed and an increase in the Merger Consideration payable to the Company’s stockholders from Fundamental;

•	the persistent discount-to-book value at which the Company’s stock trades, and the concomitant effect that the discount has on the Company’s ability to raise equity capital to fund our investments and grow the business without diluting our stockholders;

•	the persistent need to use our capital to invest in the solar business, limiting the Company’s options for returning capital to stockholders;

•	repositioning into other asset classes would require the sale or run-off of the Company’s solar investments in a value efficient manner and potentially result in economic inefficiencies and a reinvestment lag between the sale or run-off and the time in which we could fund and make new investments;

•	the short-term nature of the Company’s solar loans which inhibits the long-term predictable income stream necessary for us to pay a predictable, recurring dividend;

•	the disproportionate cost of remaining a public company given the Company’s size;

•	the persistently low trading volume in the Company’s shares, which significantly reduces the liquidity available to its stockholders;

•	the fact that the Merger Consideration is a fixed cash amount, providing the Company’s stockholders with certainty of value and liquidity immediately upon the closing of the Merger, in comparison to the risks, uncertainties and longer potential timeline for realizing equivalent value from the Company’s standalone business plan, possible strategic alternatives involving transactions in which all or a portion of the consideration would be payable in equity, or a liquidation of the Company’s assets;

•	the Board’s belief that soliciting other potential buyers in a widely conducted process prior to entry into the Merger Agreement could jeopardize the availability of Fundamental’s proposal as well as potentially damage the Company’s ability to execute a standalone business plan if an acceptable transaction did not materialize;

•	the fact that prior to the No-Shop Period Start Date, the Company’s Board and its advisors are permitted to solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute an acquisition proposal from a person other than Fundamental, and are permitted to terminate the Merger Agreement to accept a Superior Proposal from such person as long as the Company pays the applicable termination fee to Fundamental and complies with certain other procedures in the Merger Agreement, as more fully described under “The Merger Agreement—The ‘Go-Shop’ Period”;

•	the Company’s right under the Merger Agreement, in response to unsolicited acquisition proposals during the period from and after the No-Shop Period Start Date, to furnish information to and conduct negotiations with third parties in circumstances that might produce a Superior Proposal;

•	the Board’s right, under the Merger Agreement, to withhold, withdraw, modify or qualify its recommendation that the Company’s stockholders vote to approve the Merger and the other transactions contemplated by the Merger Agreement under certain circumstances, subject to payment of a termination fee if Fundamental elects to terminate the Merger Agreement in such circumstances;

•	the Company’s right to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a Superior Proposal if the Board determines in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to the Merger Agreement proposed in writing by Fundamental, that the Superior Proposal continues to constitute a Superior Proposal, upon payment of a termination fee;

•	the fact that in certain circumstances, during the Go-Shop Period, in order to accommodate a Superior Proposal, a lower termination fee of $2,020,000 (or approximately 35 cents per outstanding common share), representing approximately 1.25% of the Company’s equity value, will be payable by the Company, and that the termination fee of $4,850,000, representing approximately 3.0% of the Company’s equity value (or approximately 84 cents per outstanding share), was viewed by the Board, after consultation with our legal and financial advisors, as reasonable under the circumstances and not likely to preclude any other party from making a competing acquisition proposal;

•	the Board’s knowledge of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including economic and market conditions;

•	the ability to realize value we otherwise would not have obtained for, our below market subordinated debt;

•	the belief that the Merger is more favorable to the Company’s stockholders than other strategic alternatives available to the Company, including remaining as an independent public company, the feasibility of such alternatives and the significant risks and uncertainties associated with pursuing such alternatives;

•	the likelihood that the Merger would be completed based on, among other things, the absence of a financing condition and the ability of the Company to pursue specific performance of the Merger if the Merger Agreement is terminated in certain circumstances, which performance is secured by certain Fundamental-managed funds under the equity commitment letter;

•	the fact that TD Securities delivered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated May 23, 2021, to the effect that, as of the date of such opinion and based upon and subject to the limitations, qualifications and assumptions set forth in such opinion, the Merger Consideration to be received by the holders of the Company’s common stock pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of the Company’s common stock (other than Hunt, Fundamental or any affiliate of Hunt or Fundamental) (see “—Opinion of Our Financial Advisor”);

•	the terms and conditions of the Merger Agreement, which were reviewed by the Board with our financial and legal advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;

•	the fact that the Merger would be subject to the approval of our stockholders, and our stockholders would be free to reject the Merger by voting “AGAINST” the Merger for any reason, including if a higher offer were to be made prior to the stockholders’ meeting (in certain cases subject to payment by the Company of a $4,850,000 termination fee ($2,020,000 if such agreement arose from the “Go-Shop” period) if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, an acquisition proposal);

•	the other terms of the Merger Agreement, including the conditions to the closing of the Merger, which other terms include: (i) the Merger Agreement does not contain a financing condition with respect to any financing by Fundamental; (ii) the Merger Agreement requires Fundamental to use its reasonable best efforts to obtain any necessary regulatory approvals, subject to certain limitations described in the section entitled “The Merger Agreement—Regulatory Matters”; and (iii) the outside date under the Merger Agreement on which either party, subject to specified exceptions, can terminate the Merger Agreement, should provide sufficient time to consummate the Merger;

•	the availability of appraisal rights;

•	the fact that Hunt informed TD Securities that at a price in excess of $26 per share, it would more likely be a seller than a buyer; and

•	that despite the externalization of management and the accompanying reduction in costs, and despite the ongoing profitability of the renewable energy finance business, the Company’s share price continued to lag the Company’s book value per share, perpetuating the difficulty of raising capital without dilution and hindering the Company’s growth, and that pursuing a different strategy and/or reinternalization of management would be costly, have its own risks and uncertainties and might not achieve any different outcome.

The Board also considered the following potentially negative factors in its consideration of the Merger Agreement and the Merger:

•	the limitations on our ability to solicit competing acquisition proposals after the No-Shop Period Start Date and the possibility that the $4,850,000 termination fee (or $2,020,000 termination fee under certain circumstances), payable by us upon the termination of the Merger Agreement under certain circumstances could discourage other potential bidders from making a competing bid to acquire us;

•	the fact that the Merger Consideration represents a discount of approximately 3% to the highest share price of our common shares over the one-year period ended May 21, 2021, of $28.65 per share, which occurred on June 5, 2020, a discount to our book value at March 31, 2021, of $48.12 per share or approximately 42%, and a discount to our adjusted book value at March 31, 2021 of $37.34 per share or approximately 25.6%;

•	the fact that, following the Merger, the Company will no longer exist as an independent public company and the Company’s existing stockholders will not participate in its future earnings or growth;

•	the fact that the Merger Agreement does not permit the Company’s Board to authorize, declare or pay dividends or institute a stock buy-back program with respect to our common shares during the term of the Merger Agreement without the consent of Parent,

•	the fact that the Merger might not be consummated in a timely manner or at all, due to a failure of certain conditions to the closing of the Merger;

•	the restrictions on the conduct of the Company’s business prior to the completion of the Merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger (as more fully described in “Conduct of the Business Pending the Merger” below);

•	the fact that an all-cash merger would be taxable to the Company’s stockholders for U.S. federal income tax purposes;

•	the fact that the buyer in a change of control transaction cannot make use of the Company’s net operating losses and, therefore, would not accord any value to them;

•	the significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of management required to consummate the Merger and related disruptions to the operation of the Company’s business;

•	the fact that the announcement and pendency of the transactions contemplated by the Merger Agreement, the failure to complete the Merger, and/or actions that the Company may be required, or Fundamental may be permitted, to take under the Merger Agreement, could have an adverse impact on our existing and prospective business relationships and on the Company’s management team; and

•	the fact that some of our directors and executive officers have interests in the Merger that are different from, or in addition to, the Company’s stockholders generally (see “Interests of Our Directors and Executive Officers in the Merger”).

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. In reaching its (i) determination that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the holders of shares of the Company’s common stock, (ii) approving and declaring advisable the execution, delivery and performance of the Merger Agreement and the transactions contemplated therein, including the Merger, and (iii) resolving to recommend that the holders of the Company common stock adoption of the Merger Agreement and approval of the Merger, the Board did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. The Board did not reach any specific conclusion with respect to any of the factors or reasons considered.

The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Recommendation of Our Board of Directors

Our Board has approved the Merger Agreement and declared the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, advisable and in the best interest of the Company and its stockholders. Our Board recommends that you vote ‘‘FOR’’ the proposal to adopt the Merger Agreement and approve the Merger) and ‘‘FOR’’ the one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies, if there are insufficient votes at the time of the special meeting or any adjournment or postponement of the special meeting to approve the Merger Proposal.

Opinion of MMAC’s Financial Advisor

Opinion of TD Securities

MMAC retained TD Securities to act as financial advisor to the Transaction Committee in connection with the proposed Merger. The Transaction Committee selected TD Securities to act as its financial advisor based on TD Securities’ qualifications, expertise and reputation, its knowledge of recent transactions in the industry, its knowledge of MMAC’s business and affairs, and its independence. At the meeting of the Transaction Committee on May 23, 2021, TD Securities rendered its oral opinion, subsequently confirmed in writing, that as of such date, and based upon and subject to the assumptions, limitations and qualifications relating to the review undertaken by TD Securities as set forth in the written opinion, the Merger Consideration to be received pursuant to the Merger Agreement by the holders of shares of MMAC common stock is fair, from a financial point of view, to the holders of shares of MMAC common stock (other than the Manager, Parent or any affiliate of Parent or the Manager).

The full text of the written opinion of TD Securities, dated as of May 23, 2021, which sets forth, among other things, the assumptions, limitations and qualifications relating to the review undertaken by TD Securities in rendering its opinion, is attached to this proxy statement as Annex B. You are encouraged to read the entire opinion carefully and in its entirety. TD Securities’ opinion was rendered for the information and benefit of the Transaction Committee, in its capacity as such, and addressed only the fairness from a financial point of view of the Merger Consideration to be received pursuant to the Merger Agreement by the holders of shares of MMAC common stock (other than the Manger, Parent or any affiliate of Parent or the Manager) as of the date of the opinion. TD Securities’ opinion was not intended to, and does not, constitute a recommendation to any holder of MMAC common stock as to how to vote with respect to the proposed Merger and does not address the underlying business decision of MMAC to engage in the proposed Merger, the relative merits of the proposed Merger as compared to any alternative transactions or strategies that may be available to MMAC, or the fairness of the amount or nature of the compensation to any officers, directors or employees of MMAC, or any class of such persons, relative to the consideration to be received by the holders of shares of MMAC common stock pursuant to the proposed Merger. The opinion was addressed to, and rendered for the information and benefit of, the Transaction Committee and was not intended to, and does not, constitute a recommendation to any holder of MMAC common stock as to how to vote with respect to the proposed Merger and does not in any manner address the prices at which MMAC common stock will trade at any time.

In connection with rendering its opinion, TD Securities, among other things:

•	reviewed the draft Merger Agreement;

•	reviewed the draft Termination Agreement;

•	reviewed certain publicly available financial statements and other business and financial information of MMAC and the industries in which it operates;

•	reviewed certain internal financial statements and other financial and operating data concerning MMAC and its portfolio;

•	discussed the past and current operations and financial condition and the prospects of MMAC with (i) the Transaction Committee, (ii) other directors of MMAC and (iii) senior executives of MMAC, the Manager and Parent;

•	reviewed certain financial projections and operating data prepared by the Manager (the “MMAC Projections”);

•	reviewed the historical market prices and trading activity for MMAC common stock and compared the financial performance of MMAC and the prices and trading activity of MMAC common stock with that of certain other publicly-traded companies comparable with MMAC and its securities;

•	reviewed appraisal reports with respect to the valuation of (i) Heritage Commons, a parcel of land in the process of development just outside the city of Winchester in Frederick County, Virginia, otherwise known as Russell 150, dated February 2021, (ii) an 80% equity interest in Cypress Spanish Fort III, LLC, dated January 2021, and (iii) certain internal portfolio reports of the Company (collectively, clauses (i), (ii) and (iii), the “Appraisal Reports”);

•	reviewed the equity commitment letter, substantially in the form of the draft dated May 22, 2021, pursuant to which Fundamental Partners III LP and Fundamental Funds Partners IV LP, each a Delaware limited partnership and an investment fund affiliated with Fundamental, agree to make a cash equity investment in Parent prior to the proposed Merger (the “Equity Commitment Letter”); and

•	reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as TD Securities deemed appropriate.

For purposes of rendering its opinion, TD Securities assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, TD Securities by MMAC, the Manager and Parent. With respect to the MMAC Projections, TD Securities had been advised by the Manager, and assumed, that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the Manager of the future financial performance of MMAC and other matters covered thereby. TD Securities assumed that the proposed Merger would be consummated in accordance with the terms set forth in the Merger Agreement, without any waiver, modification or amendment of any material term, condition or agreement, or delay, including, among other things, that the termination of the Management Agreement (as described below under “Management Agreement – Other Agreements Related to the Merger – Termination Agreement”) would occur in accordance with the terms of the Termination Agreement, and Parent would obtain financing in accordance with the terms set forth in the Equity Commitment Letter. TD Securities also assumed that any modification to the structure of the transaction would not vary in any respect material to its analysis. In addition, TD Securities assumed that in connection with the receipt of all the necessary approvals for the proposed Merger or any transaction contemplated therein, no delays, limitations, conditions, modifications or restrictions would be imposed that could have an adverse effect on MMAC. TD Securities also assumed that the final executed Merger Agreement, Termination Agreement and Equity Commitment Letter would not differ in any material respect from the Merger Agreement, Termination Agreement and Equity Commitment Letter reviewed by TD Securities. TD Securities has not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of MMAC. At the direction of the Transaction Committee, TD Securities reviewed and relied upon, without independent verification, the Appraisal Reports for purposes of its analysis. TD Securities expressed no views on the Appraisal Reports or any aspect of the Termination Agreement or the Assignment and Assumption Agreement. TD Securities’ opinion is not a solvency opinion and does not in any way address the solvency or financial condition of MMAC or any other entity. Its opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion and TD Securities assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, TD Securities is a financial advisor only and has relied upon, without independent verification, the assessment of MMAC and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. In arriving at its opinion, TD Securities was not authorized to solicit, and did not solicit, any expressions of interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving MMAC prior to the date of its opinion.

Summary of Financial Analyses

The following is a summary of the material financial analyses performed by TD Securities in connection with its oral opinion and the preparation of its written opinion dated May 23, 2021. The following summary is not a complete description of TD Securities’ opinion or the financial analyses performed and factors considered by TD Securities in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. In connection with arriving at its opinion, TD Securities considered all of its analyses as a whole and did not attribute any particular weight to any analysis described below. Considering any portion of such analyses and factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying TD Securities’ opinion. The ranges of values resulting from any particular analysis described below should not be taken to be TD Securities’ view of the actual value of MMAC. In performing its analyses, TD Securities made judgments and assumptions with regard to industry performance, general business, regulatory, economic, market and financial conditions and other matters, which are beyond the control of MMAC and TD Securities. Any estimates contained in TD Securities’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by TD Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

In performing the financial analyses summarized below and in arriving at its opinion, TD Securities utilized and relied upon the MMAC Projections.

Summary of Analyses

Net Asset Value Analysis

TD Securities performed a net asset value analysis of MMAC which consisted of (i) MMAC’s economic interest in Solar Construction Lending, LLC, Solar Permanent Lending, LLC, and Solar Development Lending, LLC (collectively, the “Solar Ventures”), (ii) MMAC’s investment in a parcel of land in the process of development just outside the city of Winchester in Frederick County, Virginia (“Heritage Commons”) and MMAC’s 80% ownership interest in a joint venture that owns and operates a mixed-use town center and undeveloped land parcels in Spanish Fort, Alabama (“SF”) (Heritage Commons and SF collectively, the “Real Estate Investments”), (iii) the estimated fair value of MMAC’s subordinated debt that had a total unpaid principal balance of $85.9 million as of March 31, 2021, (iv) value of MMAC’s net operating losses, (v) book values as of March 31, 2021 for MMAC’s other assets and liabilities, except as noted below, provided to TD Securities by MMAC, and (vi) the estimated value of MMAC's unallocated operating expenses, in each case using MMAC’s public filings and other financial information provided by MMAC, as approved for TD Securities’ use by the Transaction Committee and as described in further detail below:

Solar Ventures. The loan portfolio in Solar Ventures consisted of (i) certain loans associated with a single sponsor and secured by three renewable energy projects in the Electric Reliability Council of Texas (“ERCOT”) service area that were in non-accrual status as of March 31, 2021 (collectively the “ERCOT Loans”), and (ii) the remaining loan portfolio (the “Other Loans”).

TD Securities estimated the value of the Other Loans by multiplying the unpaid principal balance outstanding as of March 31, 2021 by a range of 97% to 100%, based on TD Securities’ experience and professional judgment.

For the ERCOT Loans, TD Securities valued each loan individually. TD Securities took into account payment status and the expected return with respect to the applicable project. TD Securities calculated the net present value of such loans by discounting the forecasted interest and principal payments. TD Securities used ranges of discount rates from 8.0% to 16.5%, depending on the loan. The range of discount rates reflected the stated interest rates of these loans as well as the estimated return expectations of an equity sponsor (where the loan was issued to fund the sponsor equity in the project), based on information provided by the Manager and TD Securities’ experience and professional judgement. Principal payments at maturity were estimated based on proceeds that would potentially be realized from the sale or recapitalization of the underlying ERCOT project using information and estimates provided by the Manager and TD Securities’ experience and professional judgement. As one of the ERCOT projects was sold on April 23, 2021, the value of the associated ERCOT Loans reflected the loss realized as a result of partial repayment of the unpaid principal balance.

TD Securities added the value of the Other Loans and the ERCOT Loans, as determined above, to the cash and other assets of Solar Ventures as of March 31, 2021 in order to calculate the gross value of Solar Ventures. TD Securities then deducted from the gross value of Solar Ventures the value of non-pro rata capital contributions made by MMAC’s capital partner, based on information provided by the Manager, in order to calculate the total value of the partners’ interest in Solar Ventures. For purposes of the net asset value of MMAC, TD Securities reflected the value of MMAC’s interest in the total partners’ interest in Solar Ventures pursuant to the foregoing calculations as a 50% member.

Real Estate Investments. At the direction of the Transaction Committee, TD Securities relied on the appraised values provided in the Appraisal Reports for purposes of valuing MMAC’s Real Estate Investments.

Subordinated Debt. TD Securities calculated the net present value of the forecasted interest and principal payments to be paid by MMAC on its subordinated debt securities using a range of discount rates from 8.0% to 8.5%. This range of discount rates was based on TD Securities’ experience and professional judgement, taking into account a review of MMAC’s methodology for estimating a market discount rate on these securities and other market information with respect to yields on subordinated/high-yield debt for estimating a market discount rate on MMAC’s subordinated debt. The resulting net present value implied a fair value gain on MMAC's subordinated debt, which was reflected in the net asset value of MMAC.

Net Operating Losses. TD Securities calculated the present value of future tax savings from MMAC’s net operating losses based on projections prepared by the Manager that included MMAC’s forecasted cash tax savings, taking into account any limitations on the usage of MMAC's net operating losses, including limitations imposed upon a change of control. TD Securities utilized discounts rates ranging from 13.0% to 15.0%, which was TD Securities’ estimated range of MMAC’s cost of equity.

Other Assets and Liabilities. The book values as of March 31, 2021 for MMAC’s other assets and liabilities provided to TD Securities by MMAC were used for the net asset value of MMAC, except for: (i) capitalized debt issue costs, which were excluded, and (ii) MMAC’s equity interest in a residential real estate investment trust listed on the Main Board of the Johannesburg Stock Exchange, the value of which was calculated using the closing share price on May 21, 2021.

Operating Expenses. In order to calculate the impact of operating expenses of MMAC on the net asset value of MMAC, TD Securities utilized the gross amount of MMAC’s external management fees and reimbursable expenses, general and administrative expenses, professional fees and other expenses (collectively, “Operating Expenses”), set forth in the Manager’s estimate for 2021 Operating Expenses (“2021E Opex”). TD Securities calculated an implied value for the Operating Expenses for purposes of the net asset value of MMAC by capitalizing the 2021E Opex using a range of multiples from 5.0x to 6.0x, based on TD Securities’ experience and professional judgement (the “Standalone Opex Value”). TD Securities also calculated a value for the Operating Expenses that reflected an estimate of potential savings in certain expenses as compared to the 2021E Opex (the "Adjusted 2021E Opex") as a result of internalizing management of MMAC (the “Internalized Opex Value”). For purposes of calculating the Internalized Opex Value, TD Securities used the same range of multiples from 5.0x to 6.0x in order to capitalize the Adjusted 2021E Opex and included the cost of the termination fee under the Termination Agreement. TD Securities reflected the mid-point of the Standalone Opex Value and Internalized Opex Value as a deduction in the net asset value of MMAC.

Based on the foregoing analysis, TD Securities calculated an indicative net asset value range of MMAC of approximately $138.5 million to $180.9 million. TD Securities divided this range by the number of shares of MMAC common stock outstanding on a fully diluted basis as of March 31, 2021 based on information provided by the Manager. This analysis resulted in the following indicative range, as compared to the per share Merger Consideration:

Net Asset Value Analysis Implied Equity Value per Share Reference Range	Merger Consideration
$23.78 – $31.06	$27.77

Precedent Transactions Multiples Analysis

Using publicly available information, TD Securities reviewed certain financial data relating to the 13 completed transactions listed below that were announced between February 26, 2016 and December 7, 2020 involving target companies whose operations, for the purposes of TD Securities’ analysis and based on its experience and professional judgment, TD Securities considered generally relevant in evaluating those of MMAC, based on business sector participation, operational characteristics and financial metrics (such transactions collectively, the “selected transactions”).

TD Securities reviewed, among other information, transaction values of the selected transactions, calculated as the per share purchase price paid for the target companies as multiples of such target companies’ latest reported book value per share. Financial data of the selected transactions were based on public filings and other publicly available information.

Announcement Date	Target	Acquirer
12/7/2020	Anworth Mortgage Asset Corporation	Ready Capital Corporation
11/7/2018	Owens Realty Mortgage, Inc.	Ready Capital Corporation
7/23/2018	Corporate Capital Trust, Inc.	FS Investment Corporation
5/2/2018	MTGE Investment Corp.	Annaly Capital Management, Inc.
4/26/2018	CYS Investments, Inc.	Two Harbors Investment Corp.
2/27/2018	PHH Corporation	Ocwen Financial Corporation
2/13/2018	Nationstar Mortgage Holdings Inc.	WMIH Corp.
10/17/2017	NewStar Financial Inc.	First Eagle Investment Management
1/27/2017	Stonegate Mortgage Corporation	Home Point Financial Corporation
5/23/2016	American Capital, Ltd.	Ares Capital Corporation
4/11/2016	Hatteras Financial Corp.	Annaly Capital Management, Inc.
3/2/2016	JAVELIN Mortgage Investment Corp.	ARMOUR Residential REIT, Inc.
2/26/2016	Apollo Residential Mortgage, Inc.	Apollo Commercial Real Estate Finance, Inc.

TD Securities noted that the low to high latest book value multiples observed for the selected transactions was 0.65x to 1.15x (with a median of 0.89x and an average of 0.90x). Based on the multiples observed for the selected transactions and its professional judgment and experience, TD Securities selected a range of book value multiples of 0.70x to 0.90x derived from the selected transactions. These multiples were applied to: (i) the latest adjusted book value (“Adjusted Book Value”) of MMAC (as of March 31, 2021), a non-GAAP measure disclosed by MMAC in its public financial statements, which represents book value reduced by the carrying value of MMAC’s deferred tax assets; and (ii) an estimated mark-to-market adjusted book value (“Mark-to-Market Adjusted Book Value”) of MMAC, which was based on values for MMAC’s assets and liabilities as determined in the Net Asset Value Analysis set forth above (excluding the impact of Operating Expenses and net operating losses), to which TD Securities then added the value of MMAC’s net operating losses (as determined in the Net Asset Value Analysis), in order to derive the implied equity value per share reference range.

Based on the foregoing, TD Securities calculated the following indicative implied equity value per share reference ranges for MMAC, as compared to the per share Merger Consideration:

Implied Equity Value per Share Reference Range Based on:
Latest Reported Adjusted Book Value Per Share	Mark-to-Market Adjusted Book Value Per Share	Merger Consideration
$26.14 – $33.61	$26.88 – $34.42	$27.77

No company or transaction used as a comparison in this analysis is identical to MMAC or directly comparable to the proposed Merger in business mix, timing and size or other metrics. Accordingly, an evaluation of the results of the foregoing necessarily involves complex considerations and judgments concerning differences between the proposed Merger and the other transactions, MMAC and other factors. In evaluating the selected transactions, TD Securities made judgments and assumptions with regard to the applicable transactions, size, business mix, governance matters, industry performance, geographic mix, economic, market and financial conditions and other matters, many of which are beyond the control of MMAC. Mathematical analyses (such as determining the average or median) are not in themselves a meaningful method of using comparable data.

Precedent Transaction Premiums Analysis

TD Securities reviewed the premiums or discounts paid by acquirers in the 13 selected transactions, listed in the section above, involving target companies whose operations, for the purposes of TD Securities’ analysis and based on its experience and professional judgment, TD Securities considered generally relevant in evaluating those of MMAC. For each transaction, TD Securities calculated the stated transaction price per share as a percent of the last reported closing price for the applicable target company prior to announcement and the closing price of the applicable target company 30 days prior to announcement. This analysis indicated the following reference data for the selected transactions:

Precedent Transactions Premiums Reference Data
Period	Low to High	Average	Median
1-Day Prior to Announcement	3% – 44%	19%	13%
30-Day Prior to Announcement	(3%) – 73%	22%	14%

Based on the foregoing review and its professional judgment and experience, TD Securities applied a premium range of 10% to 40% to: (i) the closing price of MMAC common stock on May 21, 2021 of $17.10; and (ii) the volume-weighted average MMAC common stock price during the 30 trading days prior to and including May 21, 2021 of $17.09.

Based on the foregoing, TD Securities calculated the following approximate implied equity value per share reference ranges for MMAC, as compared to the per share Merger Consideration:

Implied Equity Value per Share Reference Range Based on:
Last Closing Share Price	30-Day Volume-Weighted Average Price	Merger Consideration
$18.81 – $23.94	$18.80 – $23.92	$27.77

No company or transaction used as a comparison in this analysis is identical to MMAC or directly comparable to the proposed Merger in business mix, timing and size or other metrics. Accordingly, an evaluation of the results of the foregoing necessarily involves complex considerations and judgments concerning differences between the proposed Merger and the other transactions, MMAC and other factors. In evaluating the selected transactions, TD Securities made judgments and assumptions with regard to the applicable transactions, size, business mix, governance matters, industry performance, geographic mix, economic, market and financial conditions and other matters, many of which are beyond the control of MMAC. Mathematical analyses (such as determining the average or median) are not in themselves a meaningful method of using comparable data.

Trading Price Discount to Book Value

TD Securities reviewed trading prices of shares of MMAC between January 1, 2020 and May 21, 2021 and calculated the premium or discount to the Company’s book value per share and Adjusted Book Value per share at the time as disclosed in its public filings. This analysis indicated the following discounts to book value and Adjusted Book Value per share:

Trading Price Discount to Book Value from January 1, 2020 to May 21, 2021
Metric	Low to High	Average	Value on May 21, 2021
Book Value per Share	(65%) – (33)%	(49)%	(64)%
Adjusted Book Value per Share	(55%) – (16)%	(36)%	(54)%

Based on the foregoing review and its professional judgment and experience, TD Securities applied a discount range of: (i) 40% to 55% to MMAC’s book value per share as of March 31, 2021 of $48.12; and (ii) 25% to 40% to MMAC’s Adjusted Book Value per share as of March 31, 2021 of $37.34.

Based on the foregoing, TD Securities calculated the following approximate implied equity value per share reference ranges for MMAC, as compared to the per share Merger Consideration:

Implied Equity Value per Share Reference Range Based on:
Book Value Per Share	Adjusted Book Value Per Share	Merger Consideration
$21.65 – $28.87	$22.40 – $28.01	$27.77

Other Information

TD Securities observed the following additional factor that was not considered part of TD Securities’ financial analysis with respect to its opinion, but which was noted as reference data for the Transaction Committee.

TD Securities reviewed the trading prices of MMAC Common stock over the 52-week period ended on May 21, 2021. For the 52-week period reviewed, TD Securities observed the overall low to high intraday trading share price range of $16.36 to $29.00.

General

TD Securities conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to the Merger Agreement by the holders of shares of MMAC common stock (other than the Manager, Parent or any affiliate of Parent or the Manager) and in connection with the delivery of its opinion, dated May 23, 2021, to the Transaction Committee. These analyses do not purport to be appraisals or to reflect the prices at which shares of MMAC common stock may trade at any time.

The Merger Consideration was determined by MMAC and Parent through arm’s-length negotiations between MMAC and Parent and approved by the Board. TD Securities provided advice to the Transaction Committee during these negotiations. TD Securities did not, however, recommend any specific consideration to MMAC or the Transaction Committee or that any specific consideration constituted the only appropriate consideration for the proposed Merger.

TD Securities’ opinion and its presentation to the Transaction Committee was one of many factors taken into consideration by the Transaction Committee and the Board in deciding to approve the Merger Agreement and approve the transactions contemplated thereby, including the proposed Merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Transaction Committee and the Board with respect to the consideration pursuant to the Merger Agreement or of whether the Transaction Committee or the Board would have been willing to agree to a different consideration. TD Securities’ opinion was approved by the Fairness Opinion Committee of TD Securities in accordance with TD Securities’ customary practice.

TD Securities and its affiliates provide investment and commercial banking, lending, asset management and other financial and non-financial services to a wide range of corporations and individuals. In the ordinary course of these activities, TD Securities and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions in debt, equity and/or other securities or loans of MMAC, the Manager, Parent or certain of their respective affiliates and TD Securities may have received or may receive compensation in connection with such activities. TD Securities and its affiliates also conduct research on securities and may, in the ordinary course of business, provide research reports and investment advice to our clients on investment matters, including matters with respect to the proposed Merger, MMAC, the Manager, Parent or any of their affiliates.

Under the terms of its engagement letter, TD Securities provided the Transaction Committee with financial advisory services and a financial opinion in connection with the proposed Merger, described in this section and attached to this proxy statement as Annex B, and MMAC has agreed to pay TD Securities an aggregate fee of approximately $2.5 million for its services, $0.5 million of which became payable prior to the date of its opinion, $0.5 million of which became payable upon delivery of its opinion and the remainder of which is payable contingent upon consummation of the Merger. MMAC has also agreed to reimburse TD Securities for its expenses incurred in connection with its engagement. In addition, MMAC has agreed to reimburse TD Securities’ expenses and indemnify it for certain liabilities that may arise out of TD Securities’ engagement. TD Securities and its affiliates have provided during the two year period prior to the date of its opinion, currently are providing, and in the future may provide investment banking and other financial services to MMAC and its affiliates for which TD Securities and its affiliates have received, or would expect to receive, compensation. During the two year period prior to the date of its opinion, no material relationship existed between TD Securities and its affiliates and the Manager or Parent pursuant to which compensation was received by TD Securities or its affiliates; however TD Securities and its affiliates may in the future provide investment banking and other financial services to the Manager and Parent and their respective affiliates for which TD Securities and its affiliates would expect to receive customary fees. TD Securities, its affiliates, directors or officers may have committed and may commit in the future to invest in funds managed by affiliates of the Manager or Parent.

Financing of the Merger

In connection with the closing of the Merger, Parent will cause an aggregate of approximately $161.75 million to be paid to the holders of our common stock (including common stock reserved for the account of Company directors).

Parent is in receipt of the Equity Commitment Letter from Parent’s two members (Fundamental Partners III, LP and Fundamental Partners IV, LP), providing for equity financing in connection with the Merger in an aggregate amount not to exceed $161.75 million. The Company is a third party beneficiary of the rights granted to Parent under the Equity Commitment Letter for the sole purpose of specifically enforcing the obligation of each investor thereunder to fund, or cause the funding of, its commitment in compliance with the Equity Commitment Letter.

The equity commitments contemplated by the Equity Commitment Letter may be reduced by Parent to the extent (but only to the extent) that Parent does not require the full amount of the commitments in order to fund the Merger Consideration in accordance with the Merger Agreement.

The Merger Agreement does not contain a financing condition. For more information, see “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Merger.”

Closing and Effective Time of the Merger

The closing of the Merger is scheduled to occur at 10:00 a.m. New York City time on the third (3rd) business day following the day on which the last to be satisfied or waived of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied or waived at the closing) is satisfied or waived, or on such other date as the Company and Parent may agree.

On the closing date, the Company and Parent will cause a certificate of merger relating to the Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger will become effective at the Effective Time.

Payment of Merger Consideration and Surrender of Stock Certificates

Promptly after the Effective Time, each holder of record of a certificate representing shares of common stock (other than holders who solely hold Excluded Shares) will be sent a letter of transmittal and instructions describing how such record holder may surrender his, her or its shares of our common stock (or affidavits of loss in lieu thereof) in exchange for the per share Merger Consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Any holder of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the per share Merger Consideration that such holder is entitled to receive. In lieu thereof, each holder of record of one or more book-entry shares whose shares of common stock were converted into the right to receive the per share Merger Consideration will upon receipt by the paying agent of an “agent’s message” in customary form (or such other evidence, if any, as the paying agent may reasonably request), be entitled to receive the per share Merger Consideration in respect of each such share of common stock and the book-entry shares of such holder will forthwith be canceled.

No interest will be paid or accrued on the cash payable as per share Merger Consideration upon your surrender of your book-entry shares or certificates.

The Parent, the Surviving Entity and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share Merger Consideration. Any sum that is withheld will be deemed to have been paid to the holder of shares with regard to whom such sum is withheld.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share Merger Consideration, you will have to make an affidavit of the loss, theft or destruction of such certificate, and post a bond in such customary amount and upon such terms as may be reasonably required by Parent as indemnity against any claim that may be made against it, Merger Sub or the Surviving Entity with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully and in their entirety.

Interests of Certain Persons in the Merger

In considering the recommendation of our Board with respect to the Merger Agreement and the Merger, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. These interests include, among other things:

•	the payment upon the closing of the Merger of a termination fee of approximately $20 million to our Manager, Hunt Investment Management, LLC, one of whose representatives sits on our Board;

•	the transfer for no additional consideration of certain assets owned by our Manager but used exclusively in our business from our Manager to Parent or its affiliates;

•	our Manager’s release of certain restrictive covenants in connection with certain of its employees who have performed services for us so that they may be employed by Parent or its affiliates after the Merger;

•	the allocation between our Manager and Parent or its affiliates of certain liabilities in connection with certain employees of our Manager who have performed services for the Company;

•	the potential employment of our executive officers and other employees of our Manager following the Merger with the Company’s Manager, Parent (or one or more affiliated designees thereof) or the Surviving Entity; and

•	the rights of our directors and executive officers under the Merger Agreement to ongoing indemnification and insurance coverage.

The members of the Board were aware of such different and additional interests and considered those interests, among other matters, in negotiating, evaluating and approving the Merger and the Merger Agreement, and in recommending to stockholders that the Merger Agreement be adopted and the transactions contemplated thereby be approved.

As of the date of this proxy statement, to the Company's knowledge, certain of our executive officers and employees of our Manager who have performed services for us have had discussions with Parent and its affiliates regarding employment or consulting arrangements. Prior to or following the Special Meeting, some of our executive officers and employees of our Manager who have performed services for us may continue to discuss or enter into agreements with Parent or its affiliates regarding employment or consulting arrangements with, or the right to purchase or participate in the equity of, the Surviving Entity or one or more of its affiliates. There are no agreements or understandings between the Company and our named executive officers regarding any compensation based on or otherwise related to the Merger.

Golden Parachute Compensation

None of the executive officers of the Company are entitled to any compensation that is enhanced by reason of the occurrence of the Merger. Section 14A(b) of the Exchange Act and Item 402(t) of Regulation S-K under the Exchange Act require that companies provide their shareholders with the opportunity to vote to approve, on an advisory non-binding basis, any “golden parachute compensation” for its named executive officers that is based on or otherwise relates to the Merger. Because no “golden parachute” or similar compensation arrangements are to be received by any of the named executive officers of Company based on or otherwise relating to the Merger, no disclosure is required under Item 402(t) of Regulation S-K and no advisory vote is required by Section 14A(b) and Rule 14(a)-21(c) under the Exchange Act.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a discussion of the material U.S. federal income tax consequences of the Merger to holders of common stock whose shares are exchanged for cash pursuant to the Merger. This discussion is based on the provisions of the Internal Revenue Code (the “Code”), applicable U.S. Treasury regulations (“Treasury Regulations”), judicial authorities, and administrative interpretations, each as in effect as of the date of this proxy statement. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion or that a court would not sustain such challenge.

This discussion applies only to holders of shares of common stock who hold such shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders that have a functional currency other than the U.S. dollar, persons who are required to recognize income or gain with respect to the Merger no later than such income or gain is required to be reported on an applicable financial statement, tax-exempt organizations, retirement plans, individual retirement accounts or other tax-deferred or advantaged accounts (or persons holding common stock through such plans or accounts), cooperatives, banks and certain other financial institutions, real estate investment trusts, regulated investment companies, certain former citizens or former long-term residents of the United States, “controlled foreign corporations,” “passive foreign investment companies,” “qualified foreign pension funds” (within the meaning of section 897(l)(2) of the Code) or entities all of the interests in which are held by a qualified foreign pension fund, partnerships (including entities or arrangements classified as partnerships for U.S. federal income tax purposes), S corporations, or other pass-through entities or investors in partnerships (including entities or arrangements classified as partnerships for U.S. federal income tax purposes) or such other entities, holders who hold shares of common stock as part of a hedge, straddle, constructive sale, conversion or other integrated or risk reduction transaction, holders of more than five percent (5%) of the shares of common stock, holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements and holders of Dissenting Shares). Moreover, this discussion does not address the tax consequences of the Merger arising under any applicable state, local, or foreign tax laws or the application of other U.S. federal taxes, such as the federal estate tax, the federal gift tax, the “Medicare” tax on certain net investment income, the alternative minimum tax, or any withholding considerations under FATCA (defined for this purpose as sections 1471 through 1474 of the Code, the Treasury Regulations and administrative guidance thereunder and the intergovernmental agreements entered into, and laws and regulations promulgated, pursuant thereto or in connection therewith).

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of common stock, you should consult your tax advisor.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of common stock, other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

Holders of common stock are urged to consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situation and the applicability and effect of state, local or foreign tax laws and tax treaties.

Consequences to U.S. Holders. The receipt of cash by U.S. Holders in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for shares of common stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received (plus applicable withholding taxes withheld from any such payment) and (2) the U.S. Holder’s adjusted tax basis in such shares of common stock. A U.S. Holder’s adjusted tax basis will generally equal the price the U.S. Holder paid for such share.

Any such gain or loss recognized by a U.S. Holder upon the exchange of shares of common stock pursuant to the Merger generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in its shares of common stock is more than one year on the closing date of the Merger. Long-term capital gains of non-corporate U.S. Holders generally are eligible for preferential U.S. federal income tax rates under current law. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of common stock at different times and different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of common stock.

Consequences to Non-U.S. Holders. Subject to the discussion below in “—Information Reporting and Backup Withholding,” a non-U.S. Holder who receives cash in exchange for its shares of common stock in the Merger generally will not be subject to U.S. federal income tax on gain recognized on such exchange unless:

•	such gain is effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Merger occurs and certain other conditions are satisfied; or

•	the non-U.S. Holder’s common stock constitutes a “United States real property interest” as defined in the Code (a “USRPI”).

A non-U.S. Holder described in the first bullet above generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to the receipt of cash in exchange for common stock in the Merger. A non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Gain recognized with respect to shares of common stock surrendered in the Merger by a non-U.S. Holder who is described in the second bullet above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable treaty) but may be offset by certain U.S. source capital losses, if any, of the non-U.S. Holder.

With respect to the third bullet above, the non-U.S. Holder’s common stock will not be treated as a USRPI unless the Company is or has been a “United States real property holding corporation,” as defined in the Code (a “USRPHC”), at any time during the five-year period ending on the date of the Merger or the non-U.S. Holder’s holding period, whichever period is shorter. We do not believe that we have been or will become a USRPHC at any time during the five-year period ending on the date of the Merger. Further, even if contrary to our expectation, the Company were treated as a USRPHC at any time during the applicable period, the non-U.S. Holder’s common stock will not be treated as a USRPI unless (1) such series of common stock exchanged in the Merger was not regularly traded on an established securities market (within the meaning of Section 1.897-9T(d) of the Treasury Regulations) prior to the Merger, or (2) such holder owned, actually or constructively, more than five percent of such series of common stock during the applicable period described above. If a non-U.S. Holder’s common stock constitutes a USRPI, such non-U.S. Holder will be subject to U.S. federal income tax on the gain recognized in the Merger on a net basis in the same manner as a U.S. Holder and withholding may apply.

Information Reporting and Backup Withholding. Payments made in exchange for shares of common stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. Holder is a U.S. person, the taxpayer identification number provided is correct, and such U.S. Holder is not subject to backup withholding. In general, a non-U.S. Holder will not be subject to backup withholding with respect to cash payments to the non-U.S. Holder pursuant to the Merger if the non-U.S. Holder has provided an applicable IRS Form W-8. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of common stock should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situation and the applicability and effect of state, local or foreign tax laws and tax treaties.

Regulatory Approvals

Under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) and related rules, certain transactions under the Merger Agreement, including the Merger, may not be completed until notifications have been given and information has been furnished to the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied. The Merger Agreement requires the parties to use their reasonable best efforts to (a) make or cause to be made any filings required under the HSR Act with respect to the transactions contemplated by the Merger Agreement as soon as reasonably practicable after the date of the Merger Agreement, (b) make or cause to be made such other filings ass are required under other antitrust laws, (c) comply as soon as reasonably practicable with any request for additional information, documents or other material requested by the FTC, the Antitrust Division or any other governmental authority under the HSR Act or any other antitrust laws, and (d) cooperate in good faith in obtaining all approvals required under applicable antitrust laws. On June 17, 2021, the parties to the Merger Agreement filed the required notifications with the Antitrust Division and the FTC.

The Merger Agreement further requires Parent, Merger Sub and the Company to cooperate with each other and use their respective reasonable best efforts to take all actions reasonably necessary, proper or advisable under the Merger Agreement and applicable laws, including filing as promptly as reasonably practicable all documentation to effect all necessary filings and obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including any governmental entity) in order to consummate the transactions contemplated by the Merger Agreement.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and which we incorporate by reference into this proxy statement. The provisions of the Merger Agreement are extensive and not easily summarized. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties to the Merger Agreement are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. In addition, you should read “Other Agreements Related to the Merger” beginning on page 72, which summarizes the Termination Agreement and Voting Agreements, as certain provisions of these agreements relate to certain provisions of the Merger Agreement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included solely to provide you with information regarding the terms of the Merger Agreement. They are not intended to provide factual information about the parties thereto or any of their respective subsidiaries or affiliates. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub to each other therein were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by each party to the Merger Agreement to the other, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, May 24, 2021. Additional information about the Company may be found elsewhere in this proxy statement and in the Company’s other public filings. See “Where You Can Find More Information” beginning on page 81.

Structure of the Merger

At the Effective Time of the Merger, the Company will merge with and into Merger Sub and the separate corporate existence of the Company will cease. Merger Sub will be the surviving entity in the Merger (the “Surviving Entity”) and will continue to be a wholly owned subsidiary of Parent after the Merger. At the closing of the Merger, the certificate of formation and the limited liability company agreement of the Merger Sub, as amended and restated pursuant to the Merger Agreement, will be the certificate of formation and the limited liability company agreement of the Surviving Entity.

When the Merger Becomes Effective

The closing of the Merger will take place no later than the third business day after, or on another date and time agreed to by the parties after, the satisfaction or waiver of the conditions to closing provided for in the Merger Agreement (other than any condition that by its nature cannot be satisfied until the closing of the Merger, but subject to satisfaction of any such condition), via electronic exchange of PDF or otherwise scanned documents and signature pages. The Merger will become effective at the time when Merger Sub files a certificate of merger with the Secretary of State of the State of Delaware, to be executed, acknowledged and filed in accordance with the relevant provisions of Delaware law, or at such later date or time as may be agreed by Parent and the Company in writing and specified in the certificate of merger in accordance with Delaware law.

Treatment of Common Stock and Deferred Shares of Common Stock

At the Effective Time, each outstanding share of Company common stock (other than any Cancelled Shares (as described below) and any Dissenting Shares) and each deferred share of common stock reserved for the account of any Company director will be converted automatically into and will represent the right to receive $27.77 in cash per share, without interest, subject to any applicable withholding tax.

Each share of Company common stock that is held by the Company (or any of its subsidiaries), Parent or Merger Sub immediately prior to the Effective Time (which we refer to as a “Cancelled Share”) will be cancelled automatically and will cease to exist, and no consideration will be delivered in exchange for such cancellation.

Each share of Company preferred stock (if any) that is issued and outstanding or owned by the Company as treasury stock immediately prior to the Effective Time will be cancelled automatically and will cease to exist, and no consideration will be delivered in exchange for such cancellation.

Each share of common stock that is issued and outstanding immediately prior to the Effective Time that is held by any stockholder who delivers to the Company, in accordance with Delaware law, a written demand for payment of the fair cash value for that Dissenting Share will not be converted into the right to receive the Merger Consideration, unless and until the stockholder loses its rights as a dissenting stockholder.

Treatment of Merger Sub Interests

At the Effective Time, each limited liability company interest of Merger Sub issued and outstanding immediately prior to the Effective Time will remain issued and outstanding from and after the Effective Time as the limited liability company interests of the Surviving Entity in the Merger.

Exchange and Payment Procedures

Following the Effective Time, Parent will deposit, or will cause to be deposited, with Broadridge Financial Solutions, Inc. or such other bank or trust company that may be jointly designated by the Company and Parent as the paying agent, in trust for the benefit of holders of common stock (other than any Cancelled Shares and Dissenting Shares), sufficient funds for timely payment of the Merger Consideration.

Promptly after the Effective Time, the Surviving Entity will cause the paying agent to mail to each holder of record of common stock whose shares of common stock were converted into the right to receive Merger Consideration a letter of transmittal and instructions for use in effecting the surrender of certificates (or affidavits of loss in lieu of certificates) that formerly represented common stock or non-certificated shares represented by book-entry in exchange for the Merger Consideration.

At the Effective Time, the share transfer books of the Company will be closed and thereafter there will be no further registration of transfers of common stock.

The Surviving Entity will be entitled to any portion of the applicable Merger Consideration which remains undistributed to the holders of any common stock. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of Parent or its designee, free and clear of all claims or interest of any person previously entitled thereto.

None of Parent, Merger Sub, the Company or the exchange agent will be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Representations and Warranties

The Merger Agreement contains representations and warranties of Parent and Merger Sub as to, among other things:

•	corporate organization, valid existence and good standing;

•	power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by it;

•	the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of, the transactions contemplated by the Merger Agreement;

•	required regulatory filings and authorizations, consents or approvals of government entities and consents or approvals required of other third parties;

•	the ownership and operations of Merger Sub;

•	the sufficiency of funds available to Parent and Merger Sub to satisfy all of their obligations under the Merger Agreement;

•	pending or threatened legal proceedings;

•	the absence of any fees or commissions owed to investment bankers, finders or brokers in connection with the Merger;

•	the accuracy of the information provided by Parent and Merger Sub to be included in the proxy statement;

•	the solvency of the each of Parent and Merger Sub, including the Surviving Entity, immediately following the Effective Time and after giving effect to all of the transactions contemplated by the Merger Agreement; and

•	Parent’s and Merger Sub’s acknowledgement that they have relied on the results of their own independent investigations in connection with the decision to enter into the Merger Agreement.

The Merger Agreement contains representations and warranties of the Company as to, among other things:

•	the corporate organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to carry on the businesses of the Company;

•	the ownership and organization of the Company’s subsidiaries;

•	the Company’s corporate power and authority to enter into the Merger Agreement and, subject to the approval of the Company’s stockholders, to consummate the transactions contemplated by the Merger Agreement;

•	the capitalization of the Company, including in particular the number of shares of common stock (inclusive of deferred shares of common stock reserved for the account of any Company director) and preferred stock outstanding and the absence of restrictions or encumbrances with respect to the Company’s equity interests;

•	the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of, the transactions contemplated by the Merger Agreement;

•	required regulatory filings and authorizations, consents or approvals of government entities and consents or approvals required of other third parties;

•	the absence of any material adverse effect (as discussed below) and certain other changes and events since December 31, 2020;

•	the accuracy of the Company’s filings with the SEC and of the financial statements included in the SEC filings;

•	the Company’s internal controls over financial reporting and the disclosure controls and procedures and compliance with the Sarbanes-Oxley Act and the regulations promulgated thereunder;

•	compliance with laws, including anti-corruption laws and trade laws;

•	the payment of taxes, the filing of tax returns and other tax matters related to the Company and its subsidiaries;

•	title to all real property owned by the Company or its subsidiaries, leasehold interests under enforceable leases in all of the properties leased by the Company or its subsidiaries and other matters pertaining to real property;

•	intellectual property owned, licensed or used by the Company or its subsidiaries;

•	the truth and accuracy of the Company’s proxy statement to be filed with the SEC;

•	pending or threatened legal proceedings;

•	the absence of any fees or commissions owed to investment bankers, finders or brokers in connection with the Merger;

•	the Company and its subsidiaries’ employee benefit plans and material compliance with ERISA;

•	material contracts of the Company and its subsidiaries;

•	the absence of certain undisclosed liabilities for the Company and its subsidiaries;

•	the existing indebtedness of the Company and the absence of any “Event of Default” with respect to the Company’s existing subordinated indebtedness;

•	conduct of the Company’s business and the absence of certain Prohibited Actions (discussed below) since December 31, 2020;

•	receipt of an opinion from the Transaction Committee’s financial advisor;

•	the Company and its subsidiaries’ insurance policies;

•	the Company and its subsidiaries’ status under the Investment Company Act of 1940, as amended;

•	the exemption of the Merger and the Merger Agreement from the requirements of any moratorium, control share, fair price, supermajority, affiliate transaction, business combination, interested stockholder or similar antitakeover laws and regulations, including Section 203 of the DGCL;

•	environmental matters affecting the Company and its subsidiaries; and

•	the Company and its subsidiaries IT systems and data protection and privacy policies.

Many of the representations and warranties in the Merger Agreement are qualified by knowledge or materiality qualifications or a “material adverse effect” clause.

For purposes of the Merger Agreement, a “Company Material Adverse Effect,” means any fact, state of facts, development, condition, circumstance, event, change, occurrence or effect (an “Event”) that, has or would reasonably be expected to, individually or in the aggregate, (A) prevent or materially delay (x) the consummation by the Company of the transactions contemplated by the Merger Agreement or (y) the compliance by the Company with its obligations under the Merger Agreement or (B) have a material adverse effect on the financial condition, business, assets, liabilities or operations (including results of operations) of the Company and its subsidiaries, taken as a whole, provided however, that a “Company Material Adverse Effect” under clause (B) will not include any Event resulting from any of the following:

•	any change in the market price or trading volume of common stock (but not any Event underlying such change to the extent that such Event would otherwise constitute a Company Material Adverse Effect);

•	conditions generally affecting the principal businesses or industries in which the Company and its subsidiaries operate;

•	changes in law or generally accepted accounting principles, interpretations or enforcement thereof;

•	changes in any analyst’s recommendations, any financial strength rating or any other recommendations or ratings as to the Company, or its subsidiaries (including, in and of itself, any failure to meet analyst projections) (however, the Events underlying any such failure (if not otherwise falling within one of the other listed exceptions) may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•	the failure, in and of itself, of the Company to meet any expected or projected financial or operating performance target publicly announced or provided to Parent prior to the date of the Merger Agreement, as well as any change, in and of itself, by the Company, as the case may be, in any expected or projected financial or operating performance target as compared with any target publicly announced or provided to Parent prior to the date of the Merger Agreement (however, the Events underlying any such failure (if not otherwise falling within one of the other listed exceptions) may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•	any changes or developments in United States, Europe, Asia or global economic, regulatory, political, financial or social conditions in general, or generally affecting the financial, debt, credit or securities markets in the United States, Europe, Asia or elsewhere in the world, including changes in interest rates, exchange rates and commodities prices;

•	the occurrence, continuation or escalation or worsening of any acts of terrorism, war, weather conditions, pandemics (including COVID-19), armed hostilities, social unrest, earthquakes, floods, hurricanes, tropical storms, fires, natural disasters, calamities or other similar events;

•	the public disclosure of the Merger Agreement or the transactions contemplated by the Merger Agreement or any action taken at the express written request of Parent or required to be taken in accordance with this Agreement (other than covenants to operate in the ordinary course of business);

•	the suspension of trading in securities generally on Nasdaq or any other exchange or system of quotation;

•	any actions or claims made or brought by any of the current or former stockholders or equityholders of Parent or the Company (or on their behalf or on behalf of Parent or the Company, but in any event only in their capacities as current or former stockholders or equityholders) arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement; and

•	provided that any Event resulting from any of the matters described in the second, third, sixth or seventh bullets may be taken into account in determining whether or not there has been, or is reasonably expected to be, a Company Material Adverse Effect if, but only if, such Event has a disproportionate adverse effect such Event has a disproportionate impact on the Company and its subsidiaries relative to other participants in the principal businesses or industries in which the Company and its subsidiaries operate.

For the purpose of the Merger Agreement, a “Parent Material Adverse Effect,” means any Event that would prevent or materially delay (A) the consummation by Parent or Merger Sub of any of the transactions contemplated by the Merger Agreement on a timely basis or (B) the compliance by Parent or Merger Sub with its obligations under the Merger Agreement.

The representations and warranties of each of the parties to the Merger Agreement will expire upon the closing of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, subject to certain exceptions in the Merger Agreement and the disclosure schedules delivered in connection therewith, between the date of the Merger Agreement and the earlier of the closing date or the termination of the Merger Agreement in accordance with its terms (which period we refer to as the “interim period”), the Company will, and will cause its subsidiaries to, in all material respects:

•	carry on their respective businesses in the ordinary course of business, in a manner in all material respects consistent with past practice;

•	use commercially reasonable efforts to maintain their existence in good standing pursuant to applicable law; and

•	use commercially reasonable efforts to preserve substantially intact their business organization and maintain and preserve intact their current business relationships.

The Merger Agreement also provides, that during the interim period, subject to certain exceptions set forth in the Merger Agreement and the disclosure schedules delivered in connection therewith or unless Parent consents in writing (which consent may not be unreasonably withheld, conditioned or delayed), the Company and its subsidiaries will not, among other things:

•	amend the Company’s organizational documents, or amend in any respect the comparable organizational documents of any subsidiary of the Company;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	issue, deliver, sell, grant, pledge, dispose of, or commit to issue, deliver, sell, grant, pledge or dispose of, or grant a lien on, or permit a lien to exist on, any shares of any class of capital stock of the Company or any of its subsidiaries, any other securities or other equity or ownership interests, or any options, warrants, convertible securities or other equity or ownership interests or rights of any kind to acquire any shares of such capital stock, securities or other equity or ownership interests, or any “phantom” stock, “phantom” stock rights, stock appreciation rights, stock-based units or other similar interests of the Company or any of its subsidiaries;

•	sell, lease, license, pledge, transfer, convey or dispose of or grant a lien on, or permit a lien to exist on, any properties, investments, loans or other assets or any interests therein of the Company or any of its subsidiaries that have an aggregate value in excess of $500,000;

•	declare, set aside, make or pay any dividend or other distribution, payable in cash, equity securities, property or otherwise, with respect to any of its capital stock or other equity interest, or make any other actual, constructive or deemed dividend or distribution in respect of any such shares of capital stock or other equity or ownership interests, except for cash dividends by any of the Company’s direct or indirect wholly-owned subsidiaries to the Company or any of its other wholly-owned subsidiaries;

•	adjust, reclassify, combine, split, subdivide or redeem, or purchase/repurchase or otherwise acquire, directly or indirectly, any of its capital stock, securities or other equity or ownership interests or any securities convertible into or exchangeable or exercisable for capital stock, securities or other equity or ownership interests, or modify the terms of any of the foregoing;

•	acquire, including by merger, consolidation or acquisition of stock or assets or any other business combination or by any other manner, any corporation, partnership, other business organization or any business, division or equity interest thereof or enter into any joint venture, legal partnership, limited liability corporation or similar arrangement with any third-party Person; or incur, assume or suffer to exist any indebtedness (including any long-term or short-term debt) or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances or capital contribution to, or investment in, any person, except to the Company or any wholly-owned subsidiary of the Company or modify, amend, repay or terminate any Existing Subordinated Indebtedness (as defined below) or take any other action that would, or would reasonably be expected to, impair the ability of the Existing Subordinated Indebtedness to remain outstanding with the Surviving Entity immediately after the Effective Time (provided entry into the Merger Agreement and consummation of the transactions contemplated therein shall not be deemed to be such an action);

•	apply for or receive any relief under the CARES Act or any other applicable law or governmental program designed to provide relief related to COVID-19;

•	change any of the Company’s accounting policies or procedures other than as required by law or generally accepted accounting principles or revalue in any material respect any of the Company’s or its subsidiaries’ properties or assets;

•	make or change any material tax election, except in the ordinary course of business and consistent with past practices;

•	make any capital expenditure (other than as consistent with the capital expenditure budget provided to Parent) in excess of $250,000 in the aggregate;

•	enter into or become bound by, or terminate or amend any (i) contract that if so entered, terminated or amended would have a Company Material Adverse Effect or (ii) material Company contract;

•	hire any employee or retain the services of any natural person independent contractor;

•	adopt, amend, terminate or incur any liability (including contingent liability) with respect to any Company plan (or arrangement that would be a Company plan if in effect on the date of the Merger Agreement);

•	fail to maintain material insurance policies other than as consistent with past practice;

•	engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 or forgive any loans to directors, officers, employees or any of their respective affiliates;

•	except as required by applicable law or any judgment by a court of competent jurisdiction and subject to covenants regarding transaction litigation in the Merger Agreement, (i) settle, release, waive or compromise any pending or threatened material action; (ii) cancel any indebtedness; (iii) pay, discharge, settle, waive or satisfy any liabilities or obligations of the Company or any of its subsidiaries, other than the payment, discharge, settlement or satisfaction in the ordinary course of business and in a manner consistent with past practice, subject to certain exceptions; or (iv) waive or assign any material rights of the Company or any of its subsidiaries;

•	adopt or implement any stockholder rights plan or similar arrangement, in each case, applicable to the Merger or any other transaction consummated pursuant to Parent’s rights under Section 6.4(f) and Section 6.4(g)(ii) of the Merger Agreement;

•	amend or otherwise modify the Termination Agreement (as described below under “—Other Agreements Related to the Merger – Termination Agreement”) or (except as expressly contemplated by the Termination Agreement) the Management Agreement (as described below under “—Other Agreements Related to the Merger – Termination Agreement”);

•	make any payment to our Manager or any of its affiliates other than as expressly contemplated and permitted by the terms and conditions of the Management Agreement;

•	amend or otherwise modify the Company’s engagement letter with TD Securities (USA) LLC; or

•	enter into any contract to do any of the above.

Restriction on Solicitation of Company Acquisition Proposals

The Go-Shop Period

The Merger Agreement provides that, from the date of the Merger Agreement until 11:59 p.m., New York City time on July 8, 2021 (the “Go-Shop Period”), the Company and the Company’s subsidiaries and their respective directors, officers, partners, employees, agents, investment bankers, attorneys, accountants and other representatives (collectively, the “Representatives”), have the right to: (i) initiate, solicit and encourage, any Company Acquisition Proposal or any inquiry, discussion, offer or request that constitutes, or that could reasonably be expected to lead to, a Company Acquisition Proposal, (ii) provide information (including non-public information) relating to the Company or any of its subsidiaries pursuant to an acceptable confidentiality agreement (“Acceptable Confidentiality Agreement”); provided, that any non-public information concerning the Company or its subsidiaries that is provided to such third party (or its representatives) will, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such third party (and, in any event, within 24 hours thereafter); (iii) grant a waiver or exempt any person from any “standstill” obligations to the extent necessary to permit such person to make a Company Acquisition Proposal; and (iv) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any third party with respect to any Company Acquisition Proposals and cooperate with or assist or participate in or facilitate any such discussion or negotiations or any effort or attempt to make any Company Acquisition Proposals. On each of the dates that is 15 days, 30 days and 45 days following the date of the Merger Agreement, the Company must deliver to Parent a written notice setting forth, among other things, the identity of each person or group of persons from whom the Company or any of its Representatives has received a Company Acquisition Proposal or any parties with which the Company entered into an Acceptable Confidentiality Agreement following the date of the Merger Agreement and prior to the end of the Go-Shop Period.

For purposes of this proxy statement and the Merger Agreement, “Company Acquisition Proposal” means any proposal or offer made by any person or “group” (as defined in the Exchange Act) of persons (other than Parent or its affiliates) with respect to (A) a merger, consolidation, acquisition, share exchange, business combination, reorganization, recapitalization, dissolution, liquidation or similar transaction involving the Company, (B) any purchase of an equity interest (including by means of a tender or exchange offer) representing 15% or more of the voting or economic interest in the Company, or (C) any purchase, license, exchange, transfer or other disposition of (or management agreement or similar agreement with respect to) assets, securities or ownership interests representing 15% or more of the consolidated asset value (including only the portion of the value of the equity interests of the subsidiaries of the Company that is actually owned directly or indirectly by the Company) or consolidated net revenues of the Company (including only the portion of the revenues attributable to the equity interests of the subsidiaries of the Company that is actually owned directly or indirectly by the Company); provided that, for the avoidance of doubt, the calculation of consolidated asset value and consolidated net revenues shall include only the unconsolidated interests in variable interest entities that are held directly or indirectly by the Company so that the total asset value or revenues of the entire variable interest entity is not included in such calculation.

On July 8, 2021, the 45-day Go-Shop Period expired and, as of the date of this filing, no Company acquisition proposals were received.

The “No-Shop” Period

The Merger Agreement provides that, from and after 12:00 a.m. New York City time on July 8, 2021 (the “No-Shop Period Start Date”) until the valid termination of the Merger Agreement or the Effective Time, except with respect to any excluded party or as permitted by certain exceptions described below, the Company will, and will cause each of its subsidiaries and its and their respective officers and directors to, (i) cease any solicitations, discussions, negotiations or communications with any person that may be ongoing with respect to any Company Acquisition Proposal that would be prohibited as described below; (ii) request the prompt return or destruction of all non-public information concerning the Company or its subsidiaries previously furnished to any such person with whom a confidentiality agreement was entered into at any time within the six-month period immediately preceding the No-Shop Period Start Date; (iii) cease providing any further information with respect to the Company or its subsidiaries or any Company Acquisition Proposal to any such person or its Representatives; and (iv) terminate all access granted to any such person and its Representatives to any physical or electronic data room.

The Company has further agreed that, from and after the No-Shop Period Start Date until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms and subject to the provisions described below, the Company will not, and the Company will cause each of its subsidiaries and its and their respective officers and directors not to, directly or indirectly:

•	initiate, propose or knowingly solicit or knowingly encourage, knowingly facilitate or knowingly assist, any proposal or any inquiries with respect to, or that would reasonably be expected to lead to, a Company Acquisition Proposal;

•	participate or engage in any discussions or negotiations regarding a Company Acquisition Proposal;

•	provide information (including non-public information) relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries to any third party with the intent to induce the making of or knowingly encourage any Company Acquisition Proposal;

•	approve or recommend a Company Acquisition Proposal;

•	approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, merger agreement, acquisition agreement or other similar agreement relating to any Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement); or

•	publicly propose or agree to do any of the foregoing.

For purposes of the Merger Agreement and this proxy statement, “Company Superior Proposal” means a bona fide written Company Acquisition Proposal (except that each reference in the definition of “Company Acquisition Proposal” to 15% will be replaced by 50%) made by a third party on terms that the Board or Transaction Committee determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, would result, if consummated, in a transaction that is more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Merger after taking into account the financial, legal, regulatory and any other aspects of such proposal, the likelihood and timing of consummation of such proposal (as compared to the Merger) and any changes to the terms of the Merger Agreement proposed by Parent and any other information provided by Parent.

Notwithstanding the prohibitions above, from and after the No-Shop Period Start Date, the Company and its subsidiaries and their respective Representatives may continue to engage with any person who has submitted a Company Acquisition Proposal (that remains pending) after the date of the Merger Agreement and prior to the No-Shop Period Start Date (each, an “Excluded Party”) (and such Excluded Party’s representatives, including financing sources), including with respect to any amended or modified company acquisition proposal submitted by any Excluded Party following the No-Shop Period Start Date, and the no-shop restrictions set above will not apply with respect thereto.

Prior to the approval of the Merger and the other transactions contemplated by the Merger Agreement by the Company’s stockholders and subject to the Company’s compliance with the provisions described above under “—Restriction on Solicitation of Company Acquisition Proposals,” if the Company receives an unsolicited written bona fide Company Acquisition Proposal after the date of the Merger Agreement by a third party that did not result from a material breach of the obligations described above under “—Restriction on Solicitation of Company Acquisition Proposals,” if the Board or Transaction Committee determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal, the Company or its subsidiaries may:

•	furnish non-public information to such third party (and such third party’s representatives including potential financing sources of such third party) if, prior to furnishing such information, the Company receives from the third party an executed Acceptable Confidentiality Agreement and any written material non-public information concerning the Company or any of its subsidiaries that is provided to such third party (or its representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such third party (and in any event within 24 hours thereafter); and

•	engage in discussions or negotiations with such third party (and such third party’s representatives including potential financing sources of such third party) with respect to the company acquisition proposal.

As promptly as reasonably practicable (and in any event no later than 24 hours) following the receipt of any unsolicited written bona fide Company Acquisition Proposal as described above, the Company will notify Parent in writing of any such Company Acquisition Proposal or any inquiry that would reasonably be expected to lead to a Company Acquisition Proposal and the Company will keep Parent reasonably informed with respect to material developments regarding any such Company Acquisition Proposal.

Obligation of the Board of Directors with Respect to its Recommendation

Except in the circumstances and pursuant to the procedures described below, neither the Board nor any committee thereof (including the Transaction Committee) will:

•	withdraw, modify or qualify in any manner adverse to Parent (or resolve to or publicly propose to or announce an intention to withdraw, modify or qualify in a manner adverse to Parent) the Board’s recommendation with respect to the Merger;

•	approve, adopt or recommend (or resolve to or publicly propose to or announce an intention to approve, adopt or recommend) any Company Acquisition Proposal;

•	in the event of the commencement of a tender offer or exchange offer for any outstanding shares of the Company’s capital stock that constitutes a Company Acquisition Proposal, fail to include in any public statement related to such tender offer or exchange offer (other than any “stop, look and listen” or similar communication) a statement that the Board’s recommendation has not changed or referring to the prior Board recommendation;

•	recommend that the holders of common stock not approve the Merger;

•	fail to publicly reaffirm the Board’s recommendation within 10 business days after Parent so requests in writing; or

•	fail to include the Board’s recommendation in the proxy statement.

We refer to any action described in the six bullet points above as a “Company Change of Recommendation.”

Prior to the approval of the Merger and the other transactions contemplated by the Merger Agreement by the Company’s stockholders, the Board or Transaction Committee:

•	may effect a Company Change of Recommendation and/or terminate the Merger Agreement to enter into a definitive agreement providing for the implementation of a Company Acquisition Proposal (that did not result from a breach of the provisions described above under “—Restriction on Solicitation of Company Acquisition Proposals”) that the Board or Transaction Committee determines constitutes a Company Superior Proposal if, after giving effect to all of the adjustments to the Merger Agreement which may be offered by Parent after its receipt of the notice required under the Merger Agreement, the Board or Transaction Committee continues to believe, after consultation with its outside legal counsel, that such Company Acquisition Proposal continues to constitute a Company Superior Proposal; and

•	may effect a Company Change of Recommendation if an Intervening Event (as defined below) has occurred and the Board or Transaction Committee determines, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with the Board’s duties under applicable law.

For purposes of the Merger Agreement, “Intervening Event” means any positive material event or development or material change in circumstances with respect to the Company and its subsidiaries, taken as a whole, that (i) was not known to the Board (or was not reasonably foreseeable by the Board) as of, or prior to, the date of the Merger Agreement; and (ii) does not relate to any Company Acquisition Proposal or Company Superior Proposal; provided that the Board or Transaction Committee may not effect such a Company Change of Recommendation in response to an Intervening Event, unless:

•	the Company has provided prior written notice to Parent at least four business days in advance (the “Intervening Event Notice Period”) of its intention to effect such a Company Change of Recommendation (which notice itself shall not constitute a Company Change of Recommendation), which notice shall specify the relevant details of such Intervening Event in reasonable detail;

•	if requested by Parent, the Company will have (i) negotiated with, and shall have caused its Representatives to negotiate with, Parent in good faith during the Intervening Event Notice Period in order to enable Parent to revise the terms of the transactions contemplated by the Merger Agreement so that the failure to make such a Company Change of Recommendation would no longer be reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties to the stockholders of the Company under applicable law and (ii) permitted Parent and its Representatives to make a presentation to the Board regarding the terms of the transactions contemplated by the Merger Agreement and any adjustments with respect thereto; and

•	following the Intervening Event Notice Period and after considering the results of any negotiations and giving effect to any proposals, amendments or modifications offered, made or agreed to, in writing, by Parent (if any) the Board or Transaction Committee (after consultation with its financial advisor and outside legal counsel) will have determined in good faith, that the failure to make such a Company Change of Recommendation continues to reasonably be expected to be inconsistent with the Board’s fiduciary duties to the stockholders of the Company under applicable law.

Nothing contained in the Merger Agreement will prohibit the Company or its Board from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company’s stockholders that is required by applicable law or if the Board or Transaction Committee determines, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with the Board’s duties under applicable law, that if such disclosure has the effect of a Company Change of Recommendation, Parent shall have the right to terminate this Agreement pursuant to the applicable terms of the Merger Agreement.

Financing Cooperation

The consummation of the Merger is not conditioned upon Parent’s receipt of financing. Prior to the Effective Time, the Company will use commercially reasonable efforts to provide, and will use commercially reasonable efforts to cause its representatives to provide, in each case at Parent’s sole expense, such cooperation as may reasonably be requested by Parent that is customary and necessary in connection with arranging and obtaining equity financing and debt financing and/or additional equity financing.

The Company will, and will cause its subsidiaries and its and their senior management to, use reasonable best efforts to provide assistance and cooperation reasonably requested by Parent in connection with the Existing Subordinated Indebtedness remaining outstanding with the Surviving Entity immediately following the Effective Time in accordance with the terms of such Existing Subordinated Indebtedness, including using reasonable best efforts to:

•	assist Parent in benefitting from the existing relationships of the Company and its affiliates with the holders of such Existing Subordinated Indebtedness;

•	provide reasonably requested financial information relating to the Company and its subsidiaries in connection with the Existing Subordinated Indebtedness remaining outstanding with the Surviving Entity immediately following the Effective Time;

•	provide reasonably requested documentation evidencing compliance with the terms of the Existing Subordinated Indebtedness, including evidence that payments required under the Existing Subordinated Indebtedness have been made as and when due and copies of compliance certificates and other reports and financial information required to be delivered pursuant to the terms of the Existing Subordinated Indebtedness (including the related guaranty agreements), together with evidence of such delivery as and when due; and

•	immediately prior to the Effective Time, execute and deliver certain officer’s certification affirming, among other things, that immediately after giving effect to the Merger, no “Event of Default” and no event that, after notice or lapse of time, or both, would constitute an “Event of Default”, will exist and be continuing (with “Event of Default” having the meaning given to such term under the Existing Subordinated Indebtedness), and which certifications will be delivered to Parent for delivery to the holders of such indebtedness and/or relied on by counsel to Parent in rendering any related legal opinions (which shall be delivered by counsel to Parent and not counsel to the Company) in order to facilitate the Existing Subordinated Indebtedness remaining outstanding with the Surviving Entity immediately following the Effective Time.

For purposes of the Merger Agreement, “Existing Subordinated Indebtedness” means the existing promissory notes issued by the Company’s subsidiary, MMA Financial Holdings, Inc., and related guarantees by the Company.

Other Covenants and Agreements

Stockholder Meeting

The Company will take all action necessary in accordance with Delaware law and its articles of incorporation and by-laws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the mailing of this proxy statement for the purpose of obtaining the Company stockholders’ approval and, subject to certain limitations described in “—Obligation of the Board of Directors with Respect to its Recommendation” beginning on page 65, use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of the Merger Agreement.

Access to Information

During normal business hours throughout the period prior to the Effective Time, the Company must, and must cause its subsidiaries to, provide Parent and Parent’s representatives reasonable access to the Company’s properties, books, records, tax returns, work papers, documents and such other information as Parent reasonably requests. Prior to the Effective Time, the Company must provide to Parent and Parent’s representatives all information concerning the business, properties and personnel of the Company and its subsidiaries as Parent reasonably requests, and provide copies of certain material notices sent to the Company or its subsidiaries.

Reasonable Best Efforts

Subject to the terms and conditions of the Merger Agreement, each party to the Merger Agreement will use its reasonable best efforts (subject to, and in accordance with, applicable law) to do or cause to be done promptly all things reasonably necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement, including:

•	obtaining from governmental entities any actions, non-actions, clearances, waivers, consents, approvals, permits or orders required to be obtained;

•	obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary or desirable in connection with the Merger and the other transactions contemplated by the Merger Agreement and material to the business of the Company or Parent, as the case may be;

•	the preparation of the proxy statement;

•	the execution and delivery of any additional instruments necessary to consummate any of the transactions contemplated by, and to fully carry out the purposes of, the Merger Agreement; and

•	furnishing all information required for any application or other filing to be made pursuant to any applicable law.

Transaction Litigation

The Company will give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company or its directors relating to the Merger or any other transactions contemplated by the Merger Agreement, whether commenced prior to or after the execution and delivery of the Merger Agreement, and the Company will not settle any such litigation without Parent’s prior written consent.

Indemnification; Directors’ and Officers’ Insurance

For a period of six years from and after the Effective Time, the Surviving Entity shall maintain in effect (i) the current provisions (or provisions no less favorable) regarding exculpation and indemnification of present or former officers and directors contained in the organizational documents of each of the Company and its subsidiaries and (ii) the agreements of the Company and its subsidiaries with any of their respective present or former directors and officers existing as on the date of the Merger Agreement that provide rights to exculpation or indemnification for acts or omissions occurring at or prior to the Effective Time. From and after the Effective Time, the Surviving Entity shall, indemnify and hold harmless, and provide advancement of expenses to, the present and former officers and directors of the Company and its subsidiaries in connection with any action based in whole or in part on, relating in whole or in part to, or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries prior to the Effective Time, to the fullest extent permitted by applicable law and the organizational documents of the Company and its subsidiaries and any indemnification agreements, in each case as in effect on the date of the Merger Agreement.

Parent (or the Company if applicable) will purchase a “tail policy” for a period of six years from and after the Effective Time with the same coverage, scope, amounts and terms of the current directors’ and officers’ liability insurance maintained by the Company as are in effect as of the date of the Merger Agreement (subject to a maximum aggregate premium of 300% of the cost of the current directors’ and officers’ liability insurance).

Other Covenants

The Merger Agreement contains additional agreements between the Company, Parent and Merger Sub relating to, among other matters:

•	the filing of this proxy statement with the SEC (and cooperation in response to any comments from the SEC with respect to this proxy statement);

•	the coordination of press releases and other public announcements or filings relating to the transactions contemplated by the Merger Agreement;

•	certain matters relating to Section 16 of the Exchange Act;

•	notification of certain matters;

•	the de-listing of the common stock from Nasdaq and the deregistration under the Exchange Act;

•	certain tax matters related to the subsidiary conversions contemplated by the Merger Agreement; and

•	cooperation with respect the transition of operations and services related to the Company’s IT systems.

Conditions to the Merger

The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the fulfillment or waiver, at or before the Effective Time, of the following conditions:

•	the Merger and the other transactions contemplated by the Merger Agreement must be approved by the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon;

•	each waiting period applicable to the Merger and the other transactions contemplated by the Merger Agreement under the HSR Act, will have expired or been earlier terminated; and

•	no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger illegal or otherwise restricting, preventing or prohibiting the consummation of the Merger.

The obligation of the Company to effect the Merger is subject to the fulfillment or waiver, at or before the Effective Time, of the following conditions:

•	the continued accuracy of the representations and warranties of Parent and Merger Sub in the Merger Agreement, except where the failure of such representations and warranties to be true and accurate would not reasonably be expected to have a Parent Material Adverse Effect;

•	that each of Parent and Merger Sub has in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it at or prior to the closing of the Merger; and

•	that Parent will have delivered a certificate confirming the accuracy of its representations and warranties and performance of its obligations.

The obligation of Parent and Merger Sub to effect the Merger is subject to the fulfillment or waiver, at or before the Effective Time, of the following conditions:

•	the continued accuracy of the representations and warranties of the Company in the Merger Agreement, except where the failure of such representations and warranties to be true and accurate would not have a Company Material Adverse Effect, except for certain of the Company’s representations and warranties regarding the Company’s and its subsidiaries’ organizational standing, legal authority, capitalization, absence of a material adverse effect and obligations to brokers, which must be true and correct in all respects except for any de minimis inaccuracies;

•	that the Company has in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Closing;

•	that the Company will have delivered a certificate confirming the accuracy of its representations and warranties and performance of its obligations;

•	that there will not have been a Company Material Adverse Effect;

•	each of the parties to the Assignment and Assumption Agreement and Termination Agreement (both as described below under “—Other Agreements Related to the Merger”) will have partially in all material respects and partially in all respects, as applicable, performed their obligations pursuant to the Assignment and Assumption Agreement and Termination Agreement; and

•	that Company will have completed the subsidiary conversions contemplated by the Merger Agreement.

Termination of the Merger Agreement

Termination by either the Company or Parent

The Company and Parent may terminate the Merger Agreement by mutual written consent at any time before the completion of the Merger, whether prior to or after receipt of the Company stockholder approval. In addition, either the Company or Parent may terminate the Merger Agreement if:

•	any governmental entity shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order is final and nonappealable, subject to certain exceptions;

•	the Merger has not been completed by February 24, 2022 (the “End Date”), provided that this termination right is not available to a party whose failure to perform any of its obligations under the Merger Agreement has been the primary cause of the failure of the Merger to be consummated by the End Date; or

•	if the Company stockholder approval has not been obtained at the special meeting of the Company’s stockholders (after taking into account any adjournment or postponement of such special meeting).

Termination by the Company

The Company may terminate the Merger Agreement:

•	prior to obtaining the requisite stockholder approval to approve the Merger and the other transactions contemplated by the Merger Agreement, in order to enter into a definitive written agreement with respect to a Company Superior Proposal in accordance with the requirements described above under “—Obligation of the Board of Directors with Respect to Its Recommendation,” provided that such termination will not be effective until the Company has paid the termination fee (as described below); or

•	if there is a material breach of any representation, warranty, covenant or agreement on the part of Parent or the Merger Sub, or if any Event has occurred, such that the conditions to the obligations of the Company to effect the Merger would be incapable of fulfillment and the breach or Event is incapable of being cured, or is not cured, within the earlier of (i) 30 days following written notice of the breach or with respect to which an Event is alleged to have occurred or (ii) the End Date.

Termination by Parent

Parent may terminate the Merger Agreement:

•	if prior to obtaining the requisite Company stockholder approval to approve the Merger and the other transactions contemplated by the Merger Agreement, a Company Change of Recommendation has occurred; or

•	if there is a material breach of any representation, warranty, covenant or agreement on the part of the Company, or if any Event has occurred, such that the conditions to the obligations of Parent or the Merger Sub to effect the Merger would be incapable of fulfillment and the breach or Event is incapable of being cured, or is not cured, within the earlier of (i) 30 days following written notice of the breach or with respect to which an Event is alleged to have occurred or (ii) the End Date.

Fee and Expenses

Termination Fee Payable by the Company

The Company has agreed to pay Parent a termination fee of $4.85 million as directed by Parent if:

•	Parent terminates the Merger Agreement pursuant to the provision described in the first bullet point under “—Termination of the Merger Agreement—Termination by Parent”;

•	the Company terminates the Merger Agreement pursuant to the provision described in the first bullet point under “—Termination of the Merger Agreement—Termination by the Company”; or

•	all of the following requirements are satisfied:

o	the Company or Parent terminates the Merger Agreement pursuant to the provisions described in the second and third bullet points under “—Termination of the Merger Agreement—Termination by either the Company or Parent” or Parent terminates the Merger Agreement pursuant to the provision described in the second bullet point under “—Termination of the Merger Agreement— Termination by Parent”; and

o	the Company enters into a definitive agreement with respect to a Business Combination or consummates a Business Combination within twelve months after a termination referred to in the immediately preceding sub-bullet point.

For purposes of the Merger Agreement, “Business Combination” has the same meaning as the definition of “Company Acquisition Proposal” (except that each reference in the definition of “Company Acquisition Proposal” to 15% will be replaced by 50%).

However, the termination fee will equal $2.02 million if the Merger Agreement is terminated by the Company pursuant to the provisions described in the first bullet point under “—Termination of the Merger Agreement—Termination by the Company” in order to enter into a definitive agreement on or before the No-Shop Period Start Date with an Excluded Party providing for the implementation of a Company Superior Proposal or by Parent pursuant to the provisions described in the first bullet point under “—Termination of the Merger Agreement—Termination by the Parent” in connection with a Company Board Recommendation Change occurring prior to the No-Shop Period Start Date resulting from a Company Superior Proposal by an Excluded Party.

Parent Expense Reimbursement

If a termination fee to Parent becomes payable pursuant to the provisions described in “—Termination Fee Payable by the Company,” the Company will be required to reimburse Parent’s reasonable out-of-pocket costs in connection with the prospective transactions contemplated by the Merger Agreement.

Amendment and Waiver

The Merger Agreement may be amended whether before or after any vote of the stockholders of the Company at any time prior to the Effective Time, by written agreement of the Company, Parent and Merger Sub and by action of their respective boards of directors and/or members, as applicable. However, following receipt of the Company stockholder approval, no amendment may be made to the Merger Agreement that, by law, requires further approval or authorization by the stockholders of the Company without such further approval or authorization.

Specific Performance

Under certain circumstances, the Company and Parent are entitled to specific performance of the terms of the Merger Agreement, in addition to any other remedy at law or equity.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware.

Other Agreements Related to the Merger

Termination Agreement

The Company is externally managed by its Manager pursuant to a Management Agreement dated January 8, 2018 (as amended, the “Management Agreement”). The Management Agreement provides, among other things, that the Company must pay the Manager a termination fee if the Company desires to terminate the Management Agreement other than for cause. Parent requires as a condition of the Merger that the Company terminate the Management Agreement immediately prior to the Effective Time.

Concurrently with the entry into the Merger Agreement, the Company entered into a Termination Agreement (the “Termination Agreement”) with our Manager, Hunt Investment Management, LLC pursuant to which our Manager has agreed to terminate the Management Agreement upon payment of the termination fee in order to allow the Merger to proceed, which termination fee is comprised of a cash payment of $16.5 million and the transfer by the Company to our Manager of MMA’s South African assets, which had a carrying value of $3.9 million at March 31, 2021.

The Termination Agreement contains usual and customary releases by each party of the other, with the exception of certain indemnities and reimbursement obligations related to expenses incurred on behalf of the Company and its subsidiaries prior to the closing of the Merger that by their terms survive termination of the Management Agreement.

Assignment and Assumption Agreement

Concurrently with the entry into the Merger Agreement, Parent and our Manager entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) pursuant to which Parent and our Manager agreed, among other things, to (a) the release of certain restrictive covenants in connection with certain employees of our Manager, (b) the treatment of certain liabilities in connection with certain employees of our Manager and (c) the transfer for no additional consideration of certain assets owned by our Manager but used exclusively in the conduct of the Company’s business.

Agreements Involving Common Stock

In connection with the execution of the Merger Agreement, Parent and each of Gary Mentesana, Hunt Capital Holdings, LLC, James C. Hunt, and Michael Falcone have entered into Voting Agreements, each dated as the date of the Merger Agreement (the “Voting Agreements”).  On the terms and conditions set forth in the Voting Agreements, these stockholders have agreed to vote all of the shares of Company common stock owned of record or beneficially by them “FOR” the adoption of the Merger Agreement.

VOTE ON ADJOURNMENT (PROPOSAL 2)

We are asking stockholders to approve a proposal for one or more adjournments of the special meeting, if necessary or appropriate, including to solicit additional proxies if we have not obtained sufficient affirmative stockholder votes to adopt the Merger Proposal. If, at the special meeting (or any adjournment or postponement of the special meeting), the number of shares of common stock present in person (by virtual attendance) or by proxy and voting in favor of the Merger Proposal is not sufficient to approve that proposal, we may move to adjourn the special meeting (or any adjournment or postponement of the special meeting) in order to enable our directors, officers, employees and representatives to solicit additional proxies for the adoption of the Merger Proposal. In that event, we will ask stockholders to vote only upon the Adjournment Proposal, and not the Merger Proposal. If stockholders approve the Adjournment Proposal, we could adjourn the special meeting, and any adjourned session or postponement of the special meeting, and use the additional time to solicit additional proxies.

We retain full authority to the extent set forth in our by-laws and under Delaware law to adjourn the special meeting for any purpose, or to postpone the special meeting before it is convened, without the consent of any stockholder.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person (by virtual attendance) or represented by proxy at the special meeting and entitled to vote on the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Our Board recommends a vote “FOR” the Adjournment Proposal.

MARKET PRICE OF COMMON STOCK

Our common stock is traded on Nasdaq under the symbol “MMAC.” On July 12, 2021, there were approximately 407 holders of record. Certain of our common shares are held in “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number.  The following table sets forth during the periods indicated the high and low sales prices of our common stock as reported on Nasdaq for the periods indicated:

			Cash
			Dividends
	High	Low	Declared
2021
Third Quarter(through July 12, 2021)	$27.30	$27.00	$—
Second Quarter	$27.40	$16.36	$—
First Quarter	$26.48	$20.30	$—
2020
Fourth Quarter	$28.99	$22.01	$—
Third Quarter	$28.42	$22.19	$—
Second Quarter	$29.00	$22.11	$—
First Quarter	$32.70	$20.00	$—
2019
Fourth Quarter	$33.00	$29.01	$—
Third Quarter	$33.97	$28.05	$—
Second Quarter	$35.50	$30.00	$—
First Quarter	$33.88	$20.02	$—

On May 21, 2021, the last trading date prior to the public announcement of the Company’s entry into the Merger Agreement, shares of our common stock closed at $17.10. On July 12, 2021, the most recent practicable date prior to the date of this proxy statement, the closing price per share of common stock was $27.15. You are encouraged to obtain current market quotations for our common stock.

Under the terms of the Merger Agreement, all outstanding shares of our common stock will be acquired for approximately $161.7 million. Each holder of our common stock will receive $27.77 in cash per share, representing an approximately 62% premium to the closing price of our common stock as of May 21, 2021.

The Company has no intention to pay any dividends prior to the consummation of the Merger. The terms of the Merger Agreement do not allow us to declare or pay a dividend, without the prior written consent of Parent, between May 24, 2021 and the earlier of the Effective Time or the termination of the Merger Agreement.

If the Merger is completed, the common stock will be delisted from Nasdaq and deregistered under the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the number of our common shares that were beneficially owned on July 12, 2021, by each of our five percent holders, plus our directors, our named executive officers and our directors and executive officers as a group.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership(2)		Percent of Class(2)

Directors and Executive Officers:(1)

Non-Executive Directors:
Michael L. Falcone	334,790		5.7%
Frederick W. Puddester	53,070	(3)	*
Lisa Kay	24,466	(3)	*
J.P. Grant, III	22,014	(3)	*
Cecil E. Flamer	3,061		*
Suzanne G. Kucera	3,061	(3)	*
James C. Hunt	265,715	(4)	4.6%

Executive Officers:
Gary A. Mentesana	261,094		4.5%
David C. Bjarnason	9,327		*
All Directors and Executive Officers:	976,598		16.8%

*Represents less than 1.0% of the total number of common shares outstanding.

(1)	The address for each Director and Executive Officer listed is c/o MMA Capital Holdings, Inc., 3600 O’Donnell Street, Suite 600, Baltimore, MD 21224.

(2)	Amount of Beneficial Ownership and Percent of Class are based upon total amount of outstanding options and shares which could have been acquired as of March 1, 2021, or within 60 days thereafter, pursuant to the exercise of vested stock options and/or the vesting of deferred/restricted shares.

(3)	Amount includes deferred shares in lieu of fees for director services. As of March 1, 2021, the number of deferred shares held by each director (in parenthesis) was: Puddester (53,070), Grant (16,756), Kay (9,953) and Kucera (642).

(4)	The shares shown include 250,000 shares owned directly by Hunt Capital Holdings, LLC (“HCH”), an indirect subsidiary of Hunt. Hunt is owned and controlled by members of the Hunt family and trusts for the benefit of the Hunt family. Mr. Hunt may be deemed to share voting and investment power with respect to the shares of common stock owned directly by HCH by virtue of being a member of the board of directors of Hunt and its CEO, President and Chief Investment Officer. Mr. Hunt disclaims beneficial ownership of the securities described in this footnote, except to the extent of his pecuniary interest therein.

APPRAISAL RIGHTS

The following discussion summarizes the material terms of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL (“Section 262”), which is attached to this proxy statement as Annex C. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” or a “holder of shares” are to the record holder of shares of common stock unless otherwise noted herein.

Holders of common stock are entitled to seek appraisal of their shares in connection with the Merger in accordance with Section 262. Under Section 262, if the Merger is completed, record holders of shares of common stock who do not vote in favor of the adoption of the Merger Agreement and who otherwise follow the procedures set forth in Section 262 may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Court, together with interest, if any, to be paid upon the amount determined to be the “fair value.” Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Entity may pay to each stockholder entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (a) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery and (b) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Entity is under no obligation to make such voluntary cash payment prior to such entry of judgment.

However, after one or several appraisal petitions have been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of common stock who asserted appraisal rights if the Company common stock is listed on a national securities exchange immediately prior to the Effective Time of the Merger (which we expect to be the case) unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, as measured in accordance with subsection (g) of Section 262, or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. We refer to these conditions as the “Ownership Thresholds.”

Under Section 262, if a proposed merger for which appraisal rights are available under Section 262 is submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for notice of the meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes such notice, and the full text of Section 262 is attached to this proxy statement as Annex C.

ANY HOLDER OF COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED THEREIN MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF COMMON STOCK, WE BELIEVE THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.

If a holder of common stock loses his, her or its appraisal rights by failing to timely comply with the procedures of Section 262 or otherwise or if the Ownership Thresholds are not met, such holder of common stock will be entitled to receive the Merger Consideration described in the Merger Agreement, without interest.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to the Company a demand in writing for appraisal before the vote on the Merger Agreement at the special meeting;

•	the stockholder must own Company common stock at the time of the making of the foregoing demand and continuously hold such shares from the date of making the demand through the effective date of the Merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before such effective date); and

•	a stockholder, a beneficial owner of shares as to which the record holder has duly demanded appraisal or the Surviving Entity must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective date of the Merger. The Surviving Entity is under no obligation to file any petition and has no intention of doing so.

In addition, one of the Ownership Thresholds must be met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote “AGAINST” the adoption of the Merger Agreement or abstain.

Filing Demand in Writing

Any holder of common stock wishing to exercise appraisal rights must, before the vote on the adoption of the Merger Agreement at the special meeting, deliver to the Company a demand in writing for the appraisal of the stockholder’s shares. A holder of common stock wishing to exercise appraisal rights must hold of record the shares on the date the demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. The holder will lose appraisal rights if the holder transfers the shares before the effective date of the Merger. The holder must not vote in favor of the adoption of the Merger Agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and accordingly, submitting a blank proxy will result in the submitting stockholder losing such stockholder’s right of appraisal and will effectively nullify any previously delivered demand for appraisal of such stockholder’s shares of common stock. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote “AGAINST” the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting “AGAINST” the adoption of the Merger Agreement, nor abstaining from voting or failing to vote on the Merger Proposal, will, in and of itself, constitute a demand for appraisal satisfying the requirements of Section 262. The demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. The demand must reasonably inform the Company of the identity of the holder as well as the intention of the holder to demand an appraisal of the shares held by the holder. A stockholder’s failure to deliver the demand in writing to the Company prior to the taking of the vote on the adoption of the Merger Agreement at the special meeting will result in such stockholder losing such stockholder’s right of appraisal.

Only a holder of record of shares of common stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock must be executed by or on behalf of the holder of record. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common or other joint ownership, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in “street name” by a broker, bank, trust or nominee, the broker, bank, trust or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of common stock held in the name of the record owner. If a stockholder holds shares of common stock through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or nominees to determine the appropriate procedures for the making of a demand for appraisal by such a broker or nominee. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly in a timely manner the steps necessary to perfect appraisal rights.

All written demands for appraisal pursuant to Section 262 must be delivered to the Company at:

MMA Capital Holdings, Inc.
3600 O’Donnell Street, Suite 600,
Baltimore, Maryland 21224
Attention: Secretary

At any time within 60 days after the effective date of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to the Surviving Entity a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of the Surviving Entity. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Merger Consideration offered pursuant to the Merger Agreement within 60 days after the effective date of the Merger. If the Surviving Entity does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the Merger Agreement, plus interest (if any).

Notice by the Surviving Entity

If the Merger is completed, within ten days after the effective date of the Merger, the Surviving Entity must notify each holder of common stock who has complied with the written demand requirements of Section 262, and who has not voted in favor of the adoption of the Merger Agreement, of the date on which the Merger became effective.

Filing a Petition for Appraisal

Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Entity, any holder of common stock who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262, or a beneficial owner of shares as to which the record holder has so complied, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served upon the Surviving Entity in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the value of the shares held by all such stockholders. The Surviving Entity is under no obligation to and has no present intention to file such a petition and holders of common stock should not assume that the Surviving Entity will file such a petition. Accordingly, any holders of common stock who desire to have their shares appraised should initiate all necessary action to demand appraisal and perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262. Within 120 days after the effective date of the Merger, any holder of common stock who has complied with the requirements of Section 262 will be entitled, upon request given in writing, to receive from the Surviving Entity a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be given within ten days after a request therefor has been received by the Surviving Entity or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the Surviving Entity the statement described in this paragraph. If a petition for appraisal is not timely filed or if neither of the Ownership Thresholds is met, then the right to appraisal will cease.

If a petition for an appraisal is timely filed by a holder of shares of common stock or a beneficial owner and a copy thereof is served upon the Surviving Entity, the Surviving Entity will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “Verified List”), containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Entity and all of the stockholders shown on the Verified List at the addresses stated therein. Any such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or any other publication which the Delaware Court of Chancery deems advisable. The costs of any such notice shall be borne by the Surviving Entity.

After notice to the dissenting stockholders, the Delaware Court of Chancery will conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares and who had stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

Upon application by the Surviving Entity or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any holder of shares whose name appears on the Verified List and, if such shares are represented by certificates and if so required, who has submitted such stockholder’s certificates of stock to the Delaware Register in Chancery, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights or that neither of the Ownership Thresholds is met.

The Delaware Court of Chancery shall dismiss the proceedings as to all stockholders who are otherwise entitled to appraisal rights in connection with the Merger if the Company common stock is listed on a national securities exchange immediately prior to the Effective Time of the Merger (which we expect to be the case) unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, as measured in accordance with subsection (g) of Section 262, or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.

Determination of Fair Value

After the Delaware Court of Chancery determines the holders of common stock entitled to appraisal and that at least one of the Ownership Thresholds has been satisfied in respect of the Company stockholders seeking appraisal rights, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.

At any time before the entry of judgment in the proceedings, the Surviving Entity may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in Section 262 only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and may not otherwise address, “fair value” under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Parent, Merger Sub nor the Company anticipate offering more than the applicable Merger Consideration to any stockholder of the Company exercising appraisal rights, and reserve the right to make a voluntary cash payment prior to the entry of judgment in an appraisal action as described above and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the applicable Merger Consideration.

The Delaware Court of Chancery will direct the payment of the “fair value” of the shares, together with interest, if any, by the Surviving Entity to the stockholders entitled thereto. Payment will be made to each such stockholder, in the case of holders of uncertificated stock, forthwith, and in the case of holders of shares represented by certificates, upon the surrender to the Surviving Entity of the certificate(s) representing such stock. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to appraisal. In the absence of such an order, each party bears its own expenses.

If any stockholder who demands appraisal of shares of common stock under Section 262 fails to perfect, effectively withdraws or otherwise loses such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted as of the effective date of the Merger into the right to receive the Merger Consideration pursuant to the Merger Agreement, without interest. A stockholder will lose his, her or its right to an appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger or if neither of the Ownership Thresholds is met. In addition, as described above and subject to the timing considerations discussed above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the Merger Consideration offered pursuant to the Merger Agreement, without interest.

Any holder of shares of common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective date of the Merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective date of the Merger.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR DEMANDING AND PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT WITHOUT INTEREST. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, IF YOU ARE A COMPANY STOCKHOLDER AND ARE CONSIDERING EXERCISING YOUR APPRAISAL RIGHTS UNDER THE DGCL, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure approved by the SEC called “householding” under which multiple stockholders who share the same address will receive only one copy of the annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so by notifying us by telephone at (443) 263-2900, by email at info@mmacapitalholdings.com, or by mail c/o Secretary at MMA Capital Holdings, Inc. at 3600 O’Donnell Street, Suite 600, Baltimore, Maryland 21224, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us by telephone or in writing at the same telephone number, email address, or address. Stockholders with shares registered in held in “street name” may contact their brokerage firm or bank to request information about householding.

DELISTING AND DEREGISTRATION OF COMMON STOCK

If the Merger is completed, the common stock will be delisted from Nasdaq and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

SUBMISSION OF STOCKHOLDER PROPOSALS

We held our last annual meeting of stockholders on May 19, 2020.

We will hold our 2021 annual meeting of stockholders only if the Merger is not completed because, if the Merger is completed, we will cease to be an independent public company and our successor in the Merger will become a subsidiary of Parent and you will no longer have an ownership interest in the Company.

Because the date of the 2021 annual meeting, if it occurs, will be delayed by more than 60 days from the first anniversary of the date of last year’s annual meeting, stockholders will be advised of any new date for the annual meeting and of the new date for submission of proposals in accordance with the applicable Exchange Act Rules and our by-laws.  In general, stockholder proposals to be acted upon at an annual meeting must be received by the Secretary of the Company not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. All stockholder proposals must be delivered to the attention of the Company’s Secretary at our Baltimore offices located at 3600 O’Donnell Street, Suite 600, Baltimore, MD 21224.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following filings with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, together with Amendment No. 1 to Annual Report for the fiscal year ended December 31, 2020 on Form 10-K/A;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021; and

•	Current Reports on Form 8-K filed on April 5, 2021 and May 24, 2021.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not a part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the SEC at its public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

MMA Capital Holdings, Inc.
Attn: Secretary
3600 O’Donnell Street, Suite 600
Baltimore, Maryland 21224

If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of the documents that we file with the SEC are also promptly available through the “Investors” section of our website, www.mmacapitalholdings.com. The information included on our website is not incorporated by reference into this proxy statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT, THE ANNEXES TO THIS PROXY STATEMENT AND THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 13, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

FP ACQUISITION PARENT, LLC,

FP ACQUISITION MERGER SUB, LLC

and

MMA CAPITAL HOLDINGS, INC.,

Dated as of May 24, 2021

TABLE OF CONTENTS

Term	Section
Acceptable Confidentiality Agreement	6.4(h)(i)
Action	3.6
Agreement	Preamble
Anti-Corruption Laws	4.8(b)
Antitrust Laws	5.3(c)
Applicable Law	3.3(c)
Applicable Opinion	6.5(b)
Book Entry Share	2.1(a)
Business Combination	8.2(g)
business day	9.3(c)
Business Loan Agreement	6.5(c)
Certificate	2.1(a)
Certificate of Merger	1.2(a)
Closing	1.2(b)
Closing Date	1.2(b)
Code	9.3(d)
Commission	4.7(a)
Common Appraisal Shares	2.4(a)
Company	Preamble
Company Acquisition Proposal	6.4(h)(ii)
Company Board	Recitals
Company Board Recommendation	4.3(b)
Company Bylaws	4.1
Company Change of Recommendation	6.4(c)
Company Charter	4.1
Company Common Stock	Recitals
Company Data Company Disclosure Letter	9.3(e) Article IV
Company Equity Plans	9.3(f)
Company Intellectual Property Rights	4.11(b)
Company Material Adverse Effect	9.3(g)
Company Plan	4.15(a)
Company Preferred Stock	2.1(b)
Company Privacy Policy Company Protected Information Company Registered Intellectual Property	9.3(h) 9.3(i) 4.11(a)
Company Related Parties Company SEC Documents	6.5(e) 4.7(a)
Company Securities	4.4(c)
Company Shareholder Approval	4.3(c)
Company Shareholder Meeting	5.1(e)
Company Superior Proposal	6.4(h)(iii)
Confidentiality Agreement	5.2
Contagion Event	9.3(j)
Contract	3.3(b)
control	9.3(b)
Converted Subsidiary	7.3(f)
Copyright Data Processor DGCL	9.3(k) 9.3(l) Recitals

Term	Section
Dividend	1.6
DLLCA	Recitals
DTC	2.2(b)
DTC Payment	2.2(c)
East West Bank Facility Agreement	6.5(c)
Effective Time	1.2(a)
End Date	8.1(c)
Environmental Law Equity Commitment Letter	9.3(m) Recitals
ERISA	9.3(n)
ERISA Affiliate	4.15(b)
Event	9.3(g)
Exchange Act	9.3(o)
Exchange Fund	2.2(a)
Excluded Party	9.3(p)
Existing Subordinated Indebtedness	6.1(g)
FirstRand Facility Agreement	6.5(c)
Fundamental Funds Fundamental Group GAAP	9.3(t) 9.3(u) 9.3(q)
Government Official	4.8(c)
Governmental Authority	3.3(d)
Hazardous Substance HIM	9.3(v) Recitals
HIM Agreements	Recitals
HSR Act	3.3(d)
Intellectual Property Rights	4.11(b)
Indebtedness Intervening Event	9.3(w) 6.4(h)(iv)
Intervening Event Notice Period	6.4(g)(i)
IT Systems Judgment	9.3(w) 3.6
knowledge	9.3(z)
Lien	9.3(aa)
Malicious Code Management Agreement	9.3(bb) 9.3(cc)
Material Company Contract	4.16
Maximum Premium	6.2(b)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
Mizuho TRS	6.5(c)
MMA/HIM Agreement	Recitals
Nasdaq	5.4
OFAC	4.8(d)
Order	5.3(c)
Other Existing Indebtedness	6.5(c)
Other Required Company Filing	5.1(b)
Owned Real Property	4.10
Parent	Recitals

Term	Section
Parent Disclosure Letter	Article III
Parent Expense Amount	8.2(f)
Parent Material Adverse Effect Parent Parties	9.3(dd) Preamble
Parent/HIM Agreement	Recitals
parties	Preamble
Patents Paying Agent	9.3(ee) 2.2(a)
pdf	9.4
Permitted Lien	9.3(ff)
Person	9.3(gg)
Personal Data Privacy Requirements Proxy Statement	9.3(hh) 9.3(ii) 3.8
Related Assets	Recitals
Representatives	9.3(kk)
Rights Agreement Rights Agreement Amendment Security Incident Solar Ventures Solicitation Period End Time	Recitals Recitals 9.3(ll) 9.3(mm) 6.4(a)(i)
standstill	6.4
subsidiary	9.3(nn)
Subsidiary Conversions	7.3(f)
Superior Proposal Notice	6.4(f)
Surviving Entity	1.1
TD Engagement Letter	4.14
Takeover Laws	4.22
Target Assets	Recitals
Tax Returns	4.9(h)(i)
Taxes	4.9(h)(ii)
Trade Laws	4.8(d)
Trademarks Trade Secrets Transaction Committee	9.3(pp) 9.3(qq) Recitals
Transaction Committee Financial Advisor Voting Agreements	4.19 Recitals

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of May 24, 2021, by and among FP Acquisition Parent, LLC, a Delaware limited liability company (“Parent”), FP Acquisition Merger Sub, LLC, a Delaware limited liability company (“Merger Sub” and, taken together with Parent, the “Parent Parties”), and MMA Capital Holdings, Inc., a Delaware corporation (the “Company” and, together with the Parent Parties, the “parties”).

BACKGROUND

A.            The parties intend that the Company will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger and continuing as a subsidiary of Parent, upon the terms and subject to the conditions set forth in this Agreement, the provisions of the Delaware General Corporation Law (the “DGCL”) and the provisions of the Delaware Limited Liability Company Act (the “DLLCA”).

B.            The board of directors of the Company (the “Company Board”) has appointed a committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Transaction Committee”) to review and negotiate, and make a recommendation to the Company Board with respect to, the transactions contemplated by this Agreement, including the Merger.

C.           The Company Board, acting upon the unanimous recommendation of the Transaction Committee, has (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the holders of shares of the Company’s common stock, no par value (the “Company Common Stock”), (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated herein, including the Merger, and (iii) resolved to recommend that the holders of the Company Common Stock adopt this Agreement and approve the Merger.

D.           Parent, in its capacity as the sole member and manager of Merger Sub has, on the terms and subject to the conditions set forth herein, approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated herein, including the Merger.

E.            Prior to the execution and delivery of this Agreement, and as a condition and material inducement to the willingness of the Parent Parties to enter into this Agreement, certain directors and officers of the Company, in their respective capacities as stockholders of the Company, have entered into those certain Voting and Support Agreements with Parent (collectively, the “Voting Agreements”) in connection with the Merger.

F.            Immediately prior to the execution and delivery of this Agreement, and as a condition and material inducement to the willingness of the Parent Parties to enter into this Agreement, the Company is entering into that certain third amendment to that certain Tax Benefit Rights Agreement, dated as of May 5, 2015, as amended by that certain First Amendment thereto dated January 1, 2019, and as further amended by that certain Second Amendment thereto dated March 12, 2020, by and between the Company and Broadridge Corporate Issuer Solutions, Inc. (the “Rights Agreement” and, such amendment thereto, the “Rights Agreement Amendment”), pursuant to which, among other things, the Rights Agreement shall be rendered inapplicable to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby. Prior to the execution of this Agreement, the Company has delivered to Parent a copy of the resolutions of the Company Board approving the Rights Agreement Amendment and a copy of the executed Rights Agreement Amendment.

G.           Concurrently with the execution and delivery of this Agreement, each of the Fundamental Funds has executed a letter agreement in favor of Parent (an “Equity Commitment Letter”), pursuant to which each such Fundamental Fund has agreed, among other things, and subject to the terms and conditions set forth therein, to make a cash equity investment in Parent immediately prior to the Closing.

H.            Concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to the willingness of the Parent Parties to enter into this Agreement, the Company and Hunt Investment Management, LLC (“HIM”) are delivering to Parent and Merger Sub a Termination Agreement (the “MMA/HIM Agreement”), pursuant to which the Company and HIM have agreed, among other things, to terminate the Management Agreement in exchange for cash and the transfer to HIM of certain Company assets in South Africa.

I.              Concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to the willingness of the Parent Parties to enter into this Agreement, Parent and HIM have entered into an Assignment and Assumption agreement (the “Parent/HIM Agreement” together with the MMA/HIM Agreement, collectively, the “HIM Agreements”), pursuant to which Parent and HIM have agreed, among other things, to (a) the release of certain restrictive covenants in connection with certain HIM employees, (b) the treatment of certain liabilities in connection with certain HIM employees and (c) the transfer of the various assets held and used by HIM in the conduct of the Company’s business.

J.             The Company and the Parent Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

In consideration of these premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I
THE MERGER

1.1          The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the provisions of the DGCL and the DLLCA, at the Effective Time, the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall cease, and Merger Sub shall be the surviving entity in the Merger (the “Surviving Entity”) under the name “MMA Capital Holdings, LLC” and shall remain a wholly owned subsidiary of Parent.

1.2          Effective Time; Closing Date.

(a)          Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, Merger Sub shall file (or cause to be filed) with the Secretary of State of the State of Delaware a certificate of merger for the Merger, executed in accordance with the relevant provisions of the DGCL and the DLLCA (the “Certificate of Merger”), and the parties shall make all other filings or recordings that may be required under the DGCL or the DLLCA in connection with the Merger. The Certificate of Merger will provide that the Merger shall become effective at such time as the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or at such later date and/or time as may be agreed by the parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is referred to herein as the “Effective Time”).

(b)          Prior to the filing of the Certificate of Merger, the closing of the Merger (the “Closing”) shall be held remotely via electronic exchange of PDF or otherwise scanned documents and signature pages at 10:00 a.m., New York time, or at such other place as the parties may agree in writing, (i) on a date to be agreed upon by the Parent Parties and the Company that is no later than three (3) business days following the date upon which all of the conditions set forth in Article VII have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions), or (ii) on such other date and/or at such other time as the parties may agree in writing so long as all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) have been satisfied or waived at or prior to such date and/or time. The date on which the Closing takes place is referred to herein as the “Closing Date.”

1.3           Effects of the Merger. The Merger shall have the effects set forth in the DGCL and the DLLCA. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Entity, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Entity.

1.4           Organizational Documents of the Company. At the Effective Time, and by virtue of the Merger, the certificate of formation and the limited liability company agreement of Merger Sub, each as in effect immediately prior to the Effective Time, shall be amended to change the name of Merger Sub to the name of the Surviving Entity and as so amended shall be the certificate of formation and the limited liability company agreement of the Surviving Entity.

1.5           Officers of the Company. The parties will take all necessary action such that, at the Effective Time, the officers of the Company serving in such capacity immediately prior to the Effective Time shall be the officers of the Surviving Entity (except to the extent they have resigned as required hereby), until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

ARTICLE II
EFFECT OF THE MERGER

2.1           Effect on Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, any Parent Party or the holder of any securities of the Company or any Parent Party:

(a)          Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than (i) Common Appraisal Shares to be treated in accordance with Section 2.4 and (ii) shares of Company Common Stock to be canceled in accordance with Section 2.1(b) or converted in accordance with Section 2.1(c)) and each deferred share of Company Common Stock reserved for the account of any Company director shall be converted automatically into and shall thereafter represent only the right to receive an amount in cash equal to $27.77 per share, without interest (such per share amount, the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) or non-certificated shares of Company Common Stock held in book entry form (each, a “Book Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate or Book Entry Share in accordance with Section 2.2.

(b)          Cancellation of Certain Shares. All shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. All shares of Company Common Stock then held by Parent or Merger Sub, including any shares of Company Common Stock reserved for issuance under any of the Company Equity Plans, shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. All shares of preferred stock (“Company Preferred Stock”) that are issued and outstanding or owned by the Company as treasury stock immediately prior to the Effective Time (other than shares of Company Preferred Stock to be converted in accordance with Section 2.1(c)) shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock that is authorized but unissued immediately prior to the Effective Time shall be cancelled and no payment of cash or any other distribution shall be made with respect thereto.

(c)           Cancellation of Certain Other Shares. Each share of Company Common Stock or Company Preferred Stock held by any subsidiary of the Company immediately prior to the Effective Time shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(d)          Merger Sub Limited Liability Company Interests. Each limited liability company interest of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding from and after the Effective Time as the limited liability company interest of the Surviving Entity in the Merger. After the Effective Time, Parent shall be the holder of all of the issued and outstanding limited liability company interests of the Surviving Entity.

2.2           Exchange of Certificates and Book Entry Shares.

(a)          Paying Agent. Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article II and, in connection therewith, prior to the Closing Date shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. Following the Effective Time on the Closing Date, Parent shall cause to be deposited with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”). Pending its disbursement in accordance with this Section 2.2, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in accordance with the agreement with the Paying Agent. To extent there are net losses with respect to any such investments, Parent shall or shall cause the Surviving Entity to reasonably promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Merger Consideration in accordance herewith (but in any event not in an amount in excess of such net losses). No losses of any funds deposited with the Paying Agent (from investment or otherwise) shall diminish the rights of any holder of shares of Company Common Stock to receive the Merger Consideration as provided herein. The fees and expenses payable to the Paying Agent will be paid timely by or on behalf of Parent.

(b)          Payment Procedures. Promptly after the Effective Time, Parent and the Surviving Entity shall cause the Paying Agent to mail to each Person who was, at the Effective Time, a holder of record of Company Common Stock (other than the Company Common Stock to be canceled in accordance with Section 2.1(b)) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book Entry Shares, as applicable, shall pass, only upon delivery of the Certificates or Book Entry Shares, as applicable, to the Paying Agent, and which shall be in such form and shall have such other customary provisions (including customary provisions regarding delivery of an “agent’s message” with respect to Book Entry Shares) as Parent and the Company may reasonably agree prior to the Closing Date) and (ii) instructions for use in effecting the surrender of the Certificates or Book Entry Shares in exchange for payment of the Merger Consideration as provided in Section 2.1(a). Upon (x) surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the Paying Agent) or (y) upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a Book-Entry Share, the holder of such Certificate or Book Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book Entry Share, and the Certificate or Book Entry Share so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book Entry Share is registered, it shall be a condition of payment that (A) the Certificate or Book Entry Share so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Book Entry Share surrendered and shall have established to the reasonable satisfaction of the Surviving Entity that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate and Book Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II. No interest will be paid or accrued for the benefit of holders of the Certificates and Book Entry Shares on the Merger Consideration payable upon the surrender of such Certificates and Book Entry Shares. Notwithstanding anything to the contrary in this Agreement, no holder of Book Entry Shares held through Depository Trust Company (“DTC”) will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.1(a).

(c)           DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Paying Agent and DTC with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than the Company Common Stock to be canceled in accordance with Section 2.1(b) and Common Appraisal Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Merger Consideration per share (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Paying Agent will transmit the DTC Payment to DTC or its nominees on the first (1st) business day after the Closing Date.

(d)          Transfer Books; No Further Ownership Rights in Company Stock. The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange of Certificates or Book Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates or Book Entry Shares, and at the Effective Time, the stock transfer books of the Company shall be closed with respect to, and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that represented ownership of shares of Company Common Stock and Book Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.2(f), if, at any time after the Effective Time, Certificates and Book Entry Shares are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article II.

(e)          Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated by this Article II; provided, however, Parent, or the Surviving Entity, as applicable, may, in their discretion, require delivery of a satisfactory indemnity (including delivery of a bond in such amount as Parent or the Surviving Entity (as applicable) may direct) as indemnity against any claim that may be made against Parent, the Surviving Entity or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

(f)            Termination of Exchange Fund. At any time following the first anniversary of the Closing Date, the Surviving Entity shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) which has not been disbursed to holders of Certificates or Book Entry Shares, and thereafter such holders shall be entitled to look only to Parent and the Surviving Entity for, and Parent and the Surviving Entity shall remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article II. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(g)          No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Entity or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar law.

(h)          Withholding Taxes. Parent, the Surviving Entity and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration, and from any other amounts payable pursuant to this Agreement, any amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of applicable state, local or foreign Applicable Law. To the extent any amounts are so withheld (i) such amounts shall be remitted to the applicable Governmental Authority and (ii) the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.3          Adjustments. If between the date hereof and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the Merger Consideration, any other amounts payable pursuant to this Article II (to the extent expressed on a per share of Company Common Stock basis) shall be appropriately adjusted to reflect such stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change.

2.4          Appraisal Rights.

(a)          Notwithstanding anything in this Agreement to the contrary, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and held by any Person who shall have properly and validly exercised statutory rights of appraisal in respect of such share in accordance with Section 262 of the DGCL (“Common Appraisal Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(a), but instead shall be canceled and entitle the holder thereof to only those rights provided to a holder of Common Appraisal Shares under Section 262 of the DGCL; provided, however, that any Common Appraisal Share held by a Person who shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal of such Common Appraisal Share under Section 262 of the DGCL will thereupon (i) be deemed no longer to be a Common Appraisal Share and (ii) be treated as if it had been converted into, as of the Effective Time, the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Book Entry Share that formerly evidenced such share of Company Common Stock in the manner provided in Section 2.2.

(b)          The Company shall give prompt notice to Parent of any written demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and Actions with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. For purposes of this Section 2.4(b), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Common Appraisal Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.5          No Dividends or Distributions. For the avoidance of doubt, no dividends or other distributions with respect to capital stock of the Surviving Entity with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Book Entry Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

In order to induce the Company to enter into this Agreement, subject to the exceptions set forth in the disclosure letter delivered by Parent to the Company and dated as of the date of this Agreement (the “Parent Disclosure Letter”) (which exceptions shall specifically identify a Section to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such Section and any other Section of this Agreement to which it is reasonably apparent on its face such disclosure relates), the Parent Parties represent and warrant to the Company as follows:

3.1          Organization and Standing. Each Parent Party is a legal entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each Parent Party is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

3.2          Power and Authority. Each Parent Party has all requisite corporate, limited liability company, or partnership, as the case may be, power and authority to enter into and deliver this Agreement and the agreements contemplated hereby, and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement and any other agreements entered into in connection herewith. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Parent Parties have been duly authorized by all requisite action on the part of each Parent Party. This Agreement has been duly executed and delivered by each Parent Party, and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each Parent Party enforceable against such Person in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Other than the adoption of this Agreement by Parent in its capacity as the sole member and manager of Merger Sub with respect to the Merger, no vote of the holders of any class or series of capital stock (or other securities) of any Parent Party is necessary to approve the transactions contemplated by this Agreement that has not otherwise been obtained as of or prior to the date hereof.

3.3          Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by any Parent Party nor the consummation by the Parent Parties of the Merger and the other transactions contemplated hereby will:

(a)          conflict with, or result in a breach of any provision of, the organizational documents of any Parent Party;

(b)          violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, adversely modify or call a default under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument (each, a “Contract”) to which Parent or any of its subsidiaries is a party;

(c)           assuming compliance with the matters referred to in Section 3.3(d), violate any applicable laws, statutes, rules, regulations, legally binding policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, “Applicable Law”) applicable to Parent or any of its subsidiaries or any of their respective properties or assets; or

(d)          require any action or consent or approval of, or review by, or registration or filing by Parent or any of its subsidiaries with, any third party or any local, domestic, foreign or multi-national court, arbitral tribunal, mediator, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a “Governmental Authority”), other than (i) any notifications required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations thereunder, the “HSR Act”), (ii) registrations or other actions required under foreign, federal or state Antitrust Laws or securities or blue-sky laws, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (iv) consents or approvals of, or notifications to, any Governmental Authority set forth in Section 3.3(d) to the Parent Disclosure Letter;

except in the case of clauses (b), (c) and (d) above for any of the foregoing that would not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

3.4          Ownership of Merger Sub. Parent owns all of the outstanding limited liability company interests of Merger Sub. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement and the transactions contemplated hereby.

3.5          Sufficiency of Funds.

(a)          The Parent Parties will have, or will have access to, on the Closing Date sufficient cash to enable Parent, Merger Sub or the Surviving Entity to pay to the Exchange Fund on the Closing Date the aggregate Merger Consideration and any other amounts required to be paid in connection with the consummation of the transactions contemplated herein and to pay all related fees and expenses required to be paid on such date.

(b)          Without limiting Section 9.10, in no event shall the receipt or availability of any funds or financing by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.

3.6          Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, to the knowledge of Parent, as of the date of this Agreement, there is no (a) threatened legal or administrative proceeding, suit, claim, investigation, arbitration or action (an “Action”) against Parent or any of its subsidiaries or (b) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (a “Judgment”) imposed upon or affecting Parent or any of its subsidiaries, in each case, by or before any Governmental Authority.

3.7          Brokerage and Finder’s Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated herein based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent.

3.8          Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the proxy statement relating to the Company Shareholder Meeting (as amended or supplemented from time to time, the “Proxy Statement”) (including any amendments or supplements thereto) will, at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the Commission or at the time the Proxy Statement (or any amendment or supplement thereto) is first published, sent or given to stockholders of the Company or at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.9          Solvency. Each of Parent, Merger Sub and their respective affiliates, is solvent immediately prior to the Closing Date and, after giving effect to the transactions contemplated by this Agreement, and assuming that the Company is solvent and that the representations and warranties contained in Article IV are true and correct, immediately after the Closing the Surviving Entity will be solvent. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent on the part of any Parent Party to hinder, delay or defraud either present or future creditors of the Company or any of its respective affiliates.

3.10       Independent Investigation. Parent, on behalf of itself and Merger Sub, and on behalf of its affiliates, acknowledges and agrees that in making its decision to enter into this Agreement and the consummate the transactions contemplated by this Agreement, Parent, Merger Sub and its affiliates have relied solely upon its own investigation, review and analysis, and except for the representations and warranties of Company in Article IV and the other transaction documents entered in connection with this Agreement, the Company does not make any representation or warranty, either express or implied. Parent acknowledges that a Contagion Event has had, is having and is likely to continue to have, an impact on the Company and its business and, to the extent that any representation or warranty of the Company in this Agreement is or becomes inaccurate or primarily breached as a result of the impact of a Contagion Event or any action or inaction by Parent, Merger Sub or the Company (after the date hereof and in accordance with this Agreement), including its compliance with any directive, order, policy, guidance or recommendation by any Governmental Authority or any disaster plan of the Company or any change in Applicable Law primarily as a result of a Contagion Event, then such representation or warranty shall not be deemed breached for any purpose under this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Parent Parties to enter into this Agreement, subject to (i) the exceptions set forth in the disclosure letter delivered by the Company to Parent and dated as of the date of this Agreement (the “Company Disclosure Letter”) (which exceptions shall specifically identify a Section to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such Section and any other Section of this Agreement to which it is reasonably apparent on its face such disclosure relates), and (ii) the information disclosed by the Company in any Company SEC Document furnished or filed prior to the date of this Agreement (other than in any risk factor or other predictive, cautionary or forward-looking disclosure contained in such Company SEC Document), the Company represents and warrants to the Parent Parties as follows:

4.1          Organization and Standing. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under Applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. True, correct and complete copies of the certificate of incorporation of the Company as in effect on the date hereof (the “Company Charter”) and the bylaws of the Company as in effect on the date hereof (the “Company Bylaws”) are included in the Company SEC Documents, and the Company is not in violation of any of the provisions of the Company Charter or Company Bylaws.

4.2          Subsidiaries. Section 4.2 of the Company Disclosure Letter sets forth a true, correct and complete list of each subsidiary of the Company existing as of the date of this Agreement, including the name, equityholders and percentage owned by such Person, and the jurisdiction of organization of each such subsidiary. All equity interests of the Company’s subsidiaries are owned by the Company or another wholly-owned subsidiary of the Company free and clear of all Liens (other than Liens arising under applicable securities laws). Except as provided in Section 4.2 of the Company Disclosure Letter, as of the date hereof, except for the Company’s subsidiaries, the Company does not own any capital stock of or other equity interest in, or any interest convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, any other Person. Each of the outstanding equity interests of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable (in each case, to the extent applicable) and not subject to preemptive or similar rights other than any rights that may accrue in favor of the Company or its wholly-owned subsidiaries. Section 4.2 of the Company Disclosure Letter sets forth each subsidiary of the Company as of the date hereof. Other than deferred shares owed to directors, there are no outstanding (a) securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company’s subsidiaries or (b) options or other rights to acquire from the Company’s subsidiaries, and no obligation of the Company’s subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company’s subsidiaries, and no obligation of the Company or any of its subsidiaries to grant or extend any of the foregoing to any other Person. The Company has made available to the Parent Parties true, correct and complete copies of the governing and formation documents of the Company subsidiaries (including all amendments or other modifications thereto), which documents are in full force and effect as of the date hereof. The Company (or any of its applicable subsidiaries) is not in default under any organizational document of a Company subsidiary, nor do there exist circumstances that solely upon the passage of time would constitute a default thereunder, and no subsidiary of the Company is or has been subject in the last three (3) years to bankruptcy or insolvency. The Company and its subsidiaries are not required to make any capital contribution (pursuant to Contract or otherwise) to any Person in which the Company or any of its subsidiaries holds an ownership or other equity interest that has not been made as of the date hereof. None of the shares of Company Common Stock or Company Preferred Stock are owned by any subsidiary of the Company.

4.3          Power and Authority.

(a)          The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the agreements contemplated hereby and to perform its obligations hereunder and thereunder and subject to the receipt of the Company Shareholder Approval, to perform its obligations under this Agreement and to consummate the transactions contemplated herein and therein. The execution, delivery and performance by the Company of this Agreement and the agreements contemplated hereby, and the consummation by it of the transactions contemplated herein and therein, have been duly authorized by the Company Board and, except for obtaining the Company Shareholder Approval and filing the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the agreements contemplated hereby and the consummation by it of the transactions contemplated herein and therein. This Agreement and the agreements contemplated hereby to which the Company is a party have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each of the Parent Parties, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b)          The Company Board, acting upon the recommendation of the Transaction Committee, at a duly held meeting, has (i) determined that the transactions contemplated by this Agreement and any agreements contemplated hereby, including the Merger, are fair to, and in the best interests of, the holders of Company Common Stock, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, and (iii) subject to Section 6.4, resolved to recommend that the holders of Company Common Stock adopt this Agreement and approve the Merger (the “Company Board Recommendation”) and (iv) directed that such matter be submitted for consideration of the holders of Company Common Stock to a vote at a meeting of the holders of Company Common Stock in accordance with the terms of this Agreement, which resolutions have not, except after the date hereof as permitted by Section 6.4, been subsequently rescinded, modified or withdrawn.

(c)           The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, voting together as a single class (the “Company Shareholder Approval”), at the Company Shareholder Meeting or any adjournment or postponement thereof, is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated herein, including the Merger.

4.4          Capitalization of the Company.

(a)          The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, no par value (“Company Preferred Stock”).

(b)          As of May 21, 2021 (the “Measurement Date”), (i) 5,743,570 shares of Company Common Stock were issued and outstanding and (ii) 0 shares of Company Preferred Stock were issued and outstanding. Since the Measurement Date to the date of this Agreement, there have been no issuances of capital stock of the Company. The outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive (or similar) rights and were issued in compliance with Applicable Law. Section 4.4(b) of the Company Disclosure Letter sets forth as of the Measurement Date, a complete and correct list of all outstanding Company Securities (including deferred shares of Company Common Stock reserved for the account of any Company director) other than Company Common Stock and Company Preferred Stock, the number of shares of Company Common Stock issuable thereunder or with respect thereto and the exercise price (if any). No subsidiary of the Company owns any shares of Company Common Stock or any Company Preferred Stock. As of the Measurement Date, there are no outstanding options to purchase shares of Company Common Stock under any of the Company Equity Plans. Since the Measurement Date, the Company has not granted, committed to grant or otherwise created or assumed any obligation with respect to any Company Securities, other than as permitted by Section 6.1.

(c)           Except as set forth in Section 4.4(b) or Section 4.4(c) of the Company Disclosure Letter, as of the date of this Agreement, subsequent to the Measurement Date, there were no (i) outstanding shares of capital stock or other voting securities of the Company, (ii) securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants, calls, phantom stock or other rights to acquire from the Company or its subsidiaries, or obligation of the Company or its subsidiaries to issue (or provide payments based on the value of), any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) are referred to collectively as “Company Securities”), or (iv) outstanding obligations of the Company or any subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Securities. Except (A) as set forth in Section 4.4(c) of the Company Disclosure Letter or (B) in connection with the repurchase or acquisition of Company Common Stock pursuant to the terms of Company Equity Plans, neither the Company nor any of its subsidiaries is a party to any Contract that (i) obligates the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, (ii) relates to the voting or transfer of, requires registration of, or grants any preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights with respect to, any Company Securities or (iii) otherwise relates to, creates, establishes or defines the terms and conditions of, any Company Securities. There are no director, independent contractor, or employee share incentive plans or arrangements of the Company, other than the Company Equity Plans, under which any Company Securities are outstanding.

(d)          Section 4.4(d) of the Company Disclosure Letter identifies each award or other obligation outstanding under any Company Equity Plan and includes (i) the name of the holder of such award, (ii) the Company Equity Plan under which such award was granted, (iii) the number of shares of capital stock of the Company subject to such award, (iv) the type of award and (v) any cash payment due in connection with such award.

4.5          Conflicts; Consents and Approvals. Except as set forth in Section 4.5 of the Company Disclosure Letter, neither the execution and delivery of this Agreement and any other agreements contemplated hereby by the Company nor the consummation by the Company of the Merger, and the other transactions contemplated hereby or thereby will:

(a)          conflict with, or result in a breach of any provision of, the Company’s certificate of incorporation or bylaws, subject to the receipt of the Company Shareholder Approval;

(b)          violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to a consent or approval right, to a right to a payment, or to a right to terminate, accelerate, adversely modify or call a default under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any Contract to which the Company or any of its subsidiaries is a party;

(c)           assuming compliance with the matters referred to in Section 4.5(d), violate any Applicable Law applicable to the Company or any of its subsidiaries or any of their respective properties or assets; or

(d)          require any action or consent or approval of, or review by, or registration or filing by the Company or any of its affiliates with, any third party or any Governmental Authority, other than (i) receipt of the Company Shareholder Approval, (ii) any notifications required by the HSR Act, (iii) registrations or other actions required under foreign, federal or state Antitrust Laws or securities or blue-sky laws, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (v) filings as may be required by the Exchange Act or under the rules and regulations of the Nasdaq, (vi) such consents, qualifications, license, order, authorizations, approvals, exemptions, notices, filings or registrations as may be required as a result of the identity of Parent or any of its affiliates, (vii) such filings as may be required in connection with the payment of any transfer and gain Taxes, and (viii) consents or approvals of, or notifications to, any Governmental Authority set forth in Section 4.5(c) of the Company Disclosure Letter;

except in the case of clauses (b), (c) and (d) above for any of the foregoing that would not, individually or in the aggregate, constitute a Company Material Adverse Effect or a material adverse effect on the ability of the Company to consummate any of the transactions contemplated by this Agreement.

4.6          No Company Material Adverse Effect. Since December 31, 2020 through the date of this Agreement, there have been no Events that would, individually or in the aggregate, constitute a Company Material Adverse Effect.

4.7          Company SEC Documents; Controls.

(a)          The Company has timely filed or received the appropriate extension of time within which to file with the United States Securities and Exchange Commission (the “Commission”) all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2017 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”). The Company SEC Documents, including any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company included in the Company SEC Documents were prepared in accordance with GAAP in all material respects during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act other than as part of the Company’s consolidated group. Except as have been described in the Company SEC Documents, there are no unconsolidated subsidiaries of the Company or any off-balance sheet arrangements (and neither the Company nor any subsidiary of the Company has any commitment to become a party to any off-sheet balance sheet arrangement) of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the Commission.

(b)          The Company maintains a system of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including: policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its subsidiaries. Neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of: (i) any significant deficiency or material weakness in the system of internal control over financial reporting used by the Company and its subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other service providers who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its subsidiaries. Since January 1, 2017, there has been no written complaint, allegation, assertion or claim that the Company or any subsidiary of the Company has engaged in improper or illegal accounting or auditing practices.

(c)           The Company (i) maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company, including the principal executive officer (as defined in the Sarbanes-Oxley Act) and principal financial officer (as defined in the Sarbanes-Oxley Act) of the Company, as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (ii) has disclosed, based upon the most recent evaluation by the principal executive officer (as defined in the Sarbanes-Oxley Act) and principal financial officer (as defined in the Sarbanes-Oxley Act) of the Company of the Company’s internal control over financial reporting, to its auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since January 1, 2017, the principal executive officer (as defined in the Sarbanes-Oxley Act) and principal financial officer (as defined in the Sarbanes-Oxley Act) of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

4.8          Compliance with Law.

(a)          The Company and its subsidiaries are in compliance with, and at all times since April 1, 2018 have been in compliance with, all Applicable Law relating to the Company, its subsidiaries or their respective business or properties, except where the failure to be in compliance with such Applicable Law would not, individually or in the aggregate, constitute a Company Material Adverse Effect. No investigation or review by any Governmental Authority with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, in each case other than those the outcome of which would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

(b)          In the three (3) years prior to the date hereof, the Company, each of its subsidiaries, or, to the knowledge of the Company, each of its and their respective directors, officers, employees, and agents, and all other Persons acting on its or their behalf or for its or their benefit, in each case in their capacity as such, is and has been in compliance with Anti-Corruption Laws, except where the failure to be in compliance with such Anti-Corruption Laws would not, individually or in the aggregate, constitute a Company Material Adverse Effect. “Anti-Corruption Laws” means all Applicable Laws and all other statutory or regulatory requirements relating to anti-corruption, anti-bribery and anti-money laundering, including laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Governmental Authority, commercial entity, or any other Person to obtain an improper business advantage, such as, the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 and any Applicable Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

(c)           In the three (3) years prior to the date hereof, except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, neither the Company nor any of its subsidiaries has, nor, to the knowledge of the Company, have any of their respective officers, directors, agents, employees, or other Persons acting on their behalf or for their benefit, directly or indirectly, (i) taken any action that would violate any provision of any Anti-Corruption Laws; (ii) been charged with or convicted of violating any Anti-Corruption Laws; (iii) received any notice, request or citation, or been made aware of any allegation, investigation (formal or informal), inquiry, action, charge or other Action with regard to a potential violation of any Anti-Corruption Laws; (iv) established or maintained any unrecorded or improperly recorded fund of corporate monies or other properties or assets or made any false entries on any books of account or other record for any purpose in violation of any Anti-Corruption Laws; (v) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, including cash, checks, wire transfers, tangible and intangible gifts, favors, services, and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value, to any Government Official or to any Person under circumstances where the Company, any subsidiary of the Company or the officers, directors, agents, employees, or other Persons acting on their behalf, knew or ought reasonably to have known that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to a Person for the purpose of influencing any act or decision of a Government Official in their official capacity, securing any improper advantage, or assisting the Company or any subsidiary of the Company in obtaining or retaining business, or in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. “Government Official” means (i) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority, (ii) any political party or party official or candidate for political office or (iii) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any person described in the foregoing clause (ii) or (i) of this definition.

(d)          Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Company and each of its subsidiaries are, and in the three (3) years prior to the date hereof have been, in compliance with all Applicable Laws relating to imports, exports and economic sanctions, including all Applicable Laws administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or the U.S. State Department (“Trade Laws”). In the three (3) years prior to the date hereof, neither the Company nor any of its subsidiaries has been a party to any Contract or engaged in any transaction or other business, directly or indirectly, (i) in breach of Trade Laws or (ii) with any Governmental Authority or other Person that is the target of applicable sanctions, including appearing on any U.S. or applicable non-U.S. list of sanctioned parties (including any Person that appears on OFAC’s Specially Designated Nationals and Blocked Persons List), is owned or controlled by such a Person, or is located or organized in any country or territory that is subject to comprehensive OFAC sanctions.

4.9          Taxes.

(a)          The Company and each of its subsidiaries (i) have timely filed all income and other material Tax Returns required to have been filed by or with respect to the Company or any of its subsidiaries, and all such Tax Returns are true, correct and complete in all material respects; (ii) have within the time and manner prescribed by Applicable Law paid all Taxes required to be paid by them (whether or not shown on any Tax Return); (iii) have adequate accruals and reserves on the financial statements included in the Company SEC Documents as of the date of this Agreement for Taxes in accordance with GAAP; (iv) have not requested or filed any document having the effect of causing any extension of time within which to file any Tax Returns or pay any Tax in respect of any fiscal year which have not since been filed or paid; and (v) have not received any notice, claim or assessment of any material deficiencies for any Tax from any taxing authority, against the Company or any of its subsidiaries.

(b)          Neither the Company nor any of its subsidiaries is the subject of any currently ongoing Tax audit, Action or other proceeding with respect to a material amount of Taxes nor has any Tax audit, Action or other proceeding with respect to Taxes been proposed against any of them in writing. Neither the Company nor any of its subsidiaries has requested to waive or has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible of the Company or any of its subsidiaries (other than Liens for Taxes not yet due). No claim has ever been made in writing by a taxing authority of a jurisdiction where the Company or one of its subsidiaries has not filed Tax Returns claiming that the Company or such subsidiary is or may be subject to taxation by that jurisdiction.

(c)           No material closing agreement, private letter ruling, technical advice memoranda, advance pricing agreement, consent to an extension of time to make an election or consent to change a method of accounting, has been requested from, entered into with or issued by any Governmental Authority with respect to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to any Contract with a Governmental Authority relating to Taxes. The Company and each of its subsidiaries have made available to Parent or Parent’s Representatives accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company’s or any of its subsidiaries’ Tax Returns.

(d)          The Company and its subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, equityholder or other third party.

(e)          Neither the Company nor any of its subsidiaries was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code within the past two (2) years or otherwise as part of a plan that includes the Merger. Neither the Company nor any of its subsidiaries are parties to any contractual obligation relating to Tax sharing, Tax indemnity or Tax allocation (other than agreements or arrangements entered into in the ordinary course of business the principal purpose of which does not relate to Taxes). Neither the Company nor any of its subsidiaries has any liability for the Taxes of any person (other than the Company and its subsidiaries) under Treasury Regulations section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise.

(f)            Neither the Company nor any of its subsidiaries has been a member of an affiliated group filing a consolidated United States federal income Tax Return or other group filing a consolidated, combined, affiliated, unitary or similar income Tax Return (other than a group the common parent of which was the Company). The U.S. federal income tax classification of each subsidiary of the Company is, and has always been, as set forth in Section 4.9 (f) of the Company Disclosure Letter and no election under United States Treasury Regulations Section 301.7701-3 with respect to the federal income tax classification of a subsidiary of the Company has ever been made.

(g)          Neither the Company nor any of its subsidiaries will be required to include any material item of income or gain in, or exclude any material item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any (i) change in method of accounting, or use of an improper method of accounting, for a taxable period ending on or prior to the Effective Time, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state or local income Tax Law) executed on or prior to the Effective Time, (iii) installment sale or open transaction entered into on or prior to the Effective Time, (iv) intercompany transaction entered into on or prior to the Effective Time or (v) prepaid amount received on or prior to the Effective Time.

Neither the Company nor any of its subsidiaries has participated in any “listed transaction” or “reportable transaction” within the meaning of Section 6707A(c) of the Code or United States Treasury Regulation Section 1.6011-4.

(h)          For purposes of this Agreement:

(i)            “Tax Returns” means returns, reports, statements, declarations, elections, forms or other documents or information (including schedules and attachments thereto) filed or required to be filed with respect to Taxes with any Governmental Authority responsible for the imposition or collection of Taxes, including any amendments thereof.

(ii)           “Taxes” means all taxes, fees or similar governmental charges, in each case in the nature of a tax (whether U.S. or non-U.S. federal, state, local, provincial, territorial or municipal), including income, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, capital, goods and services, gross income, business, escheat, unclaimed property, environmental, severance, service, service use, unemployment, social security, stamp, custom, excise, or real or personal property taxes, together with any interest, penalties, additions to tax or additional amounts imposed or assessed by any taxing authority with respect thereto.

4.10       Title to Properties.

(a)         The Company or one of its subsidiaries has good, valid and marketable title to the real estate, together with all buildings, structures, facilities, fixtures and improvements located thereon) owned by the Company or any of its subsidiaries (the “Owned Real Property”) free and clear of all Liens, other than Permitted Liens. Section 4.10(a) of the Company Disclosure Letter sets forth a true, correct, and complete list of the street address or other identifying information of each parcel of Owned Real Property. Except as set forth on Section 4.10(a) of the Company Disclosure Letter, none of the Company and its subsidiaries is a party to any agreement, obligation, or purchase option, right of first refusal, obligation, or other contractual right to buy or sell any real property. Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, there is no pending, or to the knowledge of the Company and/or its subsidiaries, threatened appropriation, condemnation, eminent domain or similar proceeding, or sale or other disposition in lieu of condemnation, affecting the Owned Real Property. With respect to such Owned Real Property (i) none of the buildings or improvements are in violation of applicable setback requirements or Applicable Law relating to urban planning or zoning, (ii) none of the buildings or improvements encroaches on any easement, and (iii) none of the land thereof serves any adjoining property for any purpose inconsistent with the use of the land, in each case that would constitute a Parent Material Adverse Effect or a Company Material Adverse Effect. Other than the Company and/or its subsidiaries, there are no tenants, subtenants, licensees, occupants, or any other Person with any right, agreement or option to lease, sublease, license, use or occupy the Owned Real Property.

(b)           Except as set forth on Section 4.10(b) of the Company Disclosure Letter, no real property is leased, subleased, or licensed by the Company or its subsidiaries, and the Company and its subsidiaries have no options, rights or other agreements to lease, sublease, license, use or occupy any real property, other than the Owned Real Property.

4.11       Intellectual Property.

(a)          Section 4.11(a) of the Company Disclosure Letter sets forth a correct and complete list of all issued Patents, Patent applications, Trademark registrations, Trademark applications, and registered Copyrights that are owned or purported to be owned by the Company or any of its subsidiaries (“Company Registered Intellectual Property”).

(b)         Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company or its subsidiaries own or have the right to use in the manner currently used all Patents, Trademarks, Copyrights, Trade Secrets and other intellectual property (collectively, “Intellectual Property Rights”) used by the Company or any of its subsidiaries in, and that are material to, the business of the Company and any of its subsidiaries as currently conducted (the “Company Intellectual Property Rights”) and (ii) neither the Company nor any of its subsidiaries has received, in the three (3) years preceding the date of this Agreement, any written charge, complaint, claim, demand or notice challenging the validity of or right to use any of the Company Intellectual Property Rights. To the knowledge of the Company, no other Person has infringed any Company Intellectual Property Rights in the three (3) years preceding the date of this Agreement, except for any such infringement as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and all Company Registered Intellectual Property have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and are valid and enforceable, except for issuances, registrations or applications that the Company or any of its subsidiaries, as applicable, has permitted to expire or has cancelled or abandoned in its reasonable business judgment.

(c)         The conduct of the business of the Company and any of its subsidiaries as currently conducted does not infringe upon or otherwise violate any Intellectual Property Rights of any other Person, except for any such infringement that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received, in the three (3) years preceding the date of this Agreement, any written charge, complaint, claim, demand or notice alleging any infringement or violation of the Intellectual Property Rights of any other Person by the Company or any of its subsidiaries that has not been settled or otherwise fully resolved, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)          Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its subsidiaries have taken all reasonable measures to protect the security, privacy and confidentiality of all Company Protected Information and (ii) no Company Protected Information has been disclosed by the Company or any of its subsidiaries to any Person other than pursuant to a written agreement restricting the disclosure and use of such Company Protected Information by such Person or pursuant to a confidential relationship.

4.12       Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, as of the date of filing or mailing to the Company’s stockholders and as of the date of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, except for such portions thereof that relate only to Parent and its subsidiaries, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

4.13       Litigation. There is no Action pending or threatened in writing or, to the knowledge of the Company, otherwise threatened against the Company or any of its subsidiaries or their respective officers or directors that would, individually or in the aggregate, constitute a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any assets, rights or properties of such Persons is subject to any outstanding Judgment that would prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement or the agreements contemplated hereby.

4.14       Brokerage and Finder’s Fees. Except for the Company’s obligations to the Transaction Committee Financial Advisor, neither the Company, any of its subsidiaries nor any of their respective equityholders, directors, officers or employees has incurred or will incur on behalf of the Company or its subsidiaries any brokerage, finder’s, financial advisor’s or similar fee or commission in connection with the transactions contemplated by this Agreement. The Company has furnished to Parent a complete and correct copy of the engagement letter of the Transaction Committee Financial Advisor (the “TD Engagement Letter”).

4.15       Employees and Benefit Plans.

(a)          In the last three (3) years, none of the Company or its subsidiaries has employed or directly engaged any natural person to perform services, whether as an employee or independent contractor. As of the date hereof, neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreement or other agreement with a labor union respecting the employees of the Company or any of its subsidiaries. To the knowledge of the Company, in the last five (5) years, there have been no allegations of sexual harassment or sexual misconduct against any natural person who performs or performed services for the Company or its subsidiaries, including against any personnel of HIM involved in managing the Company or its subsidiaries.

(b)          Except for the Company Equity Plans, none of the Company, any of its subsidiaries or any ERISA Affiliate maintains, sponsors, or contributes to, or otherwise has any liability (including contingent liability) with respect to, any Company Plan. For purposes of this Agreement, “Company Plan” means any benefit or compensation plan, program, policy, agreement or other arrangement sponsored by the Company, including any employee welfare plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (in each case whether or not such plan is subject to ERISA), any employment, individual consulting or other compensation agreements and any bonus, incentive, equity or equity-based compensation, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control, salary continuation, health or life insurance or fringe benefit plan, program, policy or agreement. For purposes of this Agreement, the term “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its subsidiaries, would be treated as a single employer for purposes of Section 414 of the Code or Section 4001 of ERISA. None of the Company, any of its subsidiaries or any ERISA Affiliate has any liability under Section 302 or Title IV of ERISA, Section 412 of the Code, Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA that would, individually or in the aggregate, constitute a Company Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event (i) entitle any current or former service provider engaged by the Company to any compensatory payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such person or (iii) result in any payment or benefit constituting a “parachute payment” within the meaning of Section 280G of the Code.

4.16       Contracts. Each Material Company Contract is (assuming due authorization, execution and delivery by each other party thereto) a valid and binding obligation of the Company or its subsidiaries, as applicable, and, to the knowledge of the Company, the valid and binding obligation of each other party thereto, except where the failure to be valid and binding would not, individually or in the aggregate, constitute a Company Material Adverse Effect. Neither the Company nor its subsidiaries nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any Material Company Contract except for such violations or defaults under or terminations which would not, individually or in the aggregate, constitute a Company Material Adverse Effect with respect to the Company. For purposes of this Agreement, “Material Company Contract” means any Contract to which the Company or any of its subsidiaries is a party and that falls within any of the following categories:

(a) any Contract that is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the Commission but without giving effect to the provisions of clause (i) thereof relating to the exclusion of Contracts entered into more than two (2) years before the filing of a registration statement) in effect on the date hereof;

(b) any Contract with respect to any joint venture, partnership or other similar strategic alliance;

(c) indentures, mortgages, promissory notes, or loan agreements with respect to borrowed money by the Company or its subsidiaries or guarantees of borrowed money made by the Company or its subsidiaries, letters of credit issued on behalf of the Company or its subsidiaries or commitments for the borrowing or the lending of amounts by the Company or its subsidiaries (except in the case of the lending of amounts, other than by any of the Solar Ventures), Contracts providing for the creation of any Lien upon any of the assets of the Company or its subsidiaries, and Contracts governing any trust preferred securities issued by the Company or any of its subsidiaries, in each case involving more than $50,000;

(d) any real estate or equipment leases to which the Company or any of its subsidiaries is a party;

(e) any Contract that provides (i) change of control, retention, severance or termination pay or benefits (in cash, equity or otherwise) or (ii) payment of any cash or other compensation or benefits as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

(f) any Contract providing for indemnification of any officer, director or employee by the Company or any of its subsidiaries, other than pursuant to such entity’s organizational documents or as required to be provided by the law of the jurisdiction of such entity’s organization or any other Contract between the Company or any of its subsidiaries, on the one hand, and any director, officer or affiliate (excluding the Company and its subsidiaries) of the Company or any of its subsidiaries, on the other hand, involving any other material continuing liabilities or obligations of the Company or any of its subsidiaries, excluding any Company Plans and any contracts filed with the Company SEC Documents;

(g) any Contract that obligates the Company or any subsidiary of the Company to make any capital investment, capital commitment or capital expenditure (or any series of the foregoing) in excess of $50,000 in any twelve (12) month period after the date of this Agreement;

(h) any Contract that is a settlement, conciliation or similar agreement (i) with an ongoing material obligation with or to any Governmental Authority or (ii) which would require the Company or any of its subsidiaries to pay consideration of more than $50,000 after the date of this Agreement for which there is not an accrual; and

(i) Contracts (i) granting to the Company or any of its subsidiaries any Intellectual Property Rights owned by a third party that are material to the Company and its subsidiaries and (ii) Contracts granting to a third party any Intellectual Property Rights owned by the Company or any of its subsidiaries that are material to the business, in each case, other than (A) non-disclosure agreements entered into in the ordinary course of business, (B) non-exclusive, “off-the-shelf” software licenses, and (C) agreements with employees entered into in the ordinary course of business.

(j) any Contract containing any covenant (i) limiting the right of the Company or any of its subsidiaries to engage in any material line of business, commercialize any product or service or to compete with any Person in any line of business; (ii) prohibiting the Company or any of its subsidiaries from engaging in any business with any Person or levying a fine, charge or other payment for doing so; or (iii) containing and limiting the right of the Company or any of its subsidiaries pursuant to any “most favored nation” or “exclusivity” provisions.

(k) any Contract relating to the disposition or acquisition of any material business or assets (whether by merger, sale of stock or sale of assets) by the Company or any of its subsidiaries (A) entered into during the past three (3) years or (B) that contains any outstanding “earn-out” provisions or other contingent payment obligations that could result in material payment obligations by the Company or any subsidiary of the Company after the date of this Agreement.

(l) any Contracts relating to Indebtedness, in each case, with an aggregate outstanding principal amount (or notional amount in the case of any derivatives) in excess of $50,000, other than (i) for clarity, accounts receivables and payables in the ordinary course of business, (ii) agreements between or among the Company and any wholly owned subsidiaries of the Company, and (iii) extensions of credit to customers in the ordinary course of business.

(m) any Contract that contains any standstill or similar agreement pursuant to which the Company or any of its subsidiaries has agreed not to acquire substantially all of the assets or securities of another Person other than the Company.

(n) any Contract that restricts payment of dividends or distributions in respect of the capital stock or other equity interests of the Company or any of its subsidiaries.

Section 4.16 of the Company Disclosure Letter lists, as of the date hereof, all Contracts specified in the definition of “Material Company Contract” and Parent has been provided complete and correct copies of such Contracts.

4.17       Undisclosed Liabilities; Indebtedness.

(a)          Except (i) as and to the extent disclosed or reserved against on the unaudited consolidated balance sheet of the Company as of December 31, 2020 included in the Company SEC Documents, (ii) as incurred after the date thereof in the ordinary course of business consistent with past practice, or (iii) as set forth in Section 4.17(a) to the Company Disclosure Letter, the Company, together with its subsidiaries, does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due in each case required by GAAP to be reflected or reserved against in the consolidated balance sheet of the Company and its subsidiaries (or disclosed in the notes to such balance sheet), that would reasonably be expected to, individually or in the aggregate, constitute a Company Material Adverse Effect.

(b)          Section 4.17(b) to the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its subsidiaries as of the date of this Agreement, other than such Indebtedness expressly reflected on the audited consolidated balance sheet of the Company as of December 31, 2020 included in the Company SEC Documents. With respect to the Existing Subordinated Indebtedness, (i) there is no “Event of Default” and no event that, after notice or lapse of time, or both, would constitute an “Event of Default”, existing and (ii) no noteholder of the Existing Subordinated Indebtedness has alleged (and, as of the date of this Agreement, there is no allegation pending) that an “Event of Default” or any breach or other violation of any kind under the terms of the Existing Subordinated Indebtedness has occurred (in the case of each of the foregoing clauses (i) and (ii), with “Event of Default” having the meaning given to such term under the Existing Subordinated Indebtedness).

4.18       Operation of the Company’s Business. Since December 31, 2020 through the date of this Agreement, neither the Company nor any of its subsidiaries has engaged in any transaction that, if done after execution of this Agreement, would violate Section 6.1(a) – (u) in any material respect.

4.19       Opinion of Financial Advisor. The Transaction Committee has received an opinion of TD Securities (USA) LLC (the “Transaction Committee Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the limitations, qualifications and assumptions set forth in such opinion, the Merger Consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to the holders of Company Common Stock (other than HIM, Parent or any Affiliate of Parent or HIM) and, as of the date hereof, such opinion has not been withdrawn, revoked or modified. A signed copy of such opinion will be made available to Parent, solely for informational purposes, promptly after the date of this Agreement.

4.20       Insurance. All directors’ and officers’ liability insurance policies of the Company and its subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is customary for the industries in which the Company and its subsidiaries operate. Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect neither the Company nor any of its subsidiaries is in breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of such insurance policies. None of the Company nor any of its subsidiaries has received any written notice of cancellation of any such insurance policies as to which the Company or such subsidiary has not obtained replacement insurance of similar scope and amount. Set forth in Section 4.20 of the Company Disclosure Letter is the amount of the annual premium currently paid by the Company and its subsidiaries for any insurance policies maintained by either the Company or its subsidiaries as of the date of this Agreement.

4.21       Investment Company Act. Neither the Company nor any of its subsidiaries is required to register as an “investment company” as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

4.22       Anti-Takeover Laws. No “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” “interested stockholder” or any other similar antitakeover statute, regulation or similar federal or state Law, including Section 203 of the DGCL (collectively, “Takeover Laws”), is applicable to this Agreement or the Merger.

4.23       Environmental Matters. Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect: (a) the Company and each of its subsidiaries are, and for the past (3) years have been, in compliance with applicable Environmental Laws, and each has, or has applied for, and is and for the past (3) years has been in compliance with, all permits, licenses or other authorizations required by Environmental Laws necessary for the conduct and operation of their respective businesses, including as presently conducted, (b) none of the Company or any of its subsidiaries has received any written notice, demand, letter or claim alleging that the Company or such subsidiary is in violation of, or liable under, any Environmental Law, (c) none of the Company or any of its subsidiaries is subject to any Action, Judgment or settlement relating to compliance with, or liability under, Environmental Laws, or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and (d) there has been no release or disposal of, no contamination by, and no exposure of any Person to, any Hazardous Substances so as to give rise to any liability under Environmental Laws for the Company or any of its subsidiaries.

4.24       Data Protection and Privacy.

(a)          The IT Systems currently used by the Company and its subsidiaries are in good working condition, do not contain any Malicious Code or defect, and operate and perform as necessary to conduct the business of the Company and its subsidiaries. Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, the third party responsible for maintaining the Company’s IT Systems has established an Information Security Program that is appropriately implemented and maintained, and there have been no material violations of the Information Security Program. All Company Data and IT Systems (other than any IT Systems owned by HIM or any of its affiliates that are used by the Company or any of its subsidiaries) will continue to be available for Processing by the Company and its subsidiaries following the Closing on substantially the same terms and conditions as existed immediately before the Closing.

(b)          The Company, its subsidiaries, and, with respect to the Processing of Company Data, their Data Processors comply and have complied at all times with Company Privacy Policies and the Privacy Requirements, except where the failure to be in compliance with such Privacy Policy or Privacy Requirement would not, individually or in the aggregate, constitute a Company Material Adverse Effect. The Company and its subsidiaries have not sold (as defined by the California Consumer Privacy Act of 2018), and does not sell, any Personal Data to Persons or other third parties. Neither the execution, delivery or performance of this Agreement nor any of the other agreements contemplated by this Agreement, nor the consummation of any of the transactions contemplated by this Agreement or any such other agreements violate any Privacy Requirements or Company Privacy Policies. Where the Company or its subsidiaries use a Data Processor to Process Personal Data, the Data Processor has provided guarantees, warranties or covenants in relation to Processing of Personal Data, confidentiality, and security measures, and has agreed to comply with those obligations in a manner sufficient for the Company’s and its subsidiaries’ compliance with Privacy Requirements.

(c)           The Company, its subsidiaries, and, to the knowledge of the Company and its subsidiaries, their Data Processors have not suffered and are not suffering a Security Incident, have not been and are not required to notify any Person or Governmental Authority of any Security Incident, and have not been and are not adversely affected by any Malicious Code, ransomware or malware attacks, or denial-of-service attacks on any IT Systems, except where such Security Incidents would not, individually or in the aggregate, constitute a Company Material Adverse Effect. Neither the Company, its subsidiaries, nor any third party acting at the direction or authorization of the Company or its subsidiaries has paid any perpetrator of any actual or threatened Security Incident or cyber attack, including, but not limited to a ransomware attack or a denial-of-service attack. The Company and its subsidiaries has not received a written notice (including any enforcement notice), letter, or complaint from a Governmental Authority or any Person alleging noncompliance or potential noncompliance with any Privacy Requirements or Company Privacy Policies and has not been subject to any Action relating to noncompliance or potential noncompliance with Privacy Requirements or the Company’s Processing of Personal Data. The Company and its subsidiaries are not in breach or default of any Contracts relating to its IT Systems or to Company Data and does not transfer Personal Data internationally except where such transfers comply with Privacy Requirements and Company Privacy Policies. The Company and its subsidiaries maintain, and has maintained, cyber liability insurance with reasonable coverage limits.

ARTICLE V
MUTUAL COVENANTS OF THE PARTIES

5.1           Preparation of Proxy Statement; Shareholder Meeting.

(a)          Promptly following the date of this Agreement (and in any event within thirty (30) days), the Company will prepare and file with the Commission the Proxy Statement. Subject to Section 6.4, the Company shall include the Company Board Recommendation in the Proxy Statement.

(b)          If the Company determines that it is required to file any document other than the Proxy Statement with the Commission in connection with the Merger pursuant to Applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the Commission. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form with the applicable requirements of the Exchange Act and the rules of the Commission and Nasdaq.

(c)           Each of Parent and the Company shall promptly furnish all information concerning it or its affiliates and equityholders to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement and any Other Required Company Filing. The Proxy Statement and any Other Required Company Filing shall include all information reasonably requested by such other party to be included therein. Each of Parent and the Company shall, as promptly as practicable after the receipt thereof, provide the other party with copies of any written comments and advise the other party of any oral comments with respect to the Proxy Statement or any Other Required Company Filing received from the Commission, including any request from the Commission for amendments or supplements to the Proxy Statement or such Other Required Company Filing and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the Commission, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement or any Other Required Company Filing, or responding to any comments of, or otherwise communicating in writing with, the Commission with respect thereto, each of Parent and the Company (i) shall provide the other with a reasonable opportunity to review and comment on such document, response or communication (including the proposed final version of such document, response or communication) and (ii) shall give due consideration to including in such document, response or communication any comments reasonably proposed by the other. The Company shall conduct in a timely manner a “broker search” in accordance with Rule 14a-13 of the Exchange Act.

(d)          If, at any time prior to the Effective Time, either party obtains knowledge of any information pertaining to it or previously provided by it for inclusion in the Proxy Statement or any Other Required Company Filing that would require any amendment or supplement to the Proxy Statement or such Other Required Company Filing so that such document would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such party shall promptly advise the other party and Parent and the Company shall cooperate in the prompt filing with the Commission of any necessary amendment or supplement to the Proxy Statement or such Other Required Company Filing and, as required by Applicable Law, in disseminating the information contained in such amendment or supplement to the holders of Company Common Stock.

(e)          Notwithstanding any Company Change of Recommendation, the Company shall, as soon as practicable following confirmation from the Commission that it will not review or has completed its review of the Proxy Statement, and, prior to the termination of this Agreement in accordance with its terms, (i) duly call, give notice of, convene and hold a special meeting of the holders of Company Common Stock (the “Company Shareholder Meeting”) for purposes of obtaining the Company Shareholder Approval in respect of the Merger and (ii) in furtherance thereof, use its reasonable best efforts to cause the Proxy Statement to be distributed to the holders of Company Common Stock.

(f)            Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Company Charter, the Company Bylaws and the rules of Nasdaq to establish a record date for determining stockholders entitled to notice of and to vote at (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold the Company Shareholder Meeting as promptly as reasonably practicable following the mailing of the Proxy Statement to the holders of Company Common Stock for the purpose of obtaining the Company Shareholder Approval. In furtherance and not in limitation of the foregoing, such record date and meeting date of the Company Shareholder Meeting shall be selected by the Company after reasonable consultation with Parent. Without the prior written consent of Parent, no proposals other than the Company Shareholder Approval in respect of the Merger and routine and customary proposals required in connection with such approvals, a proposal to adjourn the meeting if necessary to solicit additional proxies in favor of the adoption of the Merger Agreement or any related “golden parachute” vote under Rule 14a-21(c) of the Exchange Act, shall be included in the Proxy Statement or transacted at the Company Shareholder Meeting. Unless the Company Board or the Transaction Committee shall have made a Company Change of Recommendation as permitted by Section 6.4(f) or Section 6.4(g), the Company shall use its reasonable best efforts to solicit and obtain the Company Shareholder Approval and shall include the Company Board Recommendation in the Proxy Statement. The Company shall keep Parent informed on a reasonably current basis regarding its solicitation efforts and proxy tallies following the dissemination of the Proxy Statement. The Company shall, upon the request of Parent, use its commercially reasonable efforts to cause the applicable proxy solicitor of the Company to advise Parent on a reasonable basis during the last ten (10) business days prior to the Company Shareholder Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Shareholder Approval. The Company agrees that, unless this Agreement has been terminated in accordance with Section 8.1, its obligations pursuant to this Section 5.1 to convene and hold the Company Shareholder Meeting shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Acquisition Proposal or by the effecting of a Company Change of Recommendation by the Company Board.

(g)          Notwithstanding anything to the contrary in this Agreement, (A) Parent may (subject to prior consultation with the Company), direct the Company to (and the Company will, upon such direction) postpone or adjourn the Company Shareholder Meeting (i) if there are holders of an insufficient number shares of Company Common Stock present or represented by proxy at the Company Shareholder Meeting to constitute a quorum at the Company Shareholder Meeting; or (ii) to allow additional solicitation of votes in order to obtain the Company Shareholder Approval in respect of the Merger and (B) the Company (subject to prior consultation with Parent) may, at its own initiative, postpone or adjourn the Company Shareholder Meeting (i) if there are holders of an insufficient number shares of Company Common Stock present or represented by proxy at the Company Shareholder Meeting to constitute a quorum at the Company Shareholder Meeting; (ii) to allow additional solicitation of votes in order to obtain the Company Shareholder Approval in respect of the Merger; (iii) if the Company is required to postpone or adjourn the Company Shareholder Meeting by Applicable Law or a request from the Commission or its staff; or (iv) if the Company Board has determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Shareholder Meeting, including in order to give the Company’s stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company’s stockholders or otherwise made available to the Company’s stockholders (including in connection with any Company Change of Recommendation); provided that in no event will the Company adjourn the meeting for more than two (2) occasions for no more than ten (10) business days per occasion without the prior written consent of Parent; provided, further, that no single such postponement or adjournment pursuant to the immediately preceding proviso shall delay the Company Shareholder Meeting by more than ten (10) business days from the prior-scheduled date or to a date on or after the fifth (5th) business day preceding the End Date.

5.2          Access to Information; Confidentiality. Subject to Applicable Law, the Company shall, and shall cause each of its respective subsidiaries to, permit Parent and its Representatives during the period prior to the Effective Time to have reasonable access for reasonable purposes related to the consummation of the Merger and the other transactions contemplated by this Agreement, during normal business times and upon reasonable advance written notice, to the Company’s and its subsidiaries’ premises, properties, books, records, Contracts and documents; provided that the foregoing shall not require the Company to (i) provide access to information or documents that, in the reasonable judgment of the Company, would (A) constitute a waiver of the attorney-client privilege held by the Company or (B) violate any Applicable Law or any agreement to which the Company is a party. Information exchanged pursuant to this Section 5.2 shall be subject to the Confidentiality Agreement, dated July 7, 2020 (the “Confidentiality Agreement”), by and between Fundamental Advisors LP and the Company. No investigation conducted, or information provided, pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made in this Agreement.

5.3          Filings; Reasonable Best Efforts; Notification.

(a)          Upon the terms and subject to the conditions of this Agreement, and except where a different standard of effort is provided for in this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, Applicable Law) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable and in any event prior to the End Date, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary or desirable in connection with the Merger and the other transactions contemplated by this Agreement and material to the business of the Company or Parent, as the case may be, (iii) the preparation of the Proxy Statement, (iv) the execution and delivery of any additional instruments necessary to consummate any of the transactions contemplated by, and to fully carry out the purposes of, this Agreement, and (v) the providing of all such information concerning such party, its subsidiaries, its affiliates and its subsidiaries’ and affiliates’ officers, directors, employees and partners as may reasonably be requested in connection with any of the matters set forth in this Section 5.3.

(b)          Each of the Company and Parent shall (A) make or cause to be made, as promptly as reasonably practicable after the date of this Agreement, any filings required of such party or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated by this Agreement, (B) make or cause to be made such other filings as are required under other Antitrust Laws with respect to the transactions contemplated by this Agreement as soon as reasonably practicable after the date of this Agreement, (C) substantially comply at the earliest practicable date with any request for additional information, documents or other materials received by such party or any of its subsidiaries from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority under the HSR Act or any other Antitrust Laws, and (D) cooperate in good faith with the other party in obtaining all approvals required under applicable Antitrust Laws and in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Antitrust Laws with respect to any such filing or any such transaction. Each party shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall give the other party to this Agreement reasonable prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such filings or any such transaction. Neither party nor any subsidiary thereof shall independently participate in any formal meeting, or engage in any substantive conversation, with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving the other party reasonable prior notice of the meeting or conversation and, to the extent permitted by such Governmental Authority, the opportunity to attend any such meeting or participate in any such conversation. The parties will consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party or any subsidiary thereof in connection with proceedings under or relating to the HSR Act or other Antitrust Laws. Neither party nor any subsidiary thereof will directly or indirectly extend any waiting period under the HSR Act or enter into any agreement with a Governmental Authority related to this Agreement or the transactions contemplated by this Agreement except with the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed). Each party shall promptly furnish the other party with copies of all correspondence, filings and written communications between them and their affiliates and their respective representatives on one hand, and any such Governmental Authority or its respective staff on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement, except that any materials concerning one party’s valuation of the other party or the transactions contemplated by this Agreement, or any party’s internal financial information, may be redacted. Parent shall be responsible for all filing fees under the HSR Act or other Antitrust Laws.

(c)           Each of Parent and the Company shall use, and shall cause each of their respective subsidiaries to use, its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). In connection therewith and, if any Action is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Company and Parent shall cooperate, and shall cause each of their respective subsidiaries to cooperate, to contest and resist any such Action (through negotiation, litigation or otherwise), including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent (each an “Order”), that is in effect and that prohibits, prevents, delays or restricts consummation of the Merger or any other transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of the Company and Parent shall use, and shall cause each of their respective subsidiaries to use, its reasonable best efforts to take such action as may be required to cause the expiration or termination of the waiting periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

(d)          Without limiting the generality of Parent’s undertaking pursuant to this Section 5.3, Parent agrees to use its reasonable best efforts, and to take any and all steps necessary, to eliminate each and every impediment under any Antitrust Law that is asserted by any Governmental Authority or any other party so as to enable the parties to close the transactions contemplated by this Agreement, prior to the End Date, including (i) negotiating, committing to and effecting by consent decree, hold separate orders, or otherwise, the sale, divesture or disposition of such of Parent’s assets, properties or businesses or of the Company’s properties or businesses to be acquired by it pursuant to this Agreement, and the entrance into such other arrangements, as are necessary in order to effect the dissolution of any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing the consummation of the transactions contemplated by this Agreement prior to the End Date.

(e)          For purposes of this Section 5.3, references to the “Company” (or, in the case of the Company, “party”) shall be deemed to include the Solar Ventures.

5.4          Public Announcements. The initial press release concerning the Merger and the other transactions contemplated by this Agreement shall be a joint press release. Except (a) as required by Applicable Law or the requirements of the Nasdaq Stock Market (the “Nasdaq”) (and in that event only if time does not permit) or (b) with respect to any Company Change of Recommendation or any action taken by the Company, the Company Board or the Transaction Committee pursuant to and in accordance with Section 6.4, at all times prior to the earlier of the Closing or termination of this Agreement pursuant to Section 8.1, Parent and the Company shall consult with each other before issuing any press release or other public statement or comment with respect to the Merger or any of the other transactions contemplated by this Agreement and shall not issue any such press release or make such other public statement or comment prior to such consultation; provided, however, that nothing herein shall be construed to limit (x) the Company’s or Parent’s right to make such public announcements or filing as the Company or Parent and its counsel determined are required by Applicable Law and (y) in the case of Parent and Merger Sub, communications made to limited partners or members, prospective limited partners or members or investors or prospective investors (including lenders and prospective lenders) of Parent, Merger Sub or any of their respective affiliates or of the Fundamental Group, in each case, who are subject to customary confidentiality provisions.

5.5          Section 16 Matters. Prior to the Closing, each of Parent and the Company shall use all reasonable efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each officer or director of Parent or the Company who is subject to Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated hereby) with respect to securities of Parent or the Company.

5.6          Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with reasonably prompt notice of all shareholder litigation against the Company or its directors relating to the Merger and the other transactions contemplated by this Agreement (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company or its directors relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). For purposes of this paragraph, “participate” means that the non-litigating party will be kept apprised of proposed strategy and other significant decisions with respect to the litigation by the litigating party (to the extent the attorney-client privilege between the litigating party and its counsel is not undermined), and the non-litigating party may offer comments or suggestions with respect to the litigation but will not be afforded any decision making power or other authority over the litigation except for the settlement consent set forth above. Notwithstanding anything to the contrary in this Section 5.6, no consent of any Company director shall be required for the settlement of any Action so long as such settlement (a) does not include any admission of wrongdoing by such Company director and (b) does not require any payment by such Company director for which Parent (or any of its affiliates) has not agreed to provide complete payment.

5.7          Notification of Certain Matters.

(a)          At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent shall give reasonably prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause a breach of a representation or warranty contained in Article III, (ii) any failure of a Parent Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and (iii) any Events that, individually or in the aggregate, would prevent the Merger from being completed on or prior to the End Date; in the case of clauses (i) and (ii) above solely if such breach or failure would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) or (b); provided, however, that a failure to comply with this Section 5.7(a) will not constitute the failure of any condition set forth in Section 7.2(a) or (b) to be satisfied unless the underlying inaccuracy or breach would independently result in the failure of a condition set forth in Section 7.2(a) or (b) to be satisfied; provided, further, that the delivery of any notice pursuant to this Section 5.7(a) shall not limit or otherwise affect the remedies available under this Agreement to the Company.

(b)          At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall give reasonably prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, respectively, would cause a breach of a representation or warranty contained in Article IV, (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and (iii) any Events that, individually or in the aggregate, would prevent the Merger from being completed on or prior to the End Date; in the case of clauses (i) and (ii) above solely if such breach or failure would result in the failure to satisfy one or more of the conditions set forth in Section 7.3(a) or (b); provided, however, that a failure to comply with this Section 5.7(b) will not constitute the failure of any condition set forth in Section 7.3(a) or (b) to be satisfied unless the underlying inaccuracy or breach would independently result in the failure of a condition set forth in Section 7.3(a) or (b) to be satisfied; provided, further, that the delivery of any notice pursuant to this Section 5.7(b) shall not limit or otherwise affect the remedies available under this Agreement to Parent.

5.8          Anti-Takeover Laws. The Company, the Company Board and Parent shall not take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law. If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state Takeover Laws and regulations may become, or may purport to be, applicable to the transactions contemplated by this Agreement, each of the Company and Parent shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by this Agreement.

ARTICLE VI
ADDITIONAL COVENANTS OF THE PARTIES

6.1          Conduct of the Company’s Operations. Except (i) as expressly required or permitted by this Agreement, (ii) as required by Applicable Law, (iii) as expressly permitted under this Section 6.1 or as set forth in Section 6.1 of the Company Disclosure Letter, (iv) for actions taken that are expressly contemplated by the terms of the HIM Agreements, (v) for actions taken primarily in response to a Contagion Event, (vi) for actions taken in respect of Solar Ventures that are consented to by the members thereof (including, for the avoidance of doubt, at least one member that is a member of the Fundamental Group) or (vii) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement to the Effective Time, the businesses of the Company and its subsidiaries shall in all material respects be conducted only, and the Company and its subsidiaries shall not take any action except in all material respects, in the ordinary course of business and in a manner consistent in all material respects with past practice, and the Company shall (and shall cause each of its subsidiaries to) use commercially reasonable efforts to maintain their existence in good standing pursuant to Applicable Law and to preserve substantially intact their business organization and maintain and preserve intact their current business relationships. Notwithstanding the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit or cause any of its subsidiaries to, except (x) as expressly required or permitted by this Agreement, including the prior provisions of this Section 6.1, (y) as required by Applicable Law, (z) as set forth in Section 6.1 of the Company Disclosure Letter, (zz) for actions taken that are expressly contemplated by the terms of the HIM Agreements, (zzz) for actions taken primarily in response to a Contagion Event, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(a)          amend the Company Charter or Company Bylaws, or amend in any respect the comparable organizational documents of any subsidiary of the Company;

(b)          propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c)           issue, deliver, sell, grant, pledge, dispose of, or commit to issue, deliver, sell, grant, pledge or dispose of, or grant a Lien on, or permit a Lien to exist on, any shares of any class of capital stock of the Company (other than as set forth in Section 6.1 of the Company Disclosure Letter) or any of its subsidiaries, any other securities or other equity or ownership interests, or any options, warrants, convertible securities or other equity or ownership interests or rights of any kind to acquire any shares of such capital stock, securities or other equity or ownership interests, or any “phantom” stock, “phantom” stock rights, stock appreciation rights, stock-based units or other similar interests of the Company or any of its subsidiaries;

(d)          (i) sell, lease, license, pledge, transfer, convey or dispose of or (ii) grant a Lien on, or permit a Lien to exist on, any properties, investments, loans or other assets or any interests therein of the Company or any of its subsidiaries that have an aggregate value in excess of $500,000;

(e)          declare, set aside, make or pay any dividend or other distribution, payable in cash, equity securities, property or otherwise, with respect to any of its capital stock or other equity interest, or make any other actual, constructive or deemed dividend or distribution in respect of any such shares of capital stock or other equity or ownership interests, except for cash dividends by any of the Company’s direct or indirect wholly-owned subsidiaries to the Company or any of its other wholly-owned subsidiaries;

(f)            adjust, reclassify, combine, split, subdivide or redeem, or purchase/repurchase or otherwise acquire, directly or indirectly, any of its capital stock, securities or other equity or ownership interests or any securities convertible into or exchangeable or exercisable for capital stock, securities or other equity or ownership interests, or modify the terms of any of the foregoing;

(g)          (i) acquire, including by merger, consolidation or acquisition of stock or assets or any other business combination or by any other manner, any corporation, partnership, other business organization or any business, division or equity interest thereof or enter into any joint venture, legal partnership, limited liability corporation or similar arrangement with any third-party Person; or (ii) incur, assume or suffer to exist any Indebtedness (including any long-term or short-term debt) or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances or capital contribution to, or investment in, any Person, except to the Company or any wholly-owned subsidiary of the Company or (iii) modify, amend, repay or terminate any of the existing promissory notes issued by the Company’s subsidiary, MMA Financial Holdings, Inc., and related guarantees by the Company (collectively, the “Existing Subordinated Indebtedness”) or take any other action that would, or would reasonably be expected to, impair the ability of the Existing Subordinated Indebtedness to remain outstanding with the Surviving Entity immediately after the Effective Time (for the avoidance of doubt, entry into this agreement and consummation of the transactions contemplated herein shall not be deemed to be such an action);

(h)          apply for or receive any relief under (a) the CARES Act or any other Applicable Law or governmental program designed to provide relief related to COVID-19;

(i)            other than as required by GAAP, (i) modify in any respect any accounting policies or procedures or (ii) revalue in any material respect any of the Company’s or its subsidiaries’ properties or assets, including writing-off notes or accounts receivable;

(j)            (i) make any change to any method of Tax accounting, (ii) make, change or rescind any material Tax election other than in the ordinary course of business and consistent with past practice; (iii) settle or compromise any Tax liability or consent to any claim or assessment relating to a material amount of Taxes; (iv) file any amended Tax Return or take any material position on a Tax Return inconsistent with a position taken on a Tax Return previously filed; (v) file any claim for refund of a material amount of Taxes; (vi) initiate or enter into any voluntary disclosure, closing agreement or other Contract with a Governmental Authority relating to Taxes; (vii) surrender any right to claim a Tax refund, offset or other reduction in Tax liability; (viii) amend, modify or otherwise make any changes to, or waive the application of, the Tax Benefits Rights Agreement adopted on May 5, 2015 (as heretofore amended); or (ix) waive or extend the statute of limitations in respect of Taxes;

(k)           incur or commit to incur any capital expenditure(s) other than (i) consistent with the capital expenditure budget set forth in Section 6.1(k) of the Company Disclosure Letter or (ii) to the extent that such capital expenditures do not exceed $250,000;

(l)           enter into, modify in any material respect, amend in any material respect, fail to exercise a unilateral right of the Company or any of its subsidiaries to renew, terminate or cancel or expressly waive or expressly relinquish any material right or claim under any (1) Contract that if so entered into, modified, amended terminated, cancelled, waived or relinquished would have, individually or in the aggregate, a Company Material Adverse Effect; or (2) Material Company Contract;

(m)          hire any employee or retain the services of any natural person independent contractor;

(n)          adopt, amend, terminate or incur any liability (including contingent liability) with respect to any Company Plan (or arrangement that would be a Company Plan if in effect on the date hereof);

(o)          take any action to fail to maintain material insurance policies in such amounts and against such risks and losses as are consistent with past practice;

(p)          (i) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 or (ii) forgive any loans to directors, officers, employees or any of their respective affiliates;

(q)          except as required by Applicable Law or any judgment by a court of competent jurisdiction and subject to Section 5.6, (i) settle, release, waive or compromise any pending or threatened material Action; (ii) cancel any Indebtedness; (iii) pay, discharge, settle, waive or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) of the Company or any of its subsidiaries, other than the payment, discharge, settlement or satisfaction in the ordinary course of business and in a manner consistent with past practice and in accordance with their terms, and, with respect to liabilities, disclosed, reflected or reserved against in the financial statements (or the notes thereto) contained in the Company SEC Documents (for amounts not in excess of such reserves) (for the avoidance of doubt, payment, discharge, settlement or satisfaction of any amount of the Existing Subordinated Indebtedness (other than amortization as required by the applicable agreements) shall not be considered in the ordinary course of business and shall not be permitted for the purposes of this Section 6.1(q) without Parent’s prior written consent); or (iv) waive or assign any material rights of the Company or any of its subsidiaries;

(r)           adopt or implement any stockholder rights plan or similar arrangement, in each case, applicable to the Merger or any other transaction consummated pursuant to Parent’s rights under Section 6.4(f) and Section 6.4(g)(ii);

(s)           amend or otherwise modify the MMA/HIM Agreement or (except as expressly contemplated by the MMA/HIM Agreement) the Management Agreement;

(t)            make any payment to HIM or any of its affiliates other than as expressly contemplated and permitted by the terms and conditions of the Management Agreement (as such agreement may be limited or otherwise restricted by the MMA/HIM Agreement); or

(u)          amend or otherwise modify the TD Engagement Letter;

(v)           agree, authorize or enter into a Contract or otherwise commit to take any of the foregoing actions (except as expressly contemplated by the MMA/HIM Agreement).

6.2          Indemnification; Directors’ and Officers’ Insurance.

(a)          For a period of six (6) years from and after the Effective Time, the Surviving Entity shall maintain in effect (i) the current provisions (or provisions no less favorable) regarding exculpation and indemnification of present or former officers and directors contained in the organizational documents of each of the Company and its subsidiaries and (ii) the agreements of the Company and its subsidiaries with any of their respective present or former directors and officers existing as on the date hereof and set forth in Section 6.2 of the Company Disclosure Letter that provide such Persons rights to exculpation or indemnification for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time, including any matters arising in connection with the transactions contemplated by this Agreement). From and after the Effective Time, the Surviving Entity shall indemnify, defend and hold harmless, and provide advancement of expenses (including advancing attorneys’ fees and expenses incurred in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to the fullest extent permitted under Applicable Law; provided that any Person to whom fees and expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification) to, the present and former officers and directors of the Company against all losses, claims, damages, costs, expenses, liabilities or judgments that are paid in settlement of or in connection with any Action based in whole or in part on, relating in whole or in part to, or arising in whole or in part out of the fact that such Person is or was an officer or director of the Company or any of its subsidiaries prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) to the fullest extent provided or permitted under the organizational documents of the Company and its subsidiaries and any indemnification agreement entered into between the Company or any of its subsidiaries and such Person (representative forms of which have been made available to Parent prior to the date of this Agreement), in each case as in effect as of the date of this Agreement and as set forth in Section 6.2 of the Company Disclosure Letter, and to the fullest extent permitted under Applicable Law.

(b)          If Parent does not elect to purchase a “tail” directors’ and officers’ liability insurance policy for the Company’s present and former officers and directors who are covered prior to the Effective Time by the directors’ and officers’ liability insurance currently maintained by the Company with coverage for six (6) years following the Effective Time, and with coverage and amounts and terms and conditions no less favorable to the covered persons than the existing policies of directors’ and officers’ liability insurance maintained by the Company, the Company may, at its option prior to the Effective Time, purchase such a six (6) year “tail” insurance policy; provided that the Company shall not, without Parent’s consent, make a premium payment for such insurance to the extent such premium exceeds 300% of the current annual premium paid by the Company for its directors’ and officers’ liability insurance (such amount being the “Maximum Premium”). If the Company is unable to obtain the “tail” insurance described in the first sentence of this Section 6.2(b) for an amount equal to or less than the Maximum Premium, the Company shall be entitled to obtain as much comparable “tail” insurance as possible for an amount equal to the Maximum Premium. If the Company is unable to purchase any such “tail” insurance contemplated in the two preceding sentences, Parent shall cause Merger Sub to, at the Company’s request, purchase, and maintain in full force and effect (and honor the obligations under), during the six (6) year period beginning on the date of the Effective Time, a “tail” insurance policy from one or more insurance carriers believed to be sound and reputable with respect to directors’ and officers’ liability insurance of comparable coverage and amounts and containing terms and conditions no less favorable, in the aggregate, to the officers and directors of the Company as the Company’s existing policy or policies for the benefit of the current and former officers and directors with a claims period of six (6) years from the Effective Time; provided, however, that in no event shall Merger Sub be required to pay more than the Maximum Premium as the aggregate premium for such “tail” insurance policies for its entire period, in which case Merger Sub will obtain as much comparable “tail” insurance as possible for an amount equal to the Maximum Premium.

(c)           If the Surviving Entity or any of its successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties or assets to any Person, then, in each case, the Surviving Entity or any of its successors and assigns, as applicable, shall take such action as may be necessary so that such Person shall assume all of the applicable obligations set forth in this Section 6.2.

(d)          The provisions of this Section 6.2 are intended to be for the benefit of, and shall be enforceable by, each present and former officer and director referred to in this Section 6.2 and his or her heirs and representatives, and are in addition to, and not in substitution for or to the exclusion of, any other rights to indemnification or contribution that any such Person may have or be entitled to by Contract, Applicable Law or otherwise.

6.3          Stock Exchange De-listing. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to Applicable Law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.4          Company Acquisition Proposals.

(a)

(i)            During the period beginning on the date hereof and continuing until 11:59 p.m. New York City time on the forty-fifth (45th) day after the date hereof (the “Solicitation Period End Time”), the Company and the Company’s subsidiaries and their respective Representatives shall have the right to, directly or indirectly: (A) initiate, solicit, and encourage any Company Acquisition Proposal or any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal; (B) provide access to any information, including non-public information to any Person (and such Person’s Representatives and financing sources) pursuant to an Acceptable Confidentiality Agreement executed by the Person receiving such non-public information; provided that the Company promptly (and in any event within 24 hours) provides or makes available to Parent any written material non-public information concerning the Company or any of its subsidiaries that is provided or made available to any such Person and that was not previously provided or made available to Parent; (C) grant a waiver with respect to, render inapplicable or otherwise exempt a Person from any “standstill” obligation or similar restriction with respect to the Company to the extent necessary to permit a Person to make a Company Acquisition Proposal; and (D) engage or enter into, continue or otherwise participate in any discussions or negotiations with any Persons or groups of Persons with respect to any Company Acquisition Proposal or otherwise cooperate with, or assist or participate in, or facilitate, any such discussions or negotiations or any effort or attempt to make any Company Acquisition Proposal. Parent shall not, and shall cause each of Merger Sub and each of their respective affiliates not to, actively interfere with negotiations and discussions permitted by this Section 6.4; provided, that the following shall not be deemed to be interference with negotiations and discussions permitted by this Section 6.4: (x) any communications between Parent, Merger Sub or any of their respective affiliates, on the one hand, and the Company, HIM or any of their respective affiliates, on the other hand, and (y) any refusal by Parent, Merger Sub or any of their respective affiliates to cooperate with a Company Acquisition Proposal in the event that such cooperation is requested. On each of the dates that is fifteen (15) days, thirty (30) days and forty-five (45) days following the date of this Agreement, the Company shall notify Parent of (x) the identity of each Excluded Party, (y) the identity of any parties with which the Company entered into an Acceptable Confidentiality Agreement and (z) the identity of any parties that submitted a Company Acquisition Proposal as of each such time, each of which notices shall include, to the extent known by the Company, (1) with respect to each identified party or Excluded Party any material affiliates or any related investment funds of such Person, and (2) a summary of the material terms of any such Company Acquisition Proposal (including, for the avoidance of doubt but without limitation, per share price, transaction structure, financing arrangements, any terms related to the Existing Subordinated Indebtedness, termination fees (both type and quantum), anti-trust covenants, and closing conditions).

(ii)           Except with respect to any Excluded Party (with whom the Company may continue to engage in the activities described in Section 6.4(a)(i) for so long as such Person is and remains an Excluded Party, including with respect to any amended or modified Company Acquisition Proposal submitted by an Excluded Party following the Solicitation Period End Time until obtaining the Company Shareholder Approval), at the Solicitation Period End Time, the Company shall, and shall cause its subsidiaries, and its and their respective officers and directors to, and shall use its reasonable best efforts to cause its and its subsidiaries’ and other Representatives to, immediately (A) cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person (other than Parent, its affiliates or any member of the Fundamental Group) and its and their respective Representatives) relating to any Company Acquisition Proposal or any inquiry, discussion, offer or request that would reasonably be expected to lead to a Company Acquisition Proposal and (B) request the prompt return or destruction of all non-public information concerning the Company or its subsidiaries theretofore furnished to any such Person with whom a confidentiality agreement was entered into at any time within the six (6) month period immediately preceding the Solicitation Period End Time and will immediately (1) cease providing any further information with respect to the Company or any Company Acquisition Proposal to any such Person or its Representatives and (2) terminate all access granted to any such Person and its Representatives to any physical or electronic data room.

(b)          From the Solicitation Period End Time until the earlier of the Effective Time and the valid termination of this Agreement, except as expressly permitted by this Section 6.4, the Company shall not, and shall cause each of its subsidiaries and its and their respective officers and directors not to, and shall instruct its and its subsidiaries’ other Representatives not to, directly or indirectly, (i) initiate, propose or knowingly solicit or knowingly encourage, knowingly facilitate or knowingly assist, any proposal or any inquiries with respect to, or that would reasonably be expected to lead to, a Company Acquisition Proposal, (ii) participate or engage in any negotiations with any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub or any member of the Fundamental Group) relating to a Company Acquisition Proposal, (iii) afford or furnish (as applicable) to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub or any member of the Fundamental Group) access to the business, properties, assets, books, records, data or other confidential or non-public information, or to any personnel, of the Company or any of its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, knowingly facilitate or knowingly assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, a Company Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to a Company Acquisition Proposal, (iv) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any proposal that constitutes, or is reasonably expected to lead to, a Company Acquisition Proposal, (v) approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement), or (vi) propose publicly or agree to do any of the foregoing relating to any Company Acquisition Proposal.

(c)           Subject to Section 6.4(d) through Section 6.4(g), prior to the Closing, neither the Company Board nor any committee thereof (including the Transaction Committee) shall, directly or indirectly, (i) withdraw, modify or qualify, or publicly propose to withdraw, modify or qualify, in a manner adverse to any Parent Party, the Company Board Recommendation, (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Company Acquisition Proposal, (iii) in the event of the commencement of a tender offer or exchange offer for any outstanding shares of the Company’s capital stock (including Company Common Stock) that constitutes a Company Acquisition Proposal, fail to include in any public statement related to such tender offer or exchange offer or this Agreement (other than any “stop, look and listen” or similar communication in accordance with Section 6.4d)) a statement that the Company Board Recommendation has not changed or referring to the prior Company Board Recommendation (iv) recommend that the holders of the Company Common Stock not approve the Merger, (v) fail to publicly reaffirm the Company Board Recommendation within ten (10) business days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than one occasion with respect to any Company Acquisition Proposal or on more than one occasion with respect to any modification or revision to the price, conditions or other material terms of such Company Acquisition Proposal that is made public) or (vi) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (i)-(vi) above being referred to as a “Company Change of Recommendation”).

(d)          Nothing contained in this Agreement shall prevent the Company, the Company Board, the Transaction Committee or any other committee of the Company Board from complying with its disclosure obligations under Rule 14d-9 and 14e-2 promulgated under the Exchange Act or from issuing a “stop, look and listen” or similar communication or making any disclosure if the Company Board or the Transaction Committee or any other committee of the Company Board determines, in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under Applicable Law of the State of Delaware; provided, however, that if such disclosure has the effect of a Company Change of Recommendation, Parent shall have the right to terminate this Agreement to the extent set forth in Section 8.1(d).

(e)          Notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of the Company Shareholder Approval, if the Company or the Company Board or Transaction Committee receives a bona fide written Company Acquisition Proposal that did not result from a breach of the terms of Section 6.4(b) and the Company Board or Transaction Committee shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Proposal or could reasonably be expected to lead to a Company Superior Proposal and that the failure to take the actions contemplated by this Section 6.4(e) would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties to the stockholders of the Company under Applicable Law of the State of Delaware, nothing contained in this Agreement shall prevent the Company or the Company Board or Transaction Committee from: (i) providing access to its properties, books and records and providing information or data (including non-public information or data) in response to a request therefor by a Person or group who has made such Company Acquisition Proposal; provided that (A) the Company Board or Transaction Committee has received from the Person or group so requesting such information an Acceptable Confidentiality Agreement and (B) the Company has promptly (and in any event no later than 24 hours) provided or made available to Parent any written material non-public information concerning the Company or any of its subsidiaries that is provided or made available to any such Person and that was not previously provided or made available to Parent; or (ii) contacting and engaging in any negotiations or discussions with any Person or group and their respective Representatives who has made such Company Acquisition Proposal. As promptly as reasonably practicable (and in any event no later than 24 hours) following the receipt thereof, the Company shall notify Parent in writing of the receipt of any Company Acquisition Proposal or any inquiry or request with respect to, or that would reasonably be expected to lead to a Company Acquisition Proposal. The Company will keep Parent reasonably informed in all material respects of any material developments with respect to any such Company Acquisition Proposal (and any subsequent amendments or modifications thereto) and deliver copies of any documents (including revised or newly received documents) received by the Company or its Representatives from any such offeror or its Representatives to Parent, in each case, as promptly as is reasonably practicable (and in any event no later than 24 hours of receipt, provision or occurrence thereof).

(f)            Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prevent the Company from, at any time prior to the receipt of the Company Shareholder Approval, in response to the receipt of a bona fide written Company Acquisition Proposal after the date of this Agreement that did not result from a breach of Section 6.4(a) or Section 6.4(b), (i) terminating this Agreement pursuant to Section 8.1(e) in order to enter into a definitive written agreement with respect to such Company Acquisition Proposal or (ii) effecting a Company Change of Recommendation, if, prior to taking any of the actions described in clauses (i) or (ii), (A) the Company Board or Transaction Committee determines in good faith, after consultation with its outside legal counsel and financial advisors, such Company Acquisition Proposal constitutes a Company Superior Proposal, (B) Parent shall have received written notice (a “Superior Proposal Notice”) of the Company’s intention to take such action at least four (4) business days prior to the taking of such action (which notice includes the identity of the Person making such Company Acquisition Proposal (and such Person’s applicable affiliates), the material terms and conditions of such Company Acquisition Proposal, a copy of any documents related to such Company Acquisition Proposal (including any financing contemplated by such Company Acquisition Proposal), (C) if requested by Parent, the Company shall have (x) negotiated with, and shall have caused its Representatives to negotiate with, Parent in good faith during applicable notice period in order to enable Parent to revise the terms the terms of the transactions contemplated by this Agreement (including, as applicable, the terms of this Agreement) and (y) permitted Parent and its Representatives to make a presentation to the Company Board regarding the terms of the transactions contemplated by this Agreement (including, as applicable, the terms of this Agreement) and any adjustments with respect thereto and (D) the Company Board or Transaction Committee continues to believe, after taking into account any modifications to the terms of the transactions contemplated by this Agreement that are offered by Parent after its receipt of the Superior Proposal Notice, that such Company Acquisition Proposal continues to constitute a Company Superior Proposal. Any amendment to the terms of such Company Acquisition Proposal shall require a new Superior Proposal Notice and the Company and the Company Board or the Transaction Committee shall be required to comply again with the requirements of this Section 6.4(f); provided, however, that the reference herein to four (4) business days shall be deemed to be a reference to two (2) business days.

(g)          Notwithstanding anything in this Section 6.4 to the contrary, at any time prior to the time of the receipt of the Company Shareholder Approval, the Company Board may make a Company Change of Recommendation with respect to an Intervening Event, if the Company Board or Transaction Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that its failure to effect a Company Change of Recommendation with respect to an Intervening Event would reasonably be excepted to be inconsistent with the Company’s directors’ fiduciary duties to the stockholders of the Company under Applicable Law of the State of Delaware; provided that the Company Board or Transaction Committee may not effect such a Company Change of Recommendation unless:

(i)            the Company shall have provided prior written notice to Parent at least four (4) business days in advance (the “Intervening Event Notice Period”) of its intention to effect such a Company Change of Recommendation (which notice itself shall not constitute a Company Change of Recommendation), which notice shall specify the relevant details of such Intervening Event in reasonable detail;

(ii)           if requested by Parent, the Company shall have (A) negotiated with, and shall have caused its Representatives to negotiate with, Parent in good faith during the Intervening Event Notice Period in order to enable Parent to revise the terms of the transactions contemplated by this Agreement (including, as applicable, the terms of this Agreement) so that the failure to make such a Company Change of Recommendation would no longer be reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties to the stockholders of the Company under Applicable Law of the State of Delaware and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding the terms of the transactions contemplated by this Agreement (including, as applicable, the terms of this Agreement) and any adjustments with respect thereto; and

(iii)          following the Intervening Event Notice Period and after considering the results of any negotiations and giving effect to any proposals, amendments or modifications offered, made or agreed to, in writing, by Parent, if any, the Company Board or Transaction Committee (after consultation with its financial advisor and outside legal counsel) shall have determined in good faith, that the failure to make such a Company Change of Recommendation continues to be reasonably be excepted to be inconsistent with the Company’s directors’ fiduciary duties to the stockholders of the Company under Applicable Law (it being understood and agreed that any material changes to the circumstances surrounding the Intervening Event that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but with respect to any such subsequent notices the Intervening Event Notice Period shall be deemed to be three (3) business days rather than four (4) business days).

(h)          For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)            “Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided that an Acceptable Confidentiality Agreement shall not (A) prevent the Company or any of its subsidiaries or its and their Representatives from complying with any of the provisions of this Agreement (including Section 6.4) or restrict in any manner the Company’s ability to consummate the transactions contemplated hereby prior to the valid termination hereof, (B) adversely affect the rights of the Company thereunder upon compliance by the Company with the provisions of this Agreement, (C) include any provision calling for an exclusive right to negotiate with the Company prior to the valid termination of this Agreement or (D) require the Company or any of its subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses. Notwithstanding the foregoing, (x) a Person that has previously entered into a confidentiality agreement with the Company relating to a purchase of, or business combination with, the Company or any of its material assets, shall not be required to enter into a new or revised confidentiality agreement, and such confidentiality agreement (or such confidentiality agreement modified to the extent permitted by the following clause (y)) shall be deemed to be an Acceptable Confidentiality Agreement so long as such confidentiality agreement is not modified, including the waiver of any provision thereof (in each case, other than a modification to the extent permitted by the following clause (y)), after the date hereof and (y) a confidentiality agreement shall not fail to constitute an Acceptable Confidentiality Agreement by virtue of its granting a waiver with respect to, rendering inapplicable or otherwise exempting a Person from any “standstill” obligation with respect to the Company to the extent necessary to permit such Person to make a Company Acquisition Proposal.

(ii)           “Company Acquisition Proposal” means any proposal or offer made by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (other than Parent or its subsidiaries or any member of the Fundamental Group) with respect to (A) a merger, consolidation, acquisition, share exchange, business combination, reorganization, recapitalization, dissolution, liquidation or similar transaction involving the Company, (B) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a 15% voting or economic interest in the Company, or (C) any purchase, license, exchange, transfer or other disposition of (or management agreement or similar agreement with respect to) assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated asset value (including only the portion of the value of the equity interests of the subsidiaries of the Company that is actually owned directly or indirectly by the Company) or consolidated net revenues of the Company (including only the portion of the revenues attributable to the equity interests of the subsidiaries of the Company that is actually owned directly or indirectly by the Company); provided that, for the avoidance of doubt, the calculation of consolidated asset value and consolidated net revenues shall include only the unconsolidated interests in variable interest entities that are held directly or indirectly by the Company so that the total asset value or revenues of the entire variable interest entity is not included in such calculation.

(iii)          “Company Superior Proposal” means a bona fide written Company Acquisition Proposal (except that references in the definition of “Company Acquisition Proposal” to 15% shall be replaced by 50%) made after the date of this Agreement by any Person other than Parent or its subsidiaries on terms that the Company Board or Transaction Committee determines in good faith, after consultation with its outside legal counsel and financial advisors, and considering the Company’s director’s fiduciary duties to the stockholders of the Company under Applicable Law of the State of Delaware and such other factors as the Company Board or Transaction Committee considers to be appropriate (including the timing and likelihood of consummation of such proposal), are more favorable to the Company, from a financial point of view, and the holders of the Company Shares (in their capacity as such) than the Merger (taking into account any legal, regulatory financial, timing, financing and other aspects of such proposal (including the identity of the Person(s) making the proposal and their applicable affiliates) and taking into account any revisions to the terms of the transactions contemplated by this Agreement (including revisions to the terms of this Agreement and the other agreements contemplated by this Agreement and including revisions to any price terms) made or proposed in writing by Parent prior to the time of such determination).

(iv)          “Intervening Event” means any positive material event or development or material change in circumstances with respect to the Company and its subsidiaries, taken as a whole, that (A) was not known to the Company Board (or was not reasonably foreseeable by the Company Board) as of, or prior to, the date of this Agreement; and (B) does not relate to any Company Acquisition Proposal or Company Superior Proposal.

6.5          Financing Cooperation.

(a)          The Company shall, and shall cause its subsidiaries and its and their senior management to, use reasonable best efforts to provide, at Parent’s sole cost and expense, assistance and cooperation reasonably requested by Parent to assist Parent or any of its affiliates in obtaining any financing in connection with the transactions contemplated hereby, including using reasonable best efforts to: (i) upon reasonable prior notice, participate in a reasonable number of lender meetings, due diligence presentations and rating agency presentations at times and locations to furnish Parent and its financing sources with such financial statements and such financial and other information and data regarding the Company and its subsidiaries as may be reasonably requested by Parent or its financing sources (other than any information which is not prepared by or available to the Company in the ordinary course of business that cannot be obtained or produced without undue burden) and assisting in the preparation of pro forma financial statements of the type customarily necessary in connection with financings of such type; provided, that in no event shall the Company, its Subsidiaries or their respective Representatives be required to prepare any pro forma financial information or pro forma financial statements or provide any projections or other information relating to (A) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing, (B) any post-closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with any financing or (C) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition by Parent, (ii) to deliver to Parent such information regarding the Company as may be reasonably requested by Parent in connection with the transactions contemplated hereby, (iii) execute customary authorization letters authorizing the distribution of information to prospective lenders and (iv) to the extent reasonably requested by Parent at least 9 days prior to the Closing Date, providing reasonably requested information relating to the Company and its subsidiaries that is reasonably required under applicable “know your customer” and anti-money laundering rules and regulations or other similar laws or regulations and (v) assisting Parent as reasonably necessary in the preparation of customary definitive financing documentation, including joinder agreements, guaranties, security and pledge agreements and related closing deliverables in respect thereof (including certificates, evidence of authority, schedules and other customary items).

(b)          The Company shall, and shall cause its subsidiaries and its and their senior management to, use reasonable best efforts to provide assistance and cooperation reasonably requested by Parent in connection with the Existing Subordinated Indebtedness remaining outstanding with the Surviving Entity immediately following the Effective Time in accordance with the terms of such Existing Subordinated Indebtedness, including using reasonable best efforts to:(i) assist Parent in benefitting from the existing relationships of the Company and its affiliates with the holders of such Existing Subordinated Indebtedness, (ii) provide reasonably requested financial information relating to the Company and its subsidiaries in connection with the Existing Subordinated Indebtedness remaining outstanding with the Surviving Entity immediately following the Effective Time (other than any information which is not prepared by or available to the Company in the ordinary course of business that cannot be obtained or produced without undue burden), (iii) provide reasonably requested documentation evidencing compliance with the terms of the Existing Subordinated Indebtedness, including evidence that payments required under the Existing Subordinated Indebtedness have been made as and when due and copies of compliance certificates and other reports and financial information required to be delivered pursuant to the terms of the Existing Subordinated Indebtedness (including the related Guaranty agreements), together with evidence of such delivery as and when due and (iv) immediately prior to the Effective Time, execute and deliver each officer’s certification required under Section 2.08 of each of the agreements comprising the Guaranty, stating that the Merger and the assumption agreement executed pursuant to Section 2.08(a) of the Guaranty complies with Section 2.08 of the Guaranty and that all conditions precedent in the Guaranty provided for relating to the Merger have been complied with, and which certifications shall affirm that immediately after giving effect to the Merger, no “Event of Default” and no event that, after notice or lapse of time, or both, would constitute an “Event of Default”, will exist and be continuing (with “Event of Default” having the meaning given to such term under the Existing Subordinated Indebtedness), and which certifications shall be delivered to Parent for delivery to the holders of such indebtedness and/or relied on by counsel to Parent in rendering any related legal opinions (which shall be delivered by counsel to Parent and not counsel to the Company) (the “Applicable Opinion”) in order to facilitate the Existing Subordinated Indebtedness remaining outstanding with the Surviving Entity immediately following the Effective Time and which certifications shall be true and correct and shall be prepared in good faith after reasonable inquiry. Any failure to (x) deliver the certifications required by clause (iv) above or (y) use reasonable best efforts to otherwise comply with the obligations of the Company pursuant to this Section 6.5(b) shall, in the case of each of items (x) and (y), constitute a material breach of the covenants of this Section 6.5(b) for purposes of Section 7.3(b); provided that counsel to Parent has no obligation to deliver the Applicable Opinion in any event prior to receiving such officer’s certificates as required under Section 2.08 of the Guaranty (for clarity, counsel to Parent delivering the Applicable Opinion (or any legal opinion) is not a condition to Closing). The condition set forth in Section 7.3(b), as it applies to the Company’s obligations under clause (iv) above, will be deemed satisfied either (A) if the Company has satisfied its requirement to deliver such officer’s certificates without regard to whether counsel to Parent delivers the Applicable Opinion (or any legal opinion) or (B) if Parent or any of its Representatives informs the Company or any of its Representatives that counsel to Parent will not deliver the Applicable Opinion (regardless of whether such certificate is actually delivered).

(c)           The Company shall, and shall cause its subsidiaries and its and their senior management to, use reasonable best efforts to provide assistance and cooperation reasonably requested by Parent in connection with a credit agreement dated as of September 19, 2019 among MMA Energy Holdings, LLC and East West Bank (the “East West Bank Facility Agreement”), a facility agreement dated as of December 17, 2020 among FirstRand Bank Limited and IHS (SAWHF Interest) Proprietary Limited (the “FirstRand Facility Agreement”), the business loan agreement dated as of June 1, 2020 between Bank of Clarke County and R 150 SPE, LLC (the “Business Loan Agreement”) and the total return swap confirmation between Mizuho Capital Markets LLC and MMA (the “Mizuho TRS” and together with the East West Bank Facility Agreement, the FirstRand Facility Agreement and the Business Loan Agreement, the “Other Existing Indebtedness”), including using reasonable best efforts to (i) assist Parent in benefitting from the existing relationships of the Company and its affiliates with the holders of such Other Existing Indebtedness, which includes, but is not limited to, authorizing the Parent or its affiliates to engage in conversations with the holders of such Other Existing Indebtedness regarding termination, repayment, amendment, modification, refinancing or replacement of or to such Other Existing Indebtedness, (ii) provide reasonably requested financial information relating to the Company and its subsidiaries in connection with the Other Existing Indebtedness (other than any information which is not prepared by or available to the Company in the ordinary course of business that cannot be obtained or produced without undue burden) and (iii) deliver to Parent customary payoff letters (in a form reasonably satisfactory to Parent) with respect to the payoff of such Other Existing Indebtedness, and which payoff letter shall authorize the release of all Liens securing such Indebtedness upon the payment thereof.

(d)          Notwithstanding the foregoing, nothing herein shall require the cooperation contemplated by clauses (a), (b) and (c) to the extent it would interfere unreasonably with the business or operations of the Company (other than the items specifically referred to above); and provided, further, that neither the Company nor any of it Representatives shall (i) be required to pay any commitment or other similar fee (other than any such fee paid by the Company after the Closing), (ii) be required to take any action that would subject any of the Company or its directors, managers, officers, employees, accountants, legal counsel or other Representatives to any actual or potential personal liability, (iii) be required to incur or reimburse any actual or potential liability in connection with the financing or any of the assistance required by this Section 6.5 for which it has not received prior reimbursement, (iv) be required to take any action that will (A) conflict with or violate the Company’s organizational documents or any applicable laws, or (B) result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or a default under, any Material Company Contract, in any material respect or (v) be required to (A) deliver or obtain legal opinions of internal or external counsel of any party or any of its affiliates, accountants’ comfort letters or reliance letters or (B) provide access to or disclose information where Company reasonably determines that such access or disclosure would cause the attorney-client privilege which the Company would be entitled to assert to be undermined or contravene any applicable law.

(e)          Neither the Company nor its officers, directors, employees, accountants, consultants, legal counsel, agents and other Representatives shall be required to take any action that would subject such Person to actual or potential liability that is not promptly reimbursed, to bear any out-of-pocket cost or expense (except to the extent such Person is promptly reimbursed) or to pay any commitment or other similar fee or make any other payment or incur any other liability or provide or agree to provide any indemnity in connection with the financing contemplated by this Section 6.5 or their performance of their respective obligations under this Section 6.5 and any information utilized in connection therewith (provided that the foregoing shall cease to apply to the Company after the Closing). Parent shall (i) indemnify and hold harmless Company, HIM and their respective officers, directors, employees, accountants, consultants, legal counsel, agents and other Representatives (collectively, the “Company Related Parties”) from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of any financing and the performance of their respective obligations in respect of such financing, and any information utilized in connection therewith, except to the extent arising from, or by reason of, information provided in writing by or at the direction of the Company Related Parties or to the extent that such losses, directly or indirectly, resulted from or arose out of the willful misconduct, bad faith, fraud or gross negligence of any Company Related Party and (ii) promptly upon request of the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company (including those of its accountants, consultants, legal counsel, agents and other Representatives) in connection with the cooperation by the Company pursuant to Section 6.5a) and (b).

6.6          Subsidiary Conversions. Neither the Company, nor any of its subsidiaries, will file or cause to be filed any entity classification election under Section 7701 of the Code (or any corresponding election under any provision of state or local law) with respect to any Converted Subsidiary.

6.7          IT Systems. Prior to the Closing, the Company shall, shall cause its subsidiaries to, use commercially reasonable efforts to (a) facilitate Parent’s due diligence with respect to the IT Systems, including by requesting the Company’s third-party service provider to respond to reasonable requests by Parent or Parent’s Representatives and identify and disclose reasonable information related to the IT Systems, and (b) reasonably coordinate and reasonably cooperate with Parent and Parent’s Representatives to address any IT-related operational issues are addressed and to facilitate a smooth transition of operations and services related to the IT Systems. The condition set forth in Section 7.3(b), as it applies to the Company’s obligations under this Section 6.7, will be deemed satisfied unless the Company has committed a Willful Breach of this Section 6.7.

ARTICLE VII
CONDITIONS TO THE MERGER

7.1          Conditions to the Obligations of Each Party. The respective obligations of each of the parties to consummate the Merger shall be subject to the fulfillment (or waiver by the Company and Parent) at or prior to the Effective Time of the following conditions:

(a)          The Company Shareholder Approval in respect of the Merger shall have been obtained in accordance with the Company Charter, Company Bylaws and Applicable Law.

(b)          At the Company Shareholder Meeting, the holders of a majority of the outstanding Company Common Stock (other than those shares of Company Common Stock held by Parent, any affiliate of Parent or any director or officer of the Company) shall have adopted this Agreement and approved the Merger.

(c)           Each waiting period applicable to the Merger and the other transactions contemplated by this Agreement under the HSR Act, if any, shall have expired or been earlier terminated.

(d)           No outstanding judgment, injunction, order or decree of a competent Governmental Authority shall prohibit or enjoin the consummation of the Merger or the other transactions contemplated by this Agreement, and no Applicable Law will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

7.2          Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger shall be subject to the fulfillment of the following conditions unless waived by the Company:

(a)          The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b)          Each Parent Party shall have performed in all material respects the obligations and agreements and shall have complied in all material respects with the covenants to be performed and complied with by it under this Agreement at or prior to the Closing.

(c)           Parent shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an officer of Parent, the manager of Parent or the general partner of Parent (as applicable) to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

7.3          Conditions to the Obligations of Parent Parties. The obligations of the Parent Parties to consummate the Merger shall be subject to the fulfillment of the following conditions unless waived by Parent:

(a)          (i) The representations and warranties of the Company set forth in Article IV (other than Section 4.1, Section 4.2, Section 4.3, Section 4.4 (other than the last sentence of Section 4.4(b)), Section 4.6 and Section 4.14) that are qualified by a “Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the date of this Agreement and at and as of the Closing as though made at and as of such times, (ii) the representations and warranties of the Company set forth in Article IV (other than Section 4.1, Section 4.2, Section 4.3, Section 4.4 (other than the last sentence of Section 4.4(b)), Section 4.6 and Section 4.14) that are not qualified by a “Material Adverse Effect” qualification shall be true and correct in all respects (without giving effect to any materiality qualifications therein) at and as of the date of this Agreement and at and as of the Closing as though made at and as of such times, except for such failures to be true and correct as would not, in the aggregate, constitute a Company Material Adverse Effect, and (iii) the representation and warranties set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.4 (other than the last sentence of Section 4.4(b)), Section 4.6 and Section 4.14 shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing as though made at and as of such times, except, in the case of Section 4.4 (other than the last sentence of Section 4.4(b)), for any de minimis inaccuracies; provided, however, that with respect to clauses (i), (ii), and (iii) above, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i), (ii), or (iii) above, as applicable) only as of such date or period.

(b)          The Company shall have performed in all material respects the obligations and agreements and shall have complied in all material respects with the covenants to be performed and complied with by it under this Agreement at or prior to the Closing.

(c)           The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by the Chief Executive Officer or other senior officer of the Company to the effect that the conditions set forth in Sections 7.3(a), 7.3(b) and 7.3(d) have been satisfied.

(d)          Since the date of this Agreement, there shall not have occurred any Events that, individually or in the aggregate, constitute a Company Material Adverse Effect.

(e)          Each of the parties (other than Parent or any of its affiliates) to the HIM Agreements shall have (a) fully performed its respective obligations and agreements set forth in (i) Article II and Article III of the MMA/HIM Agreement and (ii) the fifth sentence of Section 2(a) of the Parent/HIM Agreement, in each case as required to be performed by it at or prior to the Closing and (b) fully performed in all material respects its other respective obligations and agreements required to be performed by it under the HIM Agreements at or prior to the Closing.

(f)            The Company shall have caused each of the subsidiaries set forth in Section 7.3(f) to the Parent Disclosure Letter to convert into a limited liability company treated as either a disregarded entity or partnership (as applicable) for U.S. federal and other applicable income tax purposes (each a “Converted Subsidiary”), in accordance with and pursuant to the DGCL, the DLLCA and any other Applicable Law (the “Subsidiary Conversions”) and shall have delivered to Parent evidence of the consummation of the Subsidiary Conversions (including evidence from a Governmental Authority).

7.4          Frustration of Closing Conditions. None of the Company, Parent, or Merger Sub may rely, as a basis for not consummating the Merger or the other transactions contemplated by this Agreement, on the failure of any condition set forth in Sections 7.1, 7.2, or 7.3, as the case may be, to be satisfied if such failure was primarily caused by such party's breach in any material respect of any provision of this Agreement.

ARTICLE VIII
TERMINATION AND AMENDMENT

8.1          Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing only as follows:

(a)          by mutual written consent of Parent and the Company;

(b)          by either Parent or the Company if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a competent Governmental Authority enjoining the parties from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have used its reasonable best efforts to render inapplicable such law or regulation or remove such judgment, injunction, order or decree as required by Section 5.3; provided, further that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the primary cause of, or resulted in, the failure of the condition set forth in this Section 8.1(b) to be satisfied;

(c)          by either Parent or the Company if the Merger shall not have been consummated on or before February 24, 2022 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Merger to occur on or before the End Date;

(d)          by Parent if prior to obtaining the Company Shareholder Approval a Company Change of Recommendation shall have occurred;

(e)          by the Company, at any time prior to obtaining the Company Shareholder Approval, in order to enter into a definitive written agreement with respect to a Company Superior Proposal in compliance with Section 6.4; provided that concurrently with such a termination pursuant to this Section 8.1(e) the Company shall pay to Parent or its designee the Termination Payment in accordance with Section 8.2(c); provided, further, that a termination pursuant to this Section 8.1(e) shall not be effective unless the Company has paid, or has caused to be paid, to Parent the Termination Payment;

(f)           by Parent or the Company if at the Company Shareholder Meeting (including any adjournment or postponement thereof) the Company Shareholder Approval in respect of the Merger shall not have been obtained; or

(g)          by Parent or the Company if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any Event shall have occurred, which breach or Event would result in the failure of one or more of the conditions set forth in Section 7.2(a) or 7.2(b) (in the case of a breach by Parent) or Section 7.3(a), 7.3(b), 7.3(d), 7.3(e) or 7.3(f) (in the case of a breach by, or Event with respect to, the Company) to be satisfied on or prior to the End Date, and such breach or Event shall not be capable of being cured or shall not have been cured by the earlier of (i) thirty (30) days after detailed written notice thereof shall have been received by the party alleged to be in breach or with respect to which an Event is alleged to have occurred and (ii) the End Date.

8.2          Effect of Termination.

(a)          The party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other parties setting forth the provision of Section 8.1 pursuant to which this Agreement is being terminated and, in reasonable detail, the facts and circumstances forming the basis for such termination pursuant to such provision (if applicable). In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of the second sentence of Section 5.2, this Section 8.2 and Sections 9.2 through 9.13, shall become void and have no effect, without any liability on the part of any party or its directors, officers, general partners or equityholders with respect thereto. Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve any party to this Agreement of liability for Fraud or any Willful Breach of any provision of this Agreement even if this Agreement is terminated as a result of such breach. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their respective terms.

(b)          If this Agreement is terminated pursuant to Section 8.1(d), then the Company will, within two (2) business days following any such termination, pay Parent or its designee in cash by wire transfer of immediately available funds to an account designated by Parent the Termination Payment unless such payment obligation is waived by Parent.

(c)          If this Agreement is terminated pursuant to Section 8.1(e), then the Company shall, concurrently with such termination, pay to Parent or its designee in cash by wire transfer in immediately available funds to an account designated by Parent the Termination Payment.

(d)          If this Agreement is terminated pursuant to Section 8.1(c) or 8.1(f), and (A) (x) in the case of a termination pursuant to Section 8.1(c), prior to the termination of this Agreement and (y) in the case of a termination pursuant to Section 8.1(f), prior to the Company Shareholder Meeting (including any adjournment or postponement thereof) at which the Company Shareholder Approval was not obtained, a Company Acquisition Proposal was publicly announced (or any Person shall have publicly announced an intention to make a Company Acquisition Proposal) and (B) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to a Business Combination or consummates a Business Combination, then the Company will, prior to the earlier of the consummation of a Business Combination or execution of a definitive agreement with respect thereto, pay to Parent or its designee in cash by wire transfer in immediately available funds to an account designated by Parent the Termination Payment unless such payment obligation is waived by Parent (in Parent’s sole and absolute discretion).

(e)          If this Agreement is terminated by Parent for any reason pursuant to Section 8.1(g) on the basis of a breach of any representations, warranties, covenants or agreements contained in this Agreement (A) following the public announcement or disclosure of a Company Acquisition Proposal or the intention by any Person to make a Company Acquisition Proposal that was not withdrawn prior to such termination of this Agreement and (B) within twelve (12) months after the date of such termination pursuant to Section 8.1(g), the Company enters into a definitive agreement with respect to a Business Combination or consummates a Business Combination, then the Company will, upon the earlier of the consummation of a Business Combination or execution of a definitive agreement with respect thereto, pay to Parent or its designee in cash by wire transfer in immediately available funds to an account designated by Parent the Termination Payment unless such payment obligation is waived by Parent.

(f)           If a Termination Payment is payable, then the Company shall, concurrently with the payment of such Termination Payment, pay to Parent or its designee in cash by wire transfer in immediately available funds to an account designated by Parent Parent’s reasonable out-of-pocket costs, fees and expenses of its counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation (the “Parent Expense Amount”) unless such payment obligation is waived by Parent.

(g)          For the purposes of this Section 8.2, “Business Combination” has the same meaning as the definition “Company Acquisition Proposal” except that, for purposes of this definition, the references in the definition of Company Acquisition Proposal to 15% will be replaced by 50%.

(h)          The parties acknowledge and agree that in no event shall the Company be required to pay the Termination Payment on more than one occasion. In the event the Termination Payment is paid to a party in accordance with this Section 8.2, such payment (together with the Parent Expense Amount) shall be the sole and exclusive remedy of such party and its subsidiaries, equityholders and Representatives against the other party or any of its subsidiaries, equityholders and Representatives with respect to the termination, event or breach giving rise to that payment, and the Company and shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the Parent Parties or their respective affiliates, except in the case of Fraud or any Willful Breach of any provision of this Agreement.

8.3          Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board), but after any such approval, no amendment shall be made which by Applicable Law requires further approval or authorization by the holders of Company Common Stock pursuant to the DGCL without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument or instruments in writing signed and delivered by an authorized representative of each of the parties.

8.4          Extension; Waiver. At any time prior to the Effective Time, Parent (with respect to Parent and Merger Sub) and the Company (with respect to the Company by approval of the Transaction Committee) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement, and (c) waive compliance with any of the agreements or conditions contained in this Agreement or in any document delivered pursuant to this Agreement. For the avoidance of doubt, each party shall be permitted to waive any rights it may have under Sections 8.1 and 8.2. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party in exercising any right hereunder shall operate as a waiver of such right, nor shall any waiver on the part of any party of any such right nor any single or partial exercise of any such right preclude any further exercise of such right or the exercise of any other such right.

8.5           Non-Recourse Parent Party. In no event will the Company seek or obtain, nor will the Company permit any of its subsidiaries or Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Parent Party (as defined in the Equity Commitment Letter, which excludes, for the avoidance of doubt, the Investors (as defined in the Equity Commitment Letter), Parent and Merger Sub) with respect to this Agreement, the Equity Commitment Letter, or the transactions contemplated hereby and thereby (including any breach by Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under Applicable Laws arising out of any such breach, termination or failure, other than from Parent or Merger Sub to the extent expressly provided for in this Agreement or the Investors to the extent expressly provided for in the Equity Commitment Letter.

ARTICLE IX
MISCELLANEOUS

9.1           Survival of Representations and Warranties. The representations and warranties made in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement by the parties shall not survive the Closing. This Section 9.1 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Closing or after the termination of this Agreement.

9.2           Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given and shall be deemed given upon receipt if delivered personally, emailed (delivery of which is confirmed by a non-automated response) or dispatched by a nationally recognized overnight courier service to the parties (delivery of which is confirmed) or by registered or certified mail (postage paid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company:

MMA Capital Holdings, Inc.
3600 O'Donnell Street, Suite 600
Baltimore, Maryland 21224
Attention: J.P. Grant
Email: jpgrant@grantcapitalmgmt.com

with a copy to (which shall not constitute notice):

King & Spalding LLP
1185 Avenue of the Americas, 34th Floor
New York, New York 10036
Attention: Tony Rothermel; Spencer Johnson; John Anderson
Email: trothermel@kslaw.com; csjohnson@kslaw.com; john.anderson@kslaw.com and to:

Gallagher Evelius & Jones LLP
218 N. Charles Street, Suite 400
Baltimore, Maryland 21201
Attention: Stephen A. Goldberg
Email: sgoldberg@gejlaw.com

(b) if to Parent or Merger Sub:

c/o Fundamental Advisors LP
745 Fifth Avenue, 25th Floor
New York, New York 10151
Attn: Ryan Keane
Email: rkeane@fundamental.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP
1999 Avenue of the Stars, 17th Floor
Century City, California 90067
Attention: David Grinberg; Payom Pirahesh
Email: dgrinberg@sidley.com; ppirahesh@sidley.com

9.3           Interpretation.

(a)          When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated to the contrary. The descriptive Article and Section headings and the table of contents contained in this Agreement are for reference purposes only and are not intended to be part of and shall not affect in any way the meaning or interpretation of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or other document. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Where a word or phrase is defined in this Agreement, each of its other grammatical forms shall have a corresponding meaning. Any statute defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. The parties have participated jointly in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted jointly by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “herewith” and “hereby” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrases “the date of this Agreement,” “the date hereof” and words of similar import shall be deemed to refer to the date set forth on the cover page of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. No summary of this Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement. References to “dollars” or “$” are to United States dollars.

(b)          For purposes of this Agreement, “affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided that references to an “affiliate” of a Person shall not be deemed to include (i) any investment fund or other investment advisory vehicle or (ii) any portfolio company or other investment of any investment fund or other investment advisory vehicle. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

(c)           For purposes of this Agreement, a “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York City in the State of New York are not authorized or obligated by Applicable Law to close.

(d)          For purposes of this Agreement, “Code” means the Internal Revenue Code of 1986, as amended.

(e)          For purposes of this Agreement, “Company Data” means all confidential data, information, and data compilations contained in the IT Systems or any databases of the Company or its subsidiaries, including Personal Data, that are used by, or necessary to the business of, the Company or its subsidiaries.

(f)            For purposes of this Agreement, “Company Equity Plans” means the 2010 MMA Capital Management, LLC Non-Employee Directors’ Compensation Plan, the 2012 MMA Capital Management, LLC Non-Employee Directors’ Compensation Plan, and any other equity compensation plan maintained or sponsored by the Company or any of its subsidiaries.

(g)          For the purposes of this Agreement, a “Company Material Adverse Effect” means any fact, state of facts, development, condition, circumstance, event, change, occurrence or effect (an “Event” ) that has or would reasonably be expected to, individually or in the aggregate, (A) prevent or materially delay (x) the consummation by the Company of the transactions contemplated by this Agreement or (y) the compliance by the Company with its obligations under this Agreement or (B) have a material adverse effect on the financial condition, business, assets, liabilities or operations (including results of operations) of the Company and its subsidiaries, taken as a whole; provided, however, that a “Company Material Adverse Effect” pursuant to item (B) above shall not include any Event arising out of or attributable to: (i) any change in the market price or trading volume of Company Common Stock (it being understood that the cause, facts or circumstances giving rise to or contributing to any such change may, unless otherwise expressly excluded by another clause in this definition of “Company Material Adverse Effect,” be taken into account in determining whether a “Company Material Adverse Effect” has occurred or could reasonably be expected to occur); (ii) conditions, events, or circumstances generally affecting the principal businesses or industries in which the Company and its subsidiaries operate; (iii) changes in GAAP, Applicable Law or accounting standards, or in any interpretation of GAAP, Applicable Law or accounting standards, in each case, after the date hereof; (iv) changes in any analyst’s recommendations, any financial strength rating or any other recommendations or ratings as to the Company, or its subsidiaries (including, in and of itself, any failure to meet analyst projections) (it being understood that the cause, facts or circumstances giving rise to or contributing to any such change or failure may, unless otherwise expressly excluded by another clause in this definition of “Company Material Adverse Effect,” be taken into account in determining whether a “Company Material Adverse Effect” has occurred or could reasonably be expected to occur); (v) the failure, in and of itself, of the Company to meet any expected or projected financial or operating performance target publicly announced or provided to the other party prior to the date of this Agreement, as well as any change, in and of itself, by the Company, as the case may be, in any expected or projected financial or operating performance target as compared with any target publicly announced or provided to Parent prior to the date of this Agreement (it being understood that the cause, facts or circumstances giving rise to or contributing to any such failure may, unless otherwise expressly excluded by another clause in this definition of “Company Material Adverse Effect,” be taken into account in determining whether a “Company Material Adverse Effect” has occurred or could reasonably be expected to occur), (vi) any changes or developments in United States, Europe, Asia or global economic, regulatory, political, financial or social conditions in general, or generally affecting the financial, debt, credit or securities markets in the United States, Europe, Asia or elsewhere in the world, including changes in interest rates, exchange rates and commodities prices, (vii) conditions arising out of the commencement, occurrence, continuation or escalation of any acts of terrorism, war, weather conditions, pandemics (including any Contagion Event), armed hostilities, social unrest, earthquakes, floods, hurricanes, tropical storms, fires, natural disasters, calamities or other similar events, (viii) the public disclosure of this Agreement or the transactions contemplated by this Agreement or any action taken at the express written request of Parent or required to be taken in accordance with this Agreement (other than covenants to operate in the ordinary course of business) including (A) the identity of Parent and its affiliates, (B) by reason of any communication by Parent or any of its affiliates on or after the date hereof regarding the plans or intentions of Parent with respect to the conduct of the business of the Company following the Closing (provided, however, that this clause shall not apply to the representations and warranties included in Section 4.5), (ix) the suspension of trading in securities generally on the Nasdaq or any other exchange or system of quotation or (x) any actions or claims made or brought by any of the current or former stockholders or equityholders of Parent or the Company (or on their behalf or on behalf of Parent or the Company, but in any event only in their capacities as current or former stockholders or equityholders) arising out of this Agreement or the transactions contemplated by this Agreement; provided, however that the exceptions set forth in subclauses (ii), (iii), (vi) and (vii) may be taken into account in determining whether a “Company Material Adverse Effect” has occurred or is reasonably expected to occur to the extent (but only to the extent) such Event has a disproportionate impact on the Company and its subsidiaries relative to other participants in the principal businesses or industries in which the Company and its subsidiaries operate.

(h)          For purposes of this Agreement, “Company Privacy Policies” means any (i) internal or external past or present data protection, data usage, privacy and security policies of the Company or its subsidiaries, (ii) public statements, representations, obligations, promises, commitments relating to privacy, security, or the Processing of Personal Data, and (iii) policies and obligations applicable to the Company or its subsidiaries as a result of any certification relating to privacy, security, or the Processing of Personal Data.

(i)            For the purposes of this Agreement, “Company Protected Information” means any (i) confidential information of the Company or any of its subsidiaries, (ii) trade secrets of the Company or any of its subsidiaries, (iii) information with respect to which the Company or any of its subsidiaries has undertaken an obligation of confidentiality to a third party, and (iv) information that is related to or capable of being linked to a person that is held, used, disclosed or collected by the Company or any of its subsidiaries.

(j)            For the purposes of this Agreement, “Contagion Event” means the outbreak and ongoing effects of COVID-19 and any evolutions or mutations thereof or any declaration of a state of emergency, martial law, shelter-in-place, quarantine or similar directive, policy or guidance or other action by any Governmental Authority or quasi-governmental authority in response thereto.

(k)           For purposes of this Agreement, “Copyright” means all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world.

(l)            For purposes of this Agreement, “Data Processor” means a natural or legal Person, public authority, agency or other body that Processes Personal Data on behalf of or at the direction of the Company or its subsidiaries.

(m)         For the purposes of this Agreement, “Environmental Law” means any Applicable Law or order relating to pollution, the protection of the indoor or outdoor environment (including ambient air, surface water, soil vapor, groundwater, land, habitat, animals or plants) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.

(n)          For purposes of this Agreement, “ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations thereunder.

(o)          For purposes of this Agreement, “Exchange Act” means Securities Exchange Act of 1934, as amended.

(p)          For purposes of this Agreement, “Excluded Party” means any Person or group of Persons from which the Company receives, after the execution of this Agreement and at or prior to the Solicitation Period End Time, a bona fide written Company Acquisition Proposal that remains pending as of, and has not been withdrawn prior to, the earlier of the Solicitation Period End Time and the valid termination of this Agreement and that the Company Board determines in good faith (such determination to be made no later than the Solicitation Period End Time), after consultation with outside legal counsel and its financial advisors, constitutes or would reasonably be expected to result in a Company Superior Proposal; provided that any such Person or group of Persons shall cease to be an Excluded Party at such time as such Person or group of Persons finally withdraws its Company Acquisition Proposal(s).

(q)          For purposes of this Agreement, “GAAP” means United States generally accepted accounting principles applied on a consistent basis.

(r)           For purposes of this Agreement, “Guaranty” means, collectively, the (i) Guaranty, dated as of May 21, 2015, entered into by and between the Company and Taberna Preferred Funding I, Ltd., (ii) Guaranty (Series I), dated as of May 21, 2015, entered into by and between the Company and Taberna Preferred Funding II, Ltd., (iii) Guaranty (Series II), dated as of May 21, 2015, entered into by and between the Company and Taberna Preferred Funding II, Ltd., and (iv) Guaranty, dated as of May 21, 2015, entered into by and between the Company and Taberna Preferred Funding III, Ltd.

(s)           For purposes of this Agreement, “Fraud” means a claim for Delaware common law fraud with a specific intent to deceive based on a representation or warranty contained in this Agreement; provided that at the time such representation was made, (i) such representation or warranty was inaccurate, (ii) the party making such representation or warranty had actual knowledge, after due inquiry, of the inaccuracy of such representation, (iii) the party making such representation or warranty intended the other party to rely on such representation, and (iv) the other party acted in reliance on such inaccurate representation and suffered financial injury as a result of such inaccuracy. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts based on negligence or recklessness.

(t)            For purposes of this Agreement, “Fundamental Funds” means, collectively, Fundamental Partners III LP, a Delaware limited partnership, and Fundamental Partners IV LP, a Delaware limited partnership.

(u)          For purposes of this Agreement, “Fundamental Group” means (i) Fundamental Advisors LP and its affiliates, (ii) any investment funds or investment vehicles affiliated with, or managed or advised by, Fundamental Advisors LP or any of its affiliates or (iii) any portfolio company (as such term is commonly understood in the private equity industry) or investment of any such investment funds or investment vehicles, in each case other than Parent or Merger Sub.

(v)           For purposes of this Agreement, “Hazardous Substance” means (i) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants” or “pollutants” or words of similar meaning and regulatory effect, as such terms are defined under or give rise to liability under Environmental Laws, or (ii) any petroleum, petroleum products or by-products, radioactive materials, asbestos, polychlorinated biphenyls, radon gas, per- and polyfluoroalkyl substances, and mold that would reasonably be expected to have a material adverse effect on human health or the environment.

(w)          For purposes of this Agreement, “Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities pursuant to capitalized leases; (v) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, or other forms of derivative transactions, including total return swaps; (vi) deferred purchase price liabilities related to past acquisitions; (vii) payment obligations arising in connection with earnouts or other contingent payment obligations under Contracts (other than contingent indemnification obligations that have not matured and as to which no claims have been made or threatened in writing, or to the knowledge of the Company, otherwise threatened); (viii) liabilities arising from any breach of any of the foregoing; and (ix) indebtedness of others guaranteed by the Company or any of its subsidiaries or secured by any Lien or security interest on the assets of the Company or any of its subsidiaries.

(x)           (a)    For purposes of this Agreement, “Information Security Program” means a written information security program that complies with Privacy Requirements, that when appropriately implemented and maintained would constitute reasonable security procedures and practices appropriate to the nature of Personal Data, and that is at least as stringent as one or more relevant industry standards and that includes: (i) written policies and procedures regarding Personal Data, and the Processing thereof; (ii) administrative, technical and physical safeguards to protect the security, confidentiality, availability, and integrity of any Personal Data owned, controlled, maintained, held, or Processed by the Company, its subsidiaries, or Data Processors; (iii) disaster recovery, business continuity, incident response, and security plans, procedures and facilities; and (iv) protections against Security Incidents, Malicious Code, and against loss, misuse, unauthorized access to, or disruption of, the Processing of Company Data, IT Systems and the systems of any Data Processor.

(y)           For purposes of this Agreement, “IT Systems” mean the hardware, software, firmware, middleware, equipment, electronics, platforms, servers, workstations, routers, hubs, switches, interfaces, data, databases, data communication lines, network and telecommunications equipment, websites and Internet-related information technology infrastructure, wide area network and other data communications or information technology equipment, owned or leased by, licensed to, or used to Process Company Data in the conduct of the Business of the Company or its subsidiaries.

(z)           For purposes of this Agreement, “knowledge” means (i) with respect to Parent, the actual knowledge of the Persons listed on Section 9.3(y) of the Parent Disclosure Letter and (ii) with respect to the Company, the actual knowledge of Persons listed on Section 9.3(y) of the Company Disclosure Letter, in each case, after reasonable inquiry of those employees who would reasonably be expected to have actual knowledge of the matter in question.

(aa)        For purposes of this Agreement, “Lien” means any security interest, pledge, hypothecation, mortgage, deed of trust, lien, option, right of first offer, right of first refusal, claim, license, lease or other possessory interest, preference, priority, right of way, covenant (including covenants, conditions and restrictions), easement, encroachment or other similar encumbrance.

(bb)        For purposes of this Agreement, “Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

(cc)        For purposes of this Agreement, “Management Agreement” means that certain Management Agreement, dated as of January 8, 2018 (as amended on February 7, 2019), by and among the MMA Capital Management Holdings, Inc. (f/k/a MMA Capital Management LLC) and HIM.

(dd)        For purposes of this Agreement, “Parent Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay (i) the consummation by Parent or Merger Sub of any of the transactions contemplated herein on a timely basis or (ii) the compliance by Parent or Merger Sub with its obligations under this Agreement.

(ee)        For purposes of this Agreement, “Patents” means U.S. and non-U.S. patents, provisional patent applications, patent applications, continuations, continuations-in-part, extensions, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto.

(ff)          For purposes of this Agreement, “Permitted Lien” means (i) Liens for Taxes not yet due and payable, (ii) statutory Liens of landlords, (iii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and not yet delinquent, in each case of this clause (iii) arising in the ordinary course for amounts not yet due and payable or the amount or validity of which are being contested in good faith and for which appropriate reserves have been established on the financial statements included in the Company SEC Documents as of the date of this Agreement in accordance with GAAP (to the extent required by GAAP). (iv) Liens of a vendor or lessor under any conditional sale Contract, finance lease or other title retention Contract relating to such property or asset and (v) in the case of the Company’s real property, (A) zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title and on record that do not constitute a Parent Material Adverse Effect or a Company Material Adverse Effect, and (B) Liens securing the payment of money listed on Section 9.3(ff) in the Company Disclosure Letter.

(gg)        For purposes of this Agreement, “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Authority, and any permitted successors and assigns of such Person.

(hh)        For purposes of this Agreement, “Personal Data” means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including, but not limited to: (i) a natural person’s name, street address or specific geolocation information, date of birth, telephone number, email address, online contact information, photograph, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number, financial account number, credit card number, any information that would permit access to a financial account, a user name and password that would permit access to an online account, health information, insurance account information, any persistent identifier such as customer number held in a cookie, an Internet Protocol address, a processor or device serial number, or a unique device identifier; or (ii) “personal data,” “personal information,” “nonpublic personal information,” or other similar terms as defined by Privacy Requirements.

(ii)           For purposes of this Agreement, “Privacy Requirements” means any and all Laws, industry requirements, and Contracts relating to the protection or Processing of Personal Data that are applicable to the Company, including, but not limited to: (i) the CAN-SPAM Act of 2003, 15 U.S.C. § 7701, et seq.; the Telephone Consumer Protection Act (“TCPA”), 47 U.S.C. § 227, et seq.; the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq.; the Electronic Communications Privacy Act, 18 U.S.C. §§ 2510-22; the Stored Communications Act, 18 U.S.C. §§ 2701-12, et seq.; the California Consumer Privacy Act, Cal. Civ. Code § 1798.100, et seq.; the California Customer Records Act, Cal. Civ. Code §§ 1798.80 to 84; California Online Privacy Protection Act, Cal. Bus. & Prof. Code § 22575, et seq.; Massachusetts Gen. Law Ch. 93H, 201 C.M.R. § 17.00, et seq.; Nev. Rev. Stat. 603A, et seq.; Cal. Civ. Code § 1798.82, et seq.; N.Y. Gen. Bus. Law § 899-aa, et seq.; N.Y. Gen. Bus. Law § 899-bb, et seq.; 11 N.Y.C.R.R. § 420, et seq.; 11 N.Y.C.R.R. § 421, et seq.; the Illinois Biometric Information Privacy Act, 740 I.L.C.S. § 14, et seq.; U.S. state and federal Laws that prohibit unfair or deceptive acts and practices, such as the Federal Trade Commission Act, 15 U.S.C. § 45, et seq.; and all other Applicable Laws and binding regulations relating to data protection, information security, cybercrime, Security Incident notification, social security number protection, outbound communications and/or electronic marketing, use of electronic data and privacy matters (including online privacy) in any applicable jurisdictions; (ii) each Contract relating to the Processing of Personal Data applicable to the Company or its subsidiaries; and (iii) each applicable rule, code of conduct, or other requirement of self-regulatory bodies and applicable industry standards, including, to the extent applicable, the Payment Card Industry Data Security Standard (“PCI-DSS”).

(jj)           For purposes of this Agreement, “Processing,” “Process,” or “Processed” means any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, deletion, destruction, sale, transfer, modification, or any other processing (as defined by Privacy Requirements) of Company Data or IT Systems.

(kk)        For purposes of this Agreement, “Representatives” means any directors, officers, employees, agents, investment bankers, attorneys, accountants and other representatives of a Person.

(ll)           For purposes of this Agreement, “Security Incident” means any unauthorized Processing of Company Data, any unauthorized access to the Company’s IT Systems, or any incident that may require notification to any Person, Governmental Authority, or any other entity under Privacy Requirements.

(mm)     For purposes of this Agreement, “Solar Ventures” means Solar Permanent Lending, LLC, Solar Construction Lending, LLC, and Solar Development Lending, LLC, each a Delaware limited liability company.

(nn)        For purposes of this Agreement, a “subsidiary” of any Person means another Person an amount of the voting securities or other voting interests of which is sufficient to elect at least a majority of its board of directors, managers, general partners or similar governing body (or, if there are no such voting securities or voting interests, 50% or more of the equity securities or other equity interests of which) is owned directly or indirectly by such first Person; for the avoidance of doubt, Solar Ventures shall be deemed subsidiaries of the Company.

(oo)        For purposes of this Agreement, “Termination Payment” means an amount paid in cash by wire transfer of immediately available funds to an account designated by Parent in an amount equal to $4,850,000; provided, however, that in the event that this Agreement is terminated either (x) by the Company pursuant to Section 8.1(e) prior to the Solicitation Period End Time or (y) by Parent pursuant to Section 8.1(d) (solely in connection with a Company Board Recommendation Change occurring prior to the Solicitation Period End Time and resulting from a Superior Proposal by an Excluded Party), then in the case of (x) and (y) the Termination Payment shall instead be $2,020,000.

(pp)        For purposes of this Agreement, “Trademarks” means U.S., state and non-U.S. trademarks, service marks, trade names, corporate names, designs, logos, slogans, social media identifiers, domain names and general intangibles of like nature, including all goodwill associated therewith, and any registrations and applications to register the foregoing.

(qq)        For purposes of this Agreement, “Trade Secrets” means trade secrets and confidential ideas, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans and other proprietary information, all of which derive value, monetary or otherwise, from being maintained in confidence.

(rr)          For purposes of this Agreement, “Willful Breach” means a material breach that is a consequence of an act knowingly undertaken or a knowing failure to act by the breaching party with the intent of causing, or that would reasonably be expected to result in or constitute, a breach of this Agreement.

9.4          Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of this Agreement, each of which shall constitute an original. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

9.5          Entire Agreement. This Agreement, any exhibits and schedules hereto, the Parent Disclosure Letter and the Company Disclosure Letter, the Equity Commitment Letter, the HIM Agreements and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings or representations by or among the parties whether written and oral with respect to the subject matter hereof and thereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement.

9.6          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

9.7          Third-Party Beneficiaries. Except for the agreement set forth in Section 6.2, nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries or confer upon any Person other than the parties any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

9.8          Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws of another jurisdiction that might otherwise govern under applicable principles of conflicts of laws thereof.

9.9          Consent to Jurisdiction; Venue.

(a)          Each of the parties irrevocably and unconditionally agrees that any Action arising out of or relating to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising under this Agreement brought by another party or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action, in the United States District Court for the District of Delaware. Each of the parties irrevocably submits with regard to any Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.9, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by Applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Each of the parties also agrees that any final, non-appealable judgment against a party in connection with any Action shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

(b)          Each of the parties consents to service being made through the notice procedures set forth in Section 9.2 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 9.2 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated by this Agreement. Nothing in this Section 9.9 shall affect the right of any party to serve legal process in any other manner permitted by law.

9.10       Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or violated, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy under Applicable Law. Accordingly, each party agrees that, in addition to all other remedies to which it may be entitled, each of the parties is entitled to a decree of specific performance, and each of the parties shall further be entitled to an injunction restraining any violation or threatened violation of any of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any Action should be brought in equity to enforce any of the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy under Applicable Law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

9.11       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.12       Assignment. Neither this Agreement nor any of the rights, interests or obligations arising under this Agreement shall be directly or indirectly assigned, delegated sublicensed or transferred by any of the parties (whether by operation of law or otherwise), in whole or in part, to any other Person (including any bankruptcy trustee) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

9.13       Expenses. Subject to the provisions of Section 2.2(a), Section 5.3(b) and Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with filing, printing and mailing the Proxy Statement (including filing fees related thereto) will be borne by the Company.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FP ACQUISITION PARENT, LLC

By:	/s/ Laurence L. Gottlieb
Name:	Laurence L. Gottlieb
Title:	President

FP ACQUISITION MERGER SUB, LLC

By:	/s/ Laurence L. Gottlieb
Name:	Laurence L. Gottlieb
Title:	President

MMA CAPITAL HOLDINGS, INC.

By:	/s/ Gary A. Mentesana
Name:	Gary A. Mentesana
Title:	Chief Executive Officer

A-68

Annex B

TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

May 23, 2021

Transaction Committee of the Board of Directors

MMA Capital Holdings, Inc.

3600 O’Donnell Street, Suite 600

Baltimore, Maryland 21224

Members of the Transaction Committee of the Board of Directors:

We understand that MMA Capital Holdings, Inc., a Delaware corporation (the “Company”), FP Acquisition Parent, LLC, a Delaware limited liability company (“Parent”), and FP Acquisition Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated May 21, 2021 (the “Merger Agreement”), pursuant to which, among other things, the Company will merge with and into Merger Sub (the “Merger”). Pursuant to the Merger, the surviving entity in the Merger will become a wholly owned subsidiary of Parent, and each outstanding share of common stock of the Company (“Company Common Stock”), other than shares held in treasury or held by Parent or Merger Sub, or as to which appraisal rights have been perfected, will be converted into the right to receive an amount in cash equal to $27.77 per share, without interest (the “Consideration”). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement. We further understand that concurrently with the execution and delivery of the Merger Agreement, (i) the Company will enter into with Hunt Investment Management, LLC, a Delaware limited liability company (“HIM”), a Termination Agreement substantially in the form of the draft dated May 22, 2021 (the “Termination Agreement”), pursuant to which the Company and HIM agree to, among other things, terminate that certain Management Agreement, pursuant to which HIM provides external management and other advisory services to the Company, in exchange for an aggregate amount equal to $20,400,000 (the “Termination”) and (ii) Parent and HIM will enter into an Assignment and Assumption Agreement substantially in the form of the draft dated May 22, 2021 (the “Assignment and Assumption Agreement”), pursuant to which, among other things, Parent and HIM will agree to the transfer of the various assets held and used by HIM in the conduct of the Company’s business.

You have asked for our opinion as to whether the Consideration to be received pursuant to the Merger Agreement by the holders of shares of Company Common Stock is fair, from a financial point of view, to the holders of shares of Company Common Stock (other than HIM, Parent or any affiliate of Parent or HIM).

For purposes of the opinion set forth herein, we have:

1.	reviewed the draft Merger Agreement;

2.	reviewed the draft Termination Agreement;

3.	reviewed certain publicly available financial statements and other business and financial information of the Company and the industries in which it operates;

4.	reviewed certain internal financial statements and other financial and operating data concerning the Company and its portfolio;

5.	discussed the past and current operations and financial condition and the prospects of the Company with (i) the Transaction Committee, (ii) other directors of the Company and (iii) senior executives of the Company, HIM and Parent;

6.	reviewed certain financial projections and operating data prepared by the management of the Company and HIM (the “Company Projections”);

7.	reviewed the historical market prices and trading activity for Company Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other publicly-traded companies comparable with the Company and its securities;

8.	reviewed appraisal reports with respect to the valuation of (i) Heritage Commons dated February 2021, (ii) an 80% equity interest in Cypress Spanish Fort III, LLC, dated January 2021, and (iii) certain internal portfolio reports of the Company (collectively, clauses (i), (ii) and (iii), the “Appraisal Reports”);

9.	reviewed the equity commitment letter, substantially in the form of the draft dated May 22, 2021, pursuant to which Fundamental Partners III LP and Fundamental Funds Partners IV LP, each a Delaware limited partnership, agree to make a cash equity investment in Parent prior to the Merger (the “Equity Commitment Letter”); and

10.	reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

For purposes of rendering our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company, HIM and Parent. With respect to the Company Projections, we have been advised by the management of the Company and HIM, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and HIM of the future financial performance of the Company and other matters covered thereby. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any waiver, modification or amendment of any material term, condition or agreement, or delay, including, among other things, that the Termination will occur in accordance with the terms of the Termination Agreement, and Parent will obtain financing in accordance with the terms set forth in the Equity Commitment Letter. We have also assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger or any transaction contemplated therein, no delays, limitations, conditions, modifications or restrictions will be imposed that could have an adverse effect on the Company. We also have assumed that the final executed Merger Agreement, Termination Agreement and Equity Commitment Letter will not differ in any material respect from the Merger Agreement, Termination Agreement and Equity Commitment Letter reviewed by us. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. At the direction of the Transaction Committee, we have reviewed and relied upon, without independent verification, the Appraisal Reports for purposes of our analysis. In addition, we are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. In arriving at our opinion, we were not authorized to solicit, and did not solicit, any expressions of interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving the Company prior to the date of this Opinion.

We have acted as financial advisor to the Transaction Committee of the Board of Directors of the Company (the “Transaction Committee”) in connection with this transaction and have received fees for such services, and will receive an additional fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also became entitled to receive a fee upon the rendering of our opinion. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. During the two year period prior to the date hereof, TD Securities (USA) LLC (“TD Securities”) and its affiliates have provided, currently are providing, and in the future may provide investment banking and other financial services to the Company and its affiliates for which we and our affiliates have received, or would expect to receive, compensation for such services. During the two year period prior to the date hereof, no material relationship existed between TD Securities and its affiliates and HIM or Parent pursuant to which compensation was received by TD Securities or its affiliates; however TD Securities and its affiliates may in the future provide investment banking and other financial services to HIM and Parent and their respective affiliates for which we and our affiliates would expect to receive customary fees for such services. TD Securities, its affiliates, directors or officers may have committed and may commit in the future to invest in funds managed by affiliates of HIM or Parent.

TD Securities and its affiliates provide investment and commercial banking, lending, asset management and other financial and non-financial services to a wide range of corporations and individuals. In the ordinary course of these activities, we and our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions in debt, equity and/or other securities or loans of the Company, HIM, Parent or certain of their respective affiliates and we may have received or may receive compensation in connection with such activities. We or our affiliates also conduct research on securities and may, in the ordinary course of business, provide research reports and investment advice to our clients on investment matters, including matters with respect to the Merger, the Company, HIM, Parent or any of their affiliates.

This opinion has been approved by the Fairness Opinion Committee of TD Securities in accordance with our customary practice. This opinion is for the information and benefit of the Transaction Committee (in its capacity as such) in connection with its consideration of the Merger and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required by applicable law to make with the Securities and Exchange Commission in connection with the Merger.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of Company Common Stock (other than HIM, Parent or any affiliate of Parent or HIM), from a financial point of view, of the Consideration. In addition, we express no view or opinion as to any terms or other aspects of the Merger other than the Consideration to the extent expressly specified in this opinion. We express no views on the Appraisal Reports or any aspect of the Termination Agreement or the Assignment and Assumption Agreement. This opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company or any other entity. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any alternative transactions or strategies that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the holders of Company Common Stock pursuant to the Merger Agreement (other than HIM, Parent or any affiliate of Parent or HIM) and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to such Consideration. This opinion does not constitute a recommendation to any holder of Company Common Stock as to how to vote with respect to the Merger and does not in any manner address the prices at which Company Common Stock will trade at any time.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Company Common Stock (other than HIM, Parent or any affiliate of Parent or HIM).

Very truly yours,

TD Securities (USA) LLC

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a)       Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)       Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)       Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to §251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)       Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.       Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.       Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.       Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.       Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)       In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)       [Repealed.]

(c)       Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)       Appraisal rights shall be perfected as follows:

(1)       If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)       If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)       Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in§ 251(h)(6)d of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)       Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)       At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)       After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)       The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)       The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)       From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)       The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

MMA Capital Holdings

MMA CAPITAL HOLDINGS, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

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D56972-S27292

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MMA CAPITAL HOLDINGS, INC.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D56973-S27292

MMA CAPITAL HOLDINGS, INC.
Special Meeting of Shareholders
August 10, 2021 9:00 AM, ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) J. Brooks Martin and Stephen Goldberg, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MMA CAPITAL HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 9:00 AM ET on August 10, 2021, virtually at www.virtualshareholdermeeting.com/MMAC2021SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy will be voted in the discretion of the proxies on any other business properly brought before the Special Meeting, or at any adjournment or postponement thereof.

Continued and to be signed on reverse side

MMA
Capital Holdings

GO VOTE

MERGER PROPOSED.
MATERIAL REQUIRING YOUR ACTION ENCLOSED.

SAMPLE-EPB

MMA Capital Holdings

Your vote is very important. Please vote your shares today.

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